Exhibit (C)(iii)(E)
Infrastructure Statement
2009-10
New South Wales
Budget Paper No. 4

TABLE OF CONTENTS

Chapter 1: Infrastructure Overview
1.1 Introduction	1-1
1.2 Infrastructure Investment Overview	1-2
1.3 Value of Existing Infrastructure	1-11
1.4 Infrastructure Maintenance	1-13
Chapter 2: Infrastructure Policies and Strategies
2.1 Introduction	2-1
2.2 State Infrastructure Strategy	2-2
2.3 Infrastructure Planning	2-3
2.4 Infrastructure Procurement	2-5
Chapter 3: Infrastructure and Service Delivery
3.1 Introduction	3-1
3.2 Transport	3-2
3.3 Electricity	3-11
3.4 Education and Training	3-20
3.5 Housing	3-23
3.6 Water	3-25
3.7 Environment and Natural Resources	3-29
3.8 Health	3-32
3.9 Public Order and Safety	3-38
3.10 Recreation and Culture	3-42
3.11 Other (Including Social Security and Welfare)	3-44
Chapter 4: Agency Infrastructure
4.1 Introduction	4-1
4.2 Value of Agencies’ Physical Assets as at 30 June 2008	4-3
4.3 General Government Sector Projects	4-6
4.4 Public Trading Enterprise Sector Projects	4-64
Appendix A: Agency Contacts	A - 1

CHAPTER 1: INFRASTRUCTURE OVERVIEW
1.1 INTRODUCTION
Over the four years to 2012-13, New South Wales will undertake a record infrastructure investment program, the largest in the State’s history, worth around $62.9 billion. This investment will be supported by funding from the Australian Government under both its economic stimulus and nation building packages.
The record infrastructure investment program is expected to support an average of up to 160,000 jobs each year over the Budget and Forward Estimates period.
The State’s infrastructure and assets are provided and maintained by both the general government and public trading enterprise sectors to ensure the service delivery needs of the people of New South Wales are met. The State’s infrastructure investment program ranges from the construction of major infrastructure such as road, rail, housing, electricity, hospitals and schools to the acquisition and maintenance of minor plant and equipment.
The infrastructure program represents planned investment at a point in time. Slight variations between budgeted infrastructure investment and the actual outcomes reflect a range of factors including construction schedule adjustments due to weather conditions, prices varying from pre-tender estimates, as well as revisions to the scope of projects.
Historical data and forecasts in this Budget Paper are presented on an accrual basis and in nominal dollars.
General Government Sector
General government sector agencies provide essential public services in areas such as health, education, roads and police. Most general government agencies are dependent on the Budget for funding.
Processes are in place to ensure that the infrastructure programs for agencies in this sector reflect Government priorities and resource capabilities. As outlined in Chapter 2, the processes ensure a strategic and systematic whole-of-government approach to the planning, procurement and management of infrastructure and physical assets.

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Public Trading Enterprise Sector
The public trading enterprise (PTE) sector includes both commercial and non-commercial agencies that provide major economic services such as water, sewerage, electricity, housing and transport. Commercial PTEs receive the majority of their income from user charges. Infrastructure investment decisions are driven by commercial considerations and are financed from revenue and borrowings. Non-commercial PTEs receive funding from the Budget for the majority of their infrastructure investment.
The Government appointed Boards of PTEs ensure they make appropriate and affordable investment decisions. Investment decisions for PTEs are required to be consistent with the principles underlying the Government’s Total Asset Management policy, as outlined in Chapter 2.
1.2 INFRASTRUCTURE INVESTMENT OVERVIEW
2009-10 Infrastructure Investment
In 2009-10, total State infrastructure investment is budgeted at $18 billion. This is a $4.1 billion or 29.1 per cent increase on the 2008-09 Budget of $13.9 billion.
This record level of investment will provide new and improved essential public services, mainly in the areas of education, health, housing, transport, water, roads, public order and safety, accommodation for the aged and electricity.
The increase in the infrastructure program reflects both an increase in the normal State program and the impact of the Australian Government’s economic stimulus and nation building packages.
General Government Sector
General government sector infrastructure investment will increase in 2009-10 by $2.2 billion over the 2008-09 Budget to $7.7 billion. This represents an increase of 39.9 per cent and is supported by $1.8 billion provided by the Australian Government for education and training under the economic stimulus package.

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The largest increase in the general government sector in the 2009-10 Budget is for infrastructure investment in education and training. At $2.7 billion, funding in this portfolio area is 263 per cent above the 2008-09 Budget.
Major investments in 2009-10 include:
♦	$1.8 billion for the Primary Schools for the 21st Century program, the Secondary Schools’ Science and Language Centres for the 21st Century program and the National School Pride program under the Australian Government’s Building the Education Revolution component of the Nation Building — Economic Stimulus Plan
♦	$867 million on 59 major school projects, 42 major TAFE projects, school and TAFE minor works, including upgrades of student and teacher facilities, the Principals Priority Building program (security fencing, and upgrades of toilets, sewers and roofs), the 2007 Building Better Schools initiative (science laboratory upgrades, toilet upgrades and new halls and gyms), Trade Training Centres, the School Sport initiative (providing sports equipment to schools), and new technology and computers for schools (including the Digital Education Revolution program)
♦	$603 million for investment in hospital upgrades, medical equipment, health technology programs, information and communication technology, improved mental health facilities, ambulance infrastructure and other new health projects
♦	$660 million to continue work on the Pacific Highway north of Hexham
♦	$337.5 million to continue existing work and commence new work on the Hume Highway
♦	$50 million to commence the Hunter Expressway between the F3 and Branxton
♦	$160.1 million for planning and construction of new police stations at 18 locations, and a range of other work, including upgrades of prisoner handling facilities and upgrading radio and communication infrastructure
♦	$153.1 million for the construction and upgrade of correctional facilities and other works and
♦	$60 million for accommodation facilities for clients with disabilities under the Stronger Together program.

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Public Trading Enterprise Sector
PTE sector infrastructure investment will increase in 2009-10 by $1.9 billion over the 2008-09 Budget to $10.3 billion, an increase of 22.1 per cent. The largest increases in the PTE sector in the 2009-10 Budget are for infrastructure investment in social housing and transport. Investment in social housing will total $2 billion in 2009-10, an increase of $1.4 billion or 249.6 per cent on the 2008-09 Budget. In the case of transport, investment totalling $3.2 billion will be undertaken representing an increase of $1.3 billion or 66.1 per cent on the 2008-09 Budget.
Included in the $10.3 billion infrastructure investment in the PTE sector is an amount of $1.3 billion funded from the Australian Government’s Nation Building — Economic Stimulus Plan for infrastructure investment in social housing.
Major investments in 2009-10 include:
♦	$3.5 billion on infrastructure investment in the electricity sector including a program of works at power stations, transmission and distribution networks
♦	$1.26 billion to construct 5,918 new homes and complete 853 homes under the Nation Building — Economic Stimulus Plan
♦	$292.6 million to construct 871 new homes and complete 1,051 homes under Housing NSW’s base public and community housing supply program
♦	$931 million for water infrastructure (excluding wastewater) to service population growth, renew existing water supply and storage assets and meet modern day dam safety requirements
♦	$580.8 million for the Sydney Metro project as the first step towards a metro rail network for Sydney
♦	$350 million for further work on the Rail Clearways Program and
♦	$207.5 million for 424 new buses for both Sydney Transit Authority and private operators.

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Infrastructure Investment 2009-10 to 2012-13
Over the four years to 2012-13, the State’s infrastructure investment will total $62.9 billion which is $19.9 billion, or 46.3 per cent above the previous four year investment of $43 billion (2005-06 to 2008-09). The increase comprises an additional $7.3 billion or 40.1 per cent in the general government sector, and $12.5 billion or 50.4 per cent in the PTE sector.
Chart 1.1 shows the estimated distribution of the State’s four-year infrastructure investment program.
Chart 1.1: Total State Sector Infrastructure Investment, 2009-10 to 2012-13: by Sector
State Total = $62.9 billion
The sectors used are based on grouping similar agencies together. This approximates Chart 1.4 which is prepared on policy areas based on the Australian Bureau of Statistics system of Government Finance Statistics.
Infrastructure investment allocations to sectors beyond 2009-10 are indicative only.
Major infrastructure investment over the four years includes:
♦	$23.6 billion for transport including:
•	$2.7 billion over the next four years towards the Sydney Metro, $804 million for the South West Rail Link and $935 million for the Rail Clearways program

•	$10.8 billion on new road infrastructure, including $3.2 billion for the Pacific Highway, $1.5 billion for the Hunter Expressway and $1 billion for the Southern Hume duplication and bypasses

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♦	$15.7 billion for electricity including substantially enhanced funding for a major upgrade of the State’s generation (including the commissioning of the Colongra power station), transmission and distribution systems
♦	$5.4 billion for water and sewerage including $338.5 million for the completion of the Sydney Desalination Project in 2010 (total investment $1.9 billion) and $335 million towards the completion of the Tillegra Dam by 2014 (total investment $477 million) as part of a comprehensive program to provide a secure and sustainable water supply
♦	$5.7 billion for education including $2.9 billion for the Building the Education Revolution Program, $176 million for the Digital Education Revolution Program and around $600 million each year for schools and TAFE colleges
♦	$4.3 billion for housing including $2 billion as part of the Nation Building — Economic Stimulus Plan, which will support the delivery of up to 6,500 new social housing dwellings and upgrade works on existing homes and around $500 million each year for Housing NSW’s ongoing program of new homes and capital improvements to existing dwellings and
♦	$2.2 billion for health including $286 million for Liverpool Hospital Redevelopment Stage 2 (total investment $394 million), $215 million for the Orange Bloomfield Redevelopment (total investment $251 million) and $138 million for the Royal North Shore Hospital (total investment $973 million). Including recurrent expenditure on health infrastructure, NSW Health’s capital works program is worth an estimated $2.4 billion over the next four years.
Table 1.1: State Infrastructure Investment Summary

	2008-09		2009-10	2010-11	2011-12	2012-13
	Budget	Revised	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m

General Government Sector	5,477	5,289	7,663	6,895	5,582	5,401
Public Trading Enterprise Sector(a)	8,460	8,411	10,333	9,823	8,978	8,293

Total(b)	13,930	13,694	17,989	16,710	14,552	13,685

(a)	In accordance with Australian Accounting Standard AASB 1049 which relates to harmonisation with Government Finance Statistics, interest for a small number of agencies in the PTE sector that was previously capitalised is now required to be expensed. As a result, the PTE sector includes a reduction of $176 million in 2009-10, $99 million in 2010-11, $91 million in 2011-12 and $43 million in 2012-13.

(b)	Total state sector infrastructure investment may not total general government and PTE sector infrastructure investment because of inter-sectoral purchases which cancel out on consolidation. Total state sector excludes the public financial enterprise sector.

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The rapid growth in infrastructure investment in 2009-10 of $4.1 billion or 29.1 per cent over the 2008-09 Budget reflects additional investment of $1.8 billion for school infrastructure projects and $1.3 billion for social housing under the Australian Government’s Nation Building — Economic Stimulus Plan.
As illustrated in Chart 1.2, there has been an upward trend in total State infrastructure investment in recent years with a sharp increase budgeted for in the 2009-10 Budget.
Chart 1.2: Infrastructure Investment Trend
After peaking in 2009-10, the size of the capital program begins to adjust to a more long-term sustainable level. This reflects the completion of a number of large projects including the Third Container Terminal at Port Botany, Sydney Water’s Desalination project, a number of major transport projects and projects under the Australian Government economic stimulus and nation building programs. Despite this reduction, the total State capital program will remain at a historically high level as shown in Chart 1.3.
In 2004-05, the PTE sector accounted for $3.6 billion or about 52 per cent of the State’s infrastructure investment. In 2008-09, the PTE sector share is projected at $8.4 billion, or about 61.4 per cent. The percentage of infrastructure investment in the PTE sector will level off to 60.6 per cent of the total State investment in 2012-13.

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Chart 1.3: State Infrastructure Investment as a share of GSP
Chart 1.4 indicates that infrastructure investment in the transport, electricity, education and housing policy areas will total $14.3 billion or 79.3 per cent of the State’s infrastructure budget.
Chart 1.4: Total State Sector Infrastructure Investment, 2009-10: by Policy Area
State Total = $18 billion
The policy areas are based on the Australian Bureau of Statistics’ system of Government Finance Statistics (GFS). GFS policy areas do not always align with individual agency infrastructure investment budgets as an agency can provide a range of services that are classified into more than one GFS policy area.

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Chapter 3 provides a high level description of each policy area’s service delivery objectives and contribution to the achievement of State Plan and other Government priorities. Also included are details of major projects being undertaken in the 2009-10 Budget and projects completed or due for completion in 2008-09. Details of the service delivery benefits of individual projects are also provided.
The allocation of infrastructure investment across agencies in 2009-10 is shown in Chart 1.5. The top 20 agencies account for $16.4 billion or 91.2 per cent of the total investment.
Chart 1.5: State Infrastructure Investment 2009-10
2008-09 INFRASTRUCTURE INVESTMENT
A number of factors intrinsic to infrastructure delivery, such as variances in the timing and scope of projects, changes to the cost of materials and labour and changes in weather conditions can affect the infrastructure investment outcome against what was budgeted.

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General Government Sector
At $5.3 billion, the general government sector is expected to be under budget by $188 million or 3.4 per cent. The main reasons for this are:
♦	lower than budgeted land purchases for rail corridors as a result of indefinite deferral of the North West Metro and phasing of the South West Rail Link project
♦	a reduction in the Commonwealth Trade Training Centres Program and the Digital Education Revolution Program in schools and
♦	expensing of water licence purchases from farmers for the Living Murray initiative. These were budgeted as capital expenditure.
Major investments completed, or due to be completed, in 2008-09 (with estimated total cost) include:
♦	four major hospital projects at Auburn Hospital, the Long Bay Prison and Forensic Hospitals and the Mater Hospital at Newcastle ($470.8 million)
♦	upgrade of the Pacific Highway between Urunga and Coffs Harbour ($233 million)
♦	21 school projects providing upgraded and refurbished teaching and learning facilities, new halls and gyms, and trade school facilities, including major upgrades at Caringbah High School, Ryde Public School and The Hills School and eight TAFE projects ($186 million) and
♦	five new police stations, station refurbishments, officer accommodation, information and communications technology, training facilities, and other building works for the NSW Police Force ($117 million).
Public Trading Enterprise Sector
At $8.4 billion, the PTE sector is expected to be under budget by a minor variation of $49 million, which is 0.6 per cent of budget. This is primarily due to:
♦	lower than anticipated expenditure on the Port Botany Expansion due to a change in the timing of works (but not the overall schedule), and Enfield Inland Terminal due to minor delays
♦	expensing of finance costs in accordance with accounting standard AASB 1049. Previously, interest costs on large projects such as Sydney Desalination Plant and Port Botany Expansion were capitalised and

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♦	higher than budgeted expenditures by Delta Electricity (Colongra gas pipeline), EnergyAustralia and Country Energy offsetting the above decreases.
Major investments completed, or due to be completed, in 2008-09 (with estimated total cost) include:
♦	Epping to Chatswood rail line opened in February 2009 ($2.3 billion)
♦	1,411 public housing dwellings ($342 million)
♦	various electricity infrastructure investments in generation, transmission and distribution ($478.2 million)
♦	81 new Outer Suburban Carriages ($268 million) and
♦	the redevelopment of Port Kembla’s inner harbour which accommodates all motor vehicle imports ($100 million).
1.3 VALUE OF EXISTING INFRASTRUCTURE
The State’s infrastructure includes land and buildings, plant and machinery and other major items of state owned assets. These assets include public schools, TAFE facilities, hospitals, police and court facilities, transport networks, public housing and recreation facilities, as well as infrastructure such as roads, electricity generation, transmission and distribution networks, water storage and supply networks, and ports facilities.
As shown in Table 1.2, the State’s infrastructure across both the general government and PTE sectors is estimated to have a value of $209.1 billion as at June 2009. The table does not include the public financial enterprise sector which has very little infrastructure. The general government sector controls $105.1 billion of infrastructure and the PTE sector $104 billion. The general government estimates (in all years) in this Budget Paper exclude the value of land under State roads due to uncertainties associated with valuing these assets.
The value of infrastructure, net of depreciation, is expected to increase during 2009-10 by $5.8 billion in the general government sector and by $6.9 billion in the PTE sector.

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Table 1.2: State Owned Infrastructure: Value by Sector

	2006	2007	2008	2009	2010
As at 30 June	Actual	Actual	Actual	Estimate	Budget
	$m	$m	$m	$m	$m

General Government Sector	89,588	92,843	100,804	105,090	110,934
Public Trading Enterprise Sector	86,793	92,121	101,149	104,035	110,963

Total State Sector	176,381	184,964	201,953	209,125	221,897

As shown in Chart 1.6, the largest component of these assets was infrastructure systems (47 per cent), with the balance comprising land (23.6 per cent), buildings (22.2 per cent), and plant and equipment (5.4 per cent). The land component value of infrastructure has been separated from buildings, providing a clear delineation between built and non-built infrastructure.
Chart 1.6: State Owned Infrastructure: Distribution by Category as at as at 30 June 2008
State Total = $202 billion
Control of the State’s infrastructure is concentrated in a relatively small number of agencies. As shown in Chart 1.7, approximately 73.7 per cent is controlled by only 10 agencies.

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Chart 1.7: State Owned Infrastructure: Percentage Distribution by Agency as at 30 June 2008
Source: 2007-08 Agency Annual Reports
1.4 INFRASTRUCTURE MAINTENANCE
Agencies must ensure that their infrastructure continues to support the planned delivery of services and that it is adequately maintained. Treasury guidelines require that direct employee costs on infrastructure maintenance activities are reported as part of an agency’s maintenance expenditure. The reason for this is to ensure that reporting of maintenance expenditure is not understated and any shortfalls in maintenance spending are quickly identified. This requirement has resulted in a more comprehensive and consistent reporting of infrastructure maintenance costs.
The maintenance expenditure estimates for the general government and PTE sectors under the new reporting regime are set out in Table 1.3.

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Table 1.3: Maintenance Expenses

	2008-09		2009-10	2010-11	2011-12	2012-13
	Budget	Revised	Budget	Forward estimates
	$m	$m	$m	$m	$m	$m

General Government Sector	1,971	1,972	2,132	2,062	2,125	2,196
Public Trading Enterprise Sector	2,072	2,055	2,272	2,300	2,300	2,375

Total	4,043	4,027	4,404	4,362	4,425	4,571

In 2008-09, maintenance expenses in the general government sector are expected to be on budget at $2 billion.
Maintenance expenses in the PTE sector at $2.1 billion are expected to be 0.8 per cent below budget.
Expenditure on asset maintenance in 2008-09 is equivalent to 2.6 per cent of the government’s estimated total built asset holdings at 30 June 2009. This percentage is estimated to remain at 2.6 per cent for 2009-10. The Government’s asset management policies are described in Chapter 2.

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CHAPTER 2:	INFRASTRUCTURE POLICIES AND STRATEGIES
2.1 INTRODUCTION
The Government is committed to optimising the provision of infrastructure assets to the people of New South Wales to ensure service delivery needs are met now and into the future.
The 2009-10 Budget’s program of infrastructure investment prioritises spending across Health, Education and Training, Transport, Electricity, the Environment and several other key sectors.
The State’s infrastructure investment program is outlined in the 10 year State Infrastructure Strategy which sets out agencies’ proposed capital expenditure priorities against affordable limits set in the Budget.
The 2008-09 Mini-Budget reprioritised the infrastructure investment program over the next four years, focusing on key Government priorities and program flexibility, thus reducing the potential for future cost pressures. The revised infrastructure investment program presented in this Budget Paper maintains these financial disciplines. Budget Paper No. 2 provides more detail on the State’s fiscal strategy.
The NSW Government is working with the Australian Government and Infrastructure Australia to prioritise the building of nationally significant infrastructure within New South Wales.
The Australian Government’s Nation Building — Economic Stimulus Plan, announced in February 2009, provides funding of $5 billion to 2011-12 for infrastructure investment in Government schools, social housing and road projects. The capital funding will provide for the delivery of up to 6,500 new homes and the provision of new infrastructure in primary and secondary schools.
The Government is committed to improving public sector procurement processes for infrastructure investment. Following the Jobs Summit in February 2009, the Government is currently implementing additional reform initiatives in relation to infrastructure planning and procurement to eliminate multiple government approvals, improve coordination between agencies and reduce red tape.

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2.2 STATE INFRASTRUCTURE STRATEGY
The State Infrastructure Strategy 2008-09 to 2017-18 (SIS) published in June 2008 maps major government infrastructure investment priorities planned to support government services and growth across New South Wales. The SIS is regularly reviewed to ensure that it reflects the Government’s priorities, and is published every two years. Final approval of individual projects is subject to completion of detailed project planning and normal budget processes.
The Government’s 10 year SIS links long-term metropolitan and regional planning strategies with the four year budget cycle and final project approvals. The Strategy assists Treasury, service delivery agencies and the Government through a clearer understanding of infrastructure needs and funding constraints over the medium-term.
Infrastructure plans identified in the SIS are drawn from agency Total Asset Management (TAM) plans. Agency TAM plans are in turn founded on a wholistic approach to service planning and asset procurement, in which a range of strategies other than infrastructure spending are considered. Such strategies include developing regulatory settings to encourage new private sector infrastructure investment, and demand management techniques such as price regulation to moderate peak demand on infrastructure.
The projects underlying the SIS were re-prioritised as part of the 2008-09 Mini-Budget. The updated projections showed total State infrastructure investment of $139 billion over the 10 years to 2017-18, including $56.9 billion between 2008-09 and 2011-12.
The major changes to the SIS were in the Transport and Electricity sectors:
♦	Transport — approval of the Sydney Metro, an additional $370 million for new Outer Suburban Rail Cars (OSCARS) and stabling berths and 300 additional buses at a cost of $170 million. The North West Metro was indefinitely deferred and the South West Rail Link to Leppington was staged in line with transport demand within the region

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♦	Electricity — The revised energy strategy announced by the Government in November 2008 has the goal of creating an environment where the private sector will have greater confidence to make the large investment necessary to build new baseload power stations. The revised energy strategy will implement measures (including withdrawing from electricity retailing and transferring to the private sector the right to trade the output from existing power stations) to create the environment for private sector investment in generation.
Infrastructure investment in the period 2009-10 to 2012-13 also now includes the NSW component of the Australian Government’s Nation Building - Economic Stimulus Plan. A full review of infrastructure investment plans beyond 2012-13 will be undertaken over the next 12 months and incorporated in the next SIS, due to be published in mid 2010.
2.3 INFRASTRUCTURE PLANNING
The population of New South Wales is expected to increase from 7 million in 2009 to 7.8 million over the next decade. This growth will drive demand for new and upgraded infrastructure. The Government is committed to meeting the growing needs of the community through a wide range of measures including provision of essential new infrastructure, using existing assets more productively and developing regulatory settings to encourage private investment in infrastructure.
The Government’s State Plan sets clear priorities for Government action to meet community needs, with challenging targets for improvements that guide decision making and resource allocation. The Government’s service delivery priorities for agencies are underpinned by investment in infrastructure and maintenance of existing assets.
Metropolitan and Regional Strategies
A number of other Government priorities influence infrastructure planning and decision making. The Government has developed long-term plans for Sydney, Sydney’s sub-regions and other regions of New South Wales to support efficient and sustainable growth over the long-term. Agency planning and the SIS process ensure that infrastructure delivery aligns with these plans.
The Sydney Metropolitan Strategy is the Government’s long-term plan for efficient and sustainable growth in the Sydney region over the next 25 years. It sets the scene for more detailed planning in the sub-regions of metropolitan Sydney. It provides a clear indication of where future growth is expected to occur and where supporting infrastructure is needed.

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The regional strategies for other areas of New South Wales identify sufficient residential, commercial and industrial land capacity to sustainably accommodate projected population growth. They provide a clear indication of where future growth is expected to occur and where supporting infrastructure is needed.
Infrastructure Australia
Infrastructure Australia is a national body established in 2008 by the Australian Government to provide advice to governments, investors and owners of infrastructure. A key factor in the strategic planning for major infrastructure initiatives in New South Wales is Infrastructure Australia’s approach to identifying, planning, funding and implementing infrastructure of national significance across Australia. In collaboration with the States and Territories, Infrastructure Australia is playing a key role in ensuring that Australian Governments identify and invest in the infrastructure needed to meet the significant challenges ahead.
The Australian Government announced Infrastructure Australia’s National Infrastructure Priority List in its Budget on 12 May 2009. The Australian Government Budget provided the following funding for NSW projects:
♦	$91 million for the West Metro preconstruction work
♦	$1.45 billion for the Hunter Expressway (from the F3 to Branxton) and
♦	$618 million for the Pacific Highway bypass of Kempsey.
Agency planning and asset management
The Government has responsibilities to ensure that its existing state infrastructure and assets continue to meet its long-term service delivery priorities. Sound asset management requires an appropriate balance between the acquisition of new assets and the efficient utilisation of existing assets, including disposal of those assets that are surplus and no longer required. It also requires that asset management strategies and activities are integrated with resource allocation decisions.
These objectives are achieved through application of Treasury’s Total Asset Management (TAM) policy.
Total Asset Management (TAM) Policy Changes
In May 2008, the NSW Government issued Policy and Guidelines Paper TPP08-2 Total Asset Management (TAM) requirements for updating the NSW State Infrastructure Strategy (SIS), with the objective of achieving closer integration of agency asset planning with the budget process.

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The policy requires agencies to develop 10 year asset expenditure plans and submit these annually to Treasury through the budget process. Larger agencies are required to submit an Asset Strategy that explains the interrelationship, alignment and prioritisation of assets to support delivery of agency services (as identified in their Results and Services Plan or Statement of Business Intent and detailed in their Corporate Plan).
TAM submissions provide the strategic context for individual project proposals, which must also be supported by business cases and, for major and high risk projects, independent Gateway Review reports.
Treasury also uses TAM submissions to assess Government’s major medium-term infrastructure expenditure requirements and risks, as incorporated in the 10 year SIS.
Through the enhanced TAM process, 10 year Capital Planning Limits are being developed to guide major agency planning in line with overall fiscal limits.
2.4 INFRASTRUCTURE PROCUREMENT
Procurement Policy
The Government’s core Procurement Policy objectives are value for money, fairness of process and probity. Treasury Policy and Guidelines Paper TPP04-1 NSW Government Procurement Policy was released in July 2004. It emphasises agency accountability for outcomes, greater upfront planning and stronger linkage with the Budget process, prior to allocation of capital funding. It is an overarching framework for all government procurement and applies to all government departments, statutory authorities, trusts and other government entities.
The Government is implementing a range of reforms to improve procurement outcomes and to simplify existing infrastructure procurement policies and procedures. The reforms do not fundamentally amend the current policies underpinning government procurement. They are directed more at simplifying policy and procedures to enable the achievement of better quality up-front planning by NSW agencies in their formulation of funding proposals, improving coordination between agencies and reducing red tape.
The key elements of infrastructure procurement reform are:
♦	simplification of the Procurement Policy Framework
♦	Business Case Guidance and
♦	Gateway Reviews

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Simplification of the Procurement Policy Framework
Treasury is currently streamlining the Government Procurement Policy Framework. The extensive guidance on procurement to industry and government agencies is being rationalised and structured in a more coherent and accessible form.
The existing 10 step procurement process is being rationalised to reduce the number of documents agencies need to reference during a procurement exercise. The goal of the simplification project is to ensure that procurement policy is more accessible by government agencies.
Related closely to this project is the further development of the single Government procurement website for agencies and industry to provide easier access to information regarding procurement policy and guidance.
Business Case Guidance
In December 2008, Treasury released Policy and Guidelines Paper TPP08-5 Guidelines for Capital Business Cases which provides updated policy guidance for agencies preparing business cases, including those required for capital budget submissions. It further strengthens the value for money and accountability principles underpinning government procurement.
The new guidance clarifies the requirements for all public sector agencies to prepare business cases that support the:
♦	strategic priorities of the Government as contained in the NSW State Plan and the NSW State Infrastructure Strategy
♦	prioritisation of resources to meet the Government’s service delivery objectives and priorities and
♦	efficient and effective delivery of planned services by agencies.
The Guidelines apply to all capital investment proposals irrespective of asset class or funding source. They include templates for preliminary and final business cases and contain information on how both forms of business case fit into the TAM process and into the annual Budget process.
Gateway Reviews
Gateway is a series of independent reviews that assess the level of procurement discipline being applied to government projects. It was developed to help agencies improve their procurement practices and procedures and to achieve better results from their procurement activities.

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Gateway reviews are held at major decision points or ‘gates’ during a project’s life cycle. Treasury facilitates teams of experienced, independent procurement practitioners to carry out the reviews. Projects are assessed against seven set criteria: service delivery, affordability/value for money, sustainability, governance, risk management, stakeholder management and change management.
In August 2008, an independent review by external consultants confirmed that Gateway is a sound process and can be applied universally across government projects, irrespective of their complexity. It also concluded that there is a real opportunity for the Gateway process to drive a government wide agenda to improve the planning and delivery of capital projects in New South Wales.
Actions to strengthen Gateway in 2009-10 include fine-tuning processes to ensure a greater emphasis is placed on reviewing projects that pose higher risks and complexity to the delivery of government services.
Procurement Policy Reforms
Following the Jobs Summit which the Government hosted in February 2009, the Government announced an extensive list of initiatives and actions to streamline government procurement including, inter-alia, the introduction of legislation and changes to planning and procurement policies to ensure the fastest possible delivery of the state’s future infrastructure program.
Some of the key initiatives in relation to government infrastructure procurement policy are:
Supporting Local Businesses
♦	A small and medium enterprise industry development policy has been incorporated into the NSW Government’s procurement policy. The aim of the new policy is to improve the opportunity for local businesses to compete in the provision of goods and services required by Government agencies.
Reducing Red Tape
♦	Simplification of the Procurement Policy Framework — work was accelerated by Treasury in order to promulgate the new Framework in May 2009.
♦	Updating procurement policy — Treasury reviewed Procurement Policy in May 2009 for publication in an updated Treasury Policy and Guidelines Paper. The Policy includes specific reference to broader government policy objectives, which are to be achieved through government procurement, including training, aboriginal employment, sustainability and economic development.

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♦	Simplifying contracts — Treasury will support the Department of Commerce’s ongoing review of tender and pre-qualification processes and streamlining documentation.
♦	Nation Building — Economic Stimulus Plan — Treasury will incorporate any lessons learnt from implementing the Plan into the improvement of existing procurement practices in New South Wales.
♦	Alliance contracting — Treasury will develop policy on alliance contracting in consultation with other jurisdictions, by September 2009, to ensure consistency for industry and government.
State Contracts Control Board Reforms
♦	The reforms developed by the Department of Commerce include the appointment of an independent chair person and a revision of the Board to provide more focus on industry.
Improving Procurement Opportunities
♦	A single government procurement portal was implemented in May 2009.
♦	Treasury and the Department of Commerce will hold industry seminars on government procurement opportunities from June to September 2009.
Training and Apprentices
♦	Training Management Guidelines — these guidelines were updated by the Department of Premier and Cabinet, reinforcing the Government’s commitment to training and apprenticeships.
Public Private Partnerships
Public Private Partnerships (PPP) provide one of a number of options the Government uses to procure infrastructure. Private sector financing is only used where it provides the best value-for-money outcome. Following State and Territory and industry wide consultation, the Council of Australian Governments (COAG) agreed to new National PPP Policy and Guidelines for Public Private Partnerships in November 2008. The Policy and Guidelines build on the State’s well established Working with Government Guidelines for Privately Financed Projects.

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Contracts that have been awarded in recent years for private sector financing include:
♦	Royal North Shore Hospital Redevelopment — Stage 2 (awarded October 2008 and now under construction)
♦	Colongra Gas Pipeline (awarded April 2008 and now operational)
♦	Orange Hospital Redevelopment and Associated Services (awarded December 2007 and now under construction)
♦	Bonnyrigg Living Communities Project (awarded April 2007 and now under construction)
♦	Rail Corporation Electric Passenger Rollingstock (awarded December 2006 and now under construction)
♦	Long Bay Prison and Forensic Hospitals (awarded January 2006 and now operational)
♦	New Schools Project 2 (11 new schools) (awarded December 2005 and now under construction) and
♦	Newcastle Mater Hospital Redevelopment (awarded November 2005 and due for completion in June 2009).
The NSW Government has committed to fully fund the Sydney Metro project. There are two major components of the Sydney Metro project:
♦	Permanent Route Infrastructure (PRI) — comprising design and construction of the tunnels and excavation of associated station caverns and/or boxes. Expressions of Interest are currently being evaluated for the PRI component and
♦	Integrated Metro Operations (IMO) — comprising the design, construction and installation of all the rolling stock, equipment, systems, utilities, services, facilities, station structures and fit out necessary for the long-term safe, reliable, effective and efficient operation and maintenance of the Metro. It includes the long-term operations and maintenance of the Metro. An Expression of Interest has been released to pre-registered firms for this component.

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Given the nature of the IMO contract, there is potential for a PPP style contract for this component of works. The use of private debt and equity could potentially deliver better customer outcomes including improved service delivery, reduced whole of life costs, innovation and improved risk management.
The Government is in negotiations with the current owner and operator of the M2 Motorway, The Hills Motorway Limited, on a proposal for the upgrading of the M2 Motorway.

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CHAPTER 3:	INFRASTRUCTURE AND SERVICE DELIVERY
3.1 INTRODUCTION
This chapter uses policy areas to explain how the Government’s $18 billion total state sector infrastructure investment in 2009-10 translates into new and improved services for the people of New South Wales.
The policy areas are based on the Australian Bureau of Statistics system of Government Finance Statistics (GFS). This system is designed to provide statistical information on public sector entities classified in a uniform and systematic way.
The GFS based policy framework allows comparisons between Australian states and territories. It also facilitates time series comparisons as the framework is relatively unaffected by agency restructures.
GFS policy areas do not always align with an individual agency’s infrastructure expenditure as an agency can provide a range of services that are classified into more than one GFS policy area.
Each policy area includes a high level description of its service delivery objectives and contribution to the achievement of State Plan and other Government priorities. The major components or agencies contributing to the composition of a policy area are identified and explained.
Overall demand drivers for each policy area are explained. Also included, where relevant, are unique or unusual factors that have influenced the 2009-10 infrastructure investment in a particular policy area.
Each policy area includes details of major infrastructure investment projects being undertaken during the 2009-10 Budget as well as those completed in 2008-09. Details of the service delivery benefits of individual projects are also provided.

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3.2 TRANSPORT
Infrastructure investment in the transport policy area in 2009-10 is estimated at $6.1 billion, which is $1.6 billion or 37.1 per cent above the 2008-09 Budget. The transport policy area is the State’s single largest policy area — accounting for 33.9 per cent of the State’s total projected 2009-10 investment in infrastructure.
The Government delivers major components of the transport system: the management and delivery of major road infrastructure undertaken by the Roads and Traffic Authority; and the provision of public transport which is subsidised through the Ministry of Transport. The Government also operates the State’s three major ports.
The State Plan has identified three related priorities — S6: Increasing the share of peak hour journeys on a safe and reliable public transport system, E7: Improving the efficiency of the road network, and S7: Safer roads.
The overall demand for transport is driven by growth in the economy and population, particularly in outer urban and regional areas. The Government’s transport program is a response to this demand pressure, with the major components in spending being:
♦	a new Sydney metro system — the Sydney Metro from Rozelle to Central with major infrastructure costing in the order of $4.9 billion, which will increase the capacity of all public transport including reducing train and bus congestion within the CBD
♦	capacity upgrades to the passenger rail network to meet growing demand, including the $1.9 billion Rail Clearways program, the new South West Rail Link and significant new rolling-stock (including 626 carriages to be delivered under a $3.6 billion public private partnership)
♦	major upgrading of the capacity of the State’s ports, including a third container terminal at Port Botany and an inter-modal terminal at Enfield, to the value of $918 million. This will help manage a potential doubling in trade over the next 10 years and
♦	for State highways including the Pacific and Hume Highways, funded under the Australian/NSW Government Nation Building Agreement totalling $8 billion over 6 years, combined with a State funded program of $7.4 billion.

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Rail Services
Infrastructure investment by rail agencies — Rail Corporation New South Wales (RailCorp), Sydney Metro, the Transport Infrastructure Development Corporation (TIDC) and Rail Infrastructure Corporation (RIC) — is expected to total $2.6 billion in 2009-10, almost double that budgeted for 2008-09.
The drivers for investment include:
♦	addressing a long-term projection for demand growth linked to growth in the size of Sydney and its level of economic activity — Sydney’s population is anticipated to grow from 4.3 million to 5.3 million by 2031
♦	replacing and upgrading life expired assets
♦	improving and maintaining the reliability of the CityRail passenger network — peak on-time running has increased from 62.7 per cent in 2004-05 to 95.3 per cent in 2008-09 (to the end of April)
♦	meeting the recent growth in passenger demand — passenger journeys increased by around 4 per cent per annum over the last two years and
♦	increasing the proportion of total journeys to work by public transport in accord with State Plan targets.
Major investment in 2009-10 includes:
♦	$580.8 million for the Sydney Metro project as the first step toward a metro rail network for Sydney. The seven kilometre underground line will service the CBD, including the new Barangaroo development precinct
♦	$350 million to complete the duplication of the Cronulla line in the first half of 2010, to continue the duplication of the Richmond line to Schofields and the quadruplication of the line between Kingsgrove and Revesby, as part of the $1.9 billion Rail Clearways program
♦	$219.3 million for a maintenance facility at Auburn to be commissioned during the year as part of the public private partnership to deliver 626 new carriages

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♦	$170.6 million on the Commuter Car Park Program to deliver 7,000 new car parking spaces in:
•	suburban Sydney — Berowra, Blacktown, Campbelltown, Emu Plains, Glenfield, Glenfield (Seddon Park), Holsworthy, Macarthur (multi-deck and at-grade facilities), Penrith, Revesby, St Marys, Seven Hills, Schofields, Quakers Hill, Warwick Farm, Werrington, Windsor

•	the Central Coast — Morisset, Ourimbah, Tuggerah, Woy Woy, Wyong

•	the Illawarra — Helensburgh, Waterfall, Wollongong, Woonona and

•	the Blue Mountains — Katoomba
♦	$186 million for the first stage of the South West Rail Link which includes the Glenfield Transport Interchange incorporating a major upgrade to Glenfield station, new multi storey commuter car parking, an upgrade of the bus/rail interchange and associated road and rail modifications
♦	$125 million towards new Outer Suburban Carriages and stabling. Commuters in the Central Coast and Illawarra are already benefiting from 122 new carriages, costing around $439 million
♦	$117.3 million to progress ancillary works for new air conditioned carriages for the suburban network. The first of the 626 carriages under the $3.6 billion acquisition and maintenance contract are due for delivery in late 2010 and
♦	$78.1 million including for steel resleepering, bridge renewals, signalling and train control improvements by Rail Infrastructure Corporation for the country regional network, to improve system safety and meet operational needs.
Major projects completed in 2008-09 (with estimated total cost) include:
♦	the Epping to Chatswood rail line which was opened for service in February 2009. The line services three new underground stations at Macquarie University, Macquarie Park and North Ryde. Major improvements were also made to Epping and Chatswood stations. Already 12,000 passengers a day are accessing the new line ($2.3 billion)
♦	stage 2 of the contract for Outer Suburban Carriages, which delivered 81 new carriages ($268 million)
♦	the upgrade of North Sydney station ($88.5 million)

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♦	a new platform and stabling at Hornsby to improve capacity and reduce peak hour congestion (around $120 million) and
♦	the Revesby turnback, including a new platform for services operating on the East Hills line (around $85 million).
Bus Services
Passenger bus services in New South Wales are now universally delivered through contracts with the Ministry of Transport. This has provided an opportunity for the Government, particularly in the metropolitan and outer metropolitan areas, to introduce comprehensive new service plans and to manage a systematic replacement and growth of the bus fleet.
The key drivers for bus purchases include:
♦	replacing life expired buses
♦	meeting the growth in passenger demand — average patronage growth for metropolitan services 2008-09 (to the end of March) was 3.5 per cent (or 5 million extra boardings)
♦	a focus on increasing capacity on key commuter corridors which have experienced strong growth — averaging six per cent for 2008-09 (to the end of March), but up to 31 per cent on the Castle Hill to City corridor and
♦	the development of new metro bus services.
Since the commencement of the new contract framework in 2004-05, over 850 new buses have been delivered to metropolitan and outer metropolitan operators. This includes around 100 buses to meet increased passenger numbers. The total metropolitan and outer metropolitan fleet is now around 4,000 buses.
The acquisition costs associated with the bus fleet are funded through the bus contracts with the Ministry of Transport and form part of the Ministry’s capital program.

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Major investments in 2009-10 include:
♦	$54.6 million for 130 growth buses for private operators (as part of a total of 260 new buses over two years)

♦	$49.8 million for 90 replacement buses for the State Transit Authority (STA)

♦	$49.8 million for the capital program of the STA which includes work towards a new depot in Western Sydney and recommissioning the Tempe depot

♦	$45.6 million for 114 replacement buses for private operators

♦	$37.8 million for 50 articulated buses for the STA (as part of a total of 150 new buses over 2 years) and

♦	$19.7 million for 40 growth buses for the STA.
Major projects completed in 2008-09 (with estimated total cost) include:
♦	a bus priority program to improve traffic priority for buses on strategic corridors ($135 million) and
♦	the acquisition of 368 new buses for the STA and private operators ($193.7 million).
Ferry services
The Government is undertaking a market testing process to identify an operator for Sydney Ferry services that provides the best value for money and the best services for commuters. The future operator, whether Sydney Ferries or a private operator, will be required to work with the Ministry of Transport to develop an appropriate fleet strategy. In the meantime, Sydney Ferries is proposing to invest $32.1 million in 2009-10 to continue to improve the safety and reliability of services.
Ports
Investment in infrastructure in the port sector will be $450.9 million in 2009-10.
Major investments are focused on the implementation of the Ports Growth Plan. The Plan includes Sydney Ports Corporation expanding Port Botany to meet the rapid growth of container movements, the transfer of Sydney Harbour trades, including motor vehicles, to Port Kembla and nominating Newcastle as the site of a future major container terminal once Port Botany reaches its capacity.

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Newcastle remains the largest coal port in the world with the privately operated loader having a capacity in excess of 100 million tonnes per annum. Ongoing development at the existing private terminals and the construction of a newly approved private terminal will significantly expand export capacity.
Major investments in 2009-10 include:
♦	$262.6 million towards the building of a third container terminal at Port Botany
♦	$72.1 million towards the Enfield Intermodal Logistics Centre to increase the share of container traffic into and out of Port Botany by rail
♦	$25.4 million for the construction of a new passenger cruise terminal in Sydney Harbour
♦	$14.9 million towards a second bulk liquids berth at Port Botany
♦	$10.7 million to complete a new berth at Mayfield, the former BHP Newcastle site, as a first stage of the redevelopment of the site as a major trade facility
♦	$7 million for a new tug berth at Port Kembla and
♦	$5 million for the first stage of the development of a new bulk goods berth in the Port Kembla Outer Harbour.
The major project completed in 2008-09 was the re-development of Port Kembla’s inner harbour, with completion of the transfer of auto imports in November 2008, achieved at an estimated total cost of $100 million.
Roads
Capital expenditure by the Roads and Traffic Authority (RTA) on State roads is budgeted at over $2.5 billion in 2009-10, a 16 per cent increase on the 2008-09 Budget.
The RTA’s infrastructure program is strongly focussed on meeting the demands of a growing metropolitan area, reinforcing the capacity of the core established network, and the need for increased capacity on major highways.

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Major investments in 2009-10 include the following projects recently supported by the Australian Government and announced as part of the 2009-10 Australian Government Budget:
♦	$50 million to commence the Hunter Expressway between the F3 and Branxton which will reduce average travel time by around 28 minutes and
♦	$20 million to commence the Pacific Highway by-pass of Kempsey.
Other major investments in 2009-10 include:
Sydney Region
♦	$60 million to commence the Inner West Bus-way, including the Iron Cove Bridge duplication
♦	$52 million to continue widening the F5 Freeway between Brooks Road and Narellan Road, jointly funded with the Australian Government
♦	$28 million to continue widening of Cowpasture Road from the M7 to North Liverpool Road
♦	$30 million to continue widening of Hoxton Park Road from Banks Road to Cowpasture Road
♦	$22 million to continue widening of Camden Valley Way from Bernera Road to Cowpasture Road
♦	$22 million to complete the M5 East Tunnel filtration to improve local air quality
♦	$20 million to commence the Alfords Point Bridge northern approaches
♦	$20 million to commence the Bangor Bypass Stage 2 to improve local traffic flows and amenity
♦	$21 million to complete widening of the F3 from Mount Colah to Cowan, jointly funded with the Australian Government
♦	$15.7 million for the North Western Sydney Roads program for pavement resurfacing on the Bells Line of Road, pavement reconstruction on the Hawkesbury Valley Way and Garfield Road, bus priority works on Windsor Road and traffic efficiency improvements to Richmond Road and
♦	$13 million to continue planning, jointly funded with the Australian Government, of the F3 Freeway to M2 motorway link, the M4 Extension and the M5 Corridor Study.

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Pacific Highway north of Hexham
♦	$326 million to continue works, jointly funded with the Australian Government, on dual carriageways between Coffs Harbour (Sapphire) and Woolgoolga ($100 million), Moorland and Herons Creek ($86 million to complete) Karuah and Bulahdelah ($34 million to complete), Coopernook and Moorland ($66 million to complete) and at Banora Point ($40 million)
♦	$230 million to continue works, jointly funded with the Australian Government, on dual carriageway bypasses at Ballina ($170 million) and Bulahdelah ($60 million) and
♦	$79 million to continue planning and pre-construction, jointly funded with the Australian Government, including on Herons Creek to Stills Road, Warrell Creek to Urunga, Coffs Harbour Bypass, Devils Pulpit Upgrade, Woodburn to Ballina, Tintenbar to Ewingsdale and the Glenugie upgrade.
Great Western Highway
♦	$60 million to continue widening the highway to four lanes at Lawson between Ferguson Avenue and Ridge Street
♦	$44 million to continue widening the highway to four lanes between Woodford and Hazelbrook ($12 million) and at Wentworth Falls East ($32 million) with a combined Australian Government contribution of $30 million and
♦	$11 million to continue planning to widen the highway including from Ridge Street to Genevieve Road, Bullaburra, from Genevieve Road to Tableland Road, Wentworth Falls and from Mount Victoria to Hartley.
Hume Highway
♦	$181.5 million to complete works, funded by the Australian Government, on the southern Hume duplication ($162 million), duplication of Sheahan Bridge in Gundagai ($10.7 million) and Coolac Bypass ($8.8 million) and
♦	$156 million to commence dual carriageway bypasses, funded by the Australian Government, at Woomargama ($80 million) and Tarcutta ($65 million) and to continue planning for the Holbrook bypass ($11 million).

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Princes Highway
♦	$23 million to continue works on the Conjola Mountain realignment and
♦	$15 million to complete the new dual carriageway deviation from Oak Flats to Dunmore ($12 million) and the Wollongong Northern Distributor extension ($3 million).
Other Highways
♦	$103 million for works on the Central Coast including to commence widening the Central Coast Highway to four lanes from Carlton Road to Matcham Road ($25 million) and completion of the F3 Incident Management Scheme ($18 million)
♦	$35 million to continue the Alstonville bypass jointly funded with the Australian Government, on the Bruxner Highway
♦	$25 million to upgrade the Oxley Highway at Port Macquarie
♦	$33 million to continue the third Hunter River crossing at Maitland ($25 million) and planning for the Newcastle Inner Bypass from Shortland to Sandgate ($8 million) and
♦	$24 million to continue works, jointly funded with the Australian Government and Local Government, to upgrade the Nowra to Nerriga road.
Major projects to be completed in 2008-09 (with estimated total cost) include:
♦	upgrade of the Pacific Highway at Bonville, providing 17.5 kilometres of uninterrupted dual carriageway between Urunga and Coffs Harbour ($233 million)
♦	duplication of Alfords Point Bridge over the Georges River, significantly improving morning and evening peak traffic flows ($42 million)
♦	northbound widening of the Hume Highway (F5 Freeway), between Brooks Road and Camden Valley Way, jointly funded by the Australian Government ($30 million)

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♦	Stage 2 upgrade of the Great Western Highway between Leura and Katoomba, which provides a grade separated interchange at Leura Mall to provide access for local road users and preserve local heritage ($25 million) and
♦	the widening of the Princes Highway between South Nowra and Jervis Bay, jointly funded by the Australian Government ($23.5 million).
3.3 ELECTRICITY
Infrastructure investment in the electricity policy area in 2009-10 is estimated at $3.5 billion, which is $44.7 million or 1.3 per cent below the 2008-09 Budget. The electricity policy area represents 19.4 per cent of the total state investment in infrastructure.
Infrastructure investment in the electricity policy area contributes to State Plan priority E2: A reliable electricity supply with increased use of renewable energy.
Power generation is the first stage of the supply chain to deliver reliable electricity supply to NSW households, industry and businesses. The drivers for investment in generation are the growing demand for electricity, the need to replace or refurbish power station plant and the need to reduce the environmental footprint of generation.
Electricity transmission provides the high voltage network which conveys electricity from the power stations to the lower voltage distribution networks throughout New South Wales.
Electricity distribution is the final stage of the supply chain which delivers electricity to end-use customers through the “poles and wires”. The distribution system also progressively reduces the voltage of electricity from the high voltage transmission network (500kV, 330kV or 132kV) to the voltages that can be used in households and businesses (240 volts and 415 volts). This is done using transformers at substations located throughout the distribution network.
The main drivers for investment in electricity transmission and distribution are:
♦	customer growth (requiring new infrastructure in population growth areas, particularly in north west and south west Sydney and the north coast of New South Wales)
♦	increasing summer peak demand
♦	augmentation of existing assets to increase their capacity to accommodate growth and
♦	replacement or refurbishment of ageing assets at the end of their economic life.

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In 2009-10:
♦	$115 million will be invested to complete 779 kilometres of transmission lines ready for service.
♦	$426 million will be invested in 82 new substations. In addition, $422 million will be invested in augmenting or replacing 87 existing substations.
♦	667 megawatts of new generating capacity will be added to the State’s generators, with a further 240 megawatts in the process of being added through upgrades.
Generation
The three generation businesses, Delta Electricity, Eraring Energy and Macquarie Generation, generate most of the electricity consumed in New South Wales. The balance is provided by Snowy Hydro or is imported from interstate through transmission interconnectors which connect the eastern states of Australia into the National Electricity Market.
Investment in infrastructure by Delta Electricity in 2009-10 is estimated at $128.1 million, which is $272.9 million or 68 per cent below the 2008-09 Budget. This reflects the “once-off” investment associated with the construction of the Colongra power station. $288.5 million is forecast to be spent on the Colongra power station in 2008-09 compared with $43.3 million in 2009-10 to complete the project.
Major investment in 2009-10 includes:
♦	commissioning of the 667 megawatt Colongra natural gas-fired open cycle power station. This new power station, located on the Central Coast, has a total project cost of $505 million and will help meet the growing demand for electricity in New South Wales and

♦	programs of works at Mount Piper and Wallerawang power stations near Lithgow and at Vales Point and Munmorah power stations on the Central Coast aimed at optimising the efficiency and reliability of existing operations.
Major projects completed in 2008-09 include construction of new co-generation power plants at sugar mills at Broadwater and Condong which will generate renewable energy from sugar cane waste. The estimated total cost of these projects is $100.3 million.
Investment in infrastructure by Eraring Energy in 2009-10 is estimated at $205.3 million, which is $17.5 million or 9.3 per cent above the 2008-09 Budget.

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Major investment in 2009-10 includes:
♦	upgrade of the generating capacity of Eraring power station on the Central Coast by 9 per cent from 660 megawatts to 720 megawatts for each of the four turbines
♦	plant to cool water discharged from Eraring power station into Lake Macquarie so that the water is at a temperature that does not damage marine life in the Lake and meets environmental licence conditions and
♦	a program of works at Eraring power station.
Investment in infrastructure by Macquarie Generation in 2009-10 is estimated at $69.1 million, which is $31.6 million or 31.4 per cent below the 2008-09 Budget.
The reason for the decrease in investment in 2009-10 is that large expenditure was made in 2008-09 on augmentation of the pumping station to supply water to Bayswater power station and a desalination plant to reduce the effects of drought on the ability of Bayswater to generate electricity. Also more than half of the total project cost of upgrading the transformer at Bayswater power station was incurred in 2008-09.
Major investment in 2009-10 includes:
♦	upgrade of the transformer at Bayswater power station to 500kV. This project supports TransGrid’s project to increase the capacity of the transmission network between the power stations in the Hunter Valley and Central West and the main load centres of Sydney and Wollongong and
♦	a solar energy developmental project and hoppers to capture dry ash at Liddell power station.
Major projects due to be completed in 2008-09 include an upgrade of the high pressure and intermediate pressure turbines which generate power at Liddell power station, at a total project cost of $46.2 million.
Transmission
TransGrid operates the high voltage network which connects power stations to the distribution networks which supply electricity to households, industry and business. TransGrid’s network also links to the transmission networks in Queensland and Victoria, giving New South Wales the capability to export electricity to or import electricity from those States. TransGrid has a network comprising almost 12,500 kilometres of high voltage transmission line and underground cables as well as 83 substations and switching stations.

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Investment in infrastructure by TransGrid in 2009-10 is estimated at $557.6 million, which is $19.3 million or 3.6 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$66.7 million for upgrading the 385 kilometre Bayswater — Mt Piper — Marulan transmission system to 500kV operation at an estimated total cost of $337.1 million. This project will increase the capacity of the transmission network between the power stations in the Hunter Valley and Central West and the main load centres of Sydney and Wollongong to accommodate future growth and improve reliability of electricity supply
♦	$11.4 million on the 107 kilometre Bannaby to South Creek 500kV transmission line and substation. This projects complements the Bayswater — Mt Piper — Marulan 500kV transmission system upgrade due to be completed in 2009-10 by completing the ring between the Hunter Valley power stations and Sydney
♦	$21.2 million for 330kV transmission lines including the 215 kilometre Dumaresq to Lismore line and the 117 kilometre Wollar to Wellington line to accommodate growth on the far North Coast and in western New South Wales respectively
♦	$73.8 million for 132kV transmission lines including the 66 kilometre Glenn Innes to Inverell line, the 85 kilometre Manildra to Parkes line, the 43 kilometre Kempsey to Port Macquarie line, the 110 kilometre Coffs Harbour to Kempsey line and reconstruction of the 124 kilometre Yass to Wagga Wagga line
♦	$85.4 million on 330/132kV substations at Tomago and Williamsdale, a 330kV substation at Holroyd, a replacement 330kV transformer at Wallerawang and a second 330kV transformer at Waratah West
♦	$17.5 million on a 132kV substation at Queanbeyan
♦	$55 million on replacement and upgrade of TransGrid’s communication network and computer equipment and application enhancements at various locations throughout New South Wales and
♦	$19 million on augmentation works at various substations throughout New South Wales.

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Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	132kV phase shifting transformer at Armidale ($15.1 million)
♦	132/66kV substation at Glenn Innes ($12.4 million)
♦	replacement of 330kV transformers at Sydney West ($27.1 million) and
♦	augmentation of capacitors at various rural substations and new capacitor banks at Sydney North and Sydney South which primarily regulate voltage across the network to improve the quality of supply ($30.5 million).
Distribution
EnergyAustralia’s distribution network services the Sydney CBD, eastern suburbs, northern suburbs, southern suburbs and inner western suburbs. EnergyAustralia’s network also services the Central Coast, Newcastle, the Hunter Valley and areas in the northern hinterland from Newcastle.
Investment in infrastructure by EnergyAustralia in 2009-10 is estimated at $1.3 billion, which is $247.8 million or 22.7 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$95.1 million for the replacement of two 132kV feeder cables to Kurnell to accommodate load growth in Kurnell and Port Botany
♦	$63.6 million for works at subtransmission substations including refurbishment at Homebush, reconstruction at Ourimbah, replacement of the 132kV busbar at Kurnell and essential replacement of equipment at subtransmission substations throughout the network
♦	$141.1 million for works at substations and zone substations including the augmentation at Kurri Kurri, new substations at Wamberal, Adamstown and Port Botany, 132/11kV development at Bankstown, Jesmond and Potts Hill, 33kV feeders into Brookvale and the necessary replacement of equipment at zone substations throughout the network
♦	$54.3 million for projects discharging EnergyAustralia’s duty of care to its employees and the public at various locations throughout its distribution network to ensure that EnergyAustralia’s facilities provide a safe work environment and are secure from a public safety perspective

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♦	$92 million to connect new customers’ premises to EnergyAustralia’s distribution network
♦	$98.8 million for development of information technology systems to support EnergyAustralia’s business operations and management of its network
♦	$31.7 million for the acquisition of meters to measure customers’ consumption of electricity
♦	$92.5 million for the upgrading and refurbishment of buildings across EnergyAustralia’s network
♦	$42.6 million for works necessary to improve the performance of the network at various locations
♦	$14.7 million for streetlighting works to maintain public safety
♦	$164.1 million for essential renewal of distribution centres and replacement of transmission mains and service mains that have reached the end of their useful life across EnergyAustralia’s network
♦	$62.3 million for development of the 11kV network across EnergyAustralia’s network
♦	$51.4 million for augmentation of distribution substations and the low voltage distribution network across EnergyAustralia’s network to accommodate growth in the demand for electricity
♦	$78.3 million for the purchase of property required to accommodate plant, equipment and facilities for the future expansion of the network to meet customer requirements and
♦	$24.7 million to improve the reliability of individual feeders and the average reliability across the distribution network to enable EnergyAustralia to comply with reliability standards set by the Minister for Energy as a licence condition for holding an electricity distributor’s licence.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	a 33kV feeder line and construction of a subtransmission substation at Beresfield ($40.6 million)
♦	replacement of two 132kV cables at Davidson ($42.6 million)

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♦	augmentation of supply to vineyards at Cessnock to accommodate load growth ($14.7 million) and
♦	a new 132/11kV zone substation at Morisset and a 33/11kV zone substation at Croudace Bay and refurbishment of the Chatswood zone substation ($45.2 million).
Country Energy operates Australia’s largest distribution network covering approximately 95 per cent of New South Wales. It supplies electricity to regional centres, rural customers and remote communities. Country Energy’s network extends over diverse geography from the coast to the outback and operates under the extremes of climatic conditions.
Investment in infrastructure by Country Energy in 2009-10 is estimated at $713.2 million, which is $44.7 million or 6.7 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$15.9 million for works at new field service centres at various locations throughout Country Energy’s distribution network area
♦	$58.4 million for transmission lines including from Koolkhan to Maclean (40 kilometres), Wagga Wagga to Temora (86 kilometres), Narromine to Nyngan (131 kilometres), and a second transmission line between Cooma and Bega (95 kilometres) and subtransmission lines to Lismore (85 kilometres), from Dubbo to Yarrandale (5 kilometres), from Stroud to Dungog (16 kilometres) and reconstruction of the line between Temora and Junee (49 kilometres)
♦	$31.4 million for zone substation works to support growth including at Buronga, Ballina, Moruya, Wagga Wagga, upgrades at Yarrandale, Taree, Batemans Bay, North Grafton and Queanbeyan and rebuilds at Bathurst and South Eden
♦	$4.9 million for a new bulk supply point from TransGrid’s transmission network at Hawks Nest to accommodate growth
♦	$69.6 million for information technology hardware at various locations across Country Energy’s network to support its business operations and network management
♦	$138.8 million for enhancement to Country Energy’s distribution network at various regional locations

Infrastructure Statement 2009-10	3 - 17

♦	$69.2 million to extend Country Energy’s distribution network to facilitate connection of new customers’ premises and to increase the capacity of the network so that it can accommodate growth in demand for electricity and
♦	$14.8 million to ensure that the performance of Country Energy’s distribution network complies with legislative requirements including the reliability standards set by the Minister for Energy as a licence condition for holding an electricity distributor’s licence.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	new zone substations at Raleigh and Tweed Heads to support growth on the North Coast ($25.9 million) and
♦	enhancement to the asset management system in Country Energy’s administration centres in Bathurst, Queanbeyan and Port Macquarie ($12.7 million).
Integral Energy’s distribution network services the outer western suburbs of Sydney, the Blue Mountains, Wollongong and the South Coast. The growth centres in north west and south west Sydney are located in Integral Energy’s network.
Investment in infrastructure by Integral Energy in 2009-10 is estimated at $475.6 million, which is $69.4 million or 12.7 per cent below the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$143.4 million for refurbishment of Integral Energy’s distribution network to provide increased low voltage network capacity to maintain power quality for customers as demand on the network grows. It also includes expenditure associated with the renewal of substations, lines and cables with a primary voltage of 33kV or higher for age or condition-related reasons
♦	$16.4 million for connection of industrial and commercial customers at various locations throughout Integral Energy’s distribution network
♦	$22 million for the acquisition of land and buildings required to accommodate plant, equipment and facilities for the future expansion of the network to meet customer requirements
♦	$6.5 million for the acquisition of meters to measure customers’ consumption of electricity

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♦	$5 million for streetlighting to maintain public safety
♦	$10 million for laying underground mains in new residential developments at various locations throughout the network
♦	$24.7 million for the development of information technology systems at various locations throughout the network to support Integral Energy’s business operations and network management
♦	$13.2 million for the development of the high voltage distribution network which forms the link in the supply chain between TransGrid’s transmission network and the low voltage network servicing households and businesses
♦	$42.1 million for works at transmission substations including augmentation of the transformer and busbar at Penrith, works on the 132kV busbar and substation at East Liverpool and 132kV and 33kV feeders to East Liverpool
♦	$117.1 million for zone substations at Mungerie Park, West Liverpool, Claremont Meadows, Doonside, a third transformer and 33kV bus section at Dapto, Cheriton Avenue in Castle Hill, North Eastern Creek, Schofields, Gerringong and Warragamba and
♦	$11.4 million to improve the reliability performance of Integral Energy’s distribution network to ensure compliance with reliability standards set by the Minister for Energy as a licence condition for holding an electricity distributor’s licence.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	zone substations at Bella Vista to accommodate growth in the Norwest business park and residential precinct ($39 million) and at Eastern Creek to accommodate industrial growth ($15.3 million) and
♦	augmentation of the transformer at Bonnyrigg zone substation ($10.6 million).

Infrastructure Statement 2009-10	3 - 19

3.4 EDUCATION AND TRAINING
Infrastructure investment in the education and training policy area in 2009-10 is estimated at $2.67 billion, which is $1.93 billion or more than 260 per cent above the 2008-09 Budget. Excluding the Nation Building — Economic Stimulus Plan ($1.8 billion), the infrastructure investment is estimated at $867 million, which is $132 million or 18 per cent above the 2008-09 Budget. The education and training policy area represents 14.8 per cent of the total state investment in infrastructure in 2009-10.
The education and training infrastructure investment provides the best possible environment in public schools and Technical and Further Education (TAFE) facilities to support learning by students, to support teachers and to provide the skilled workforce required by employers. These investments support the delivery of State Plan priorities: S4: Increasing levels of attainment for all students and P4: More people participating in education and training throughout their life.
An important factor that drives investment in school infrastructure is the ongoing growth of Sydney and certain regional areas, the movement of families within residential areas and the changing total number of students. Looking forward, student numbers are forecast to increase gradually in the medium to longer-term. New schools will need to be provided, while existing schools may need to expand or to scale down.
School investment is also driven by the Government’s commitment to an education that is accessible for all students so that facilities are suitable for educating and supporting students with a range of special needs and geographic, economic, social or cultural disadvantage.
The commitment to expanding new technologies into school classrooms and into TAFE institutes also drives infrastructure investment.
This sector includes school education services with more than 2,200 government schools and TAFE education services at 132 colleges and campuses across the State. This large asset portfolio requires ongoing spending on programmed maintenance and building upgrades.

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School Education Services
Investment in school education services infrastructure by the Department of Education and Training in 2009-10 is estimated at $2.57 billion, which is $1.92 billion or 296 per cent above the 2008-09 Budget.
This includes the Nation Building — Economic Stimulus Plan ($3.2 billion estimated total cost including about $260 million in recurrent expenditure) announced in February 2009 and the National Partnership Agreements implementing the Australian Government’s commitments for Digital Education Revolution and Trade Training Centres.
Excluding the Economic Stimulus Plan, the infrastructure investment is estimated at $768 million, which is $120 million or 19 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$19 million for 17 major new building projects in schools and one new information technology project (at a combined estimated total cost of $135 million) including various upgrades and additions, the consolidation of schools for special purposes in Newcastle, and the replacement of demountable classrooms with permanent facilities
♦	$153 million on continuing implementation of 38 major building works projects at schools commenced in previous years, at an estimated total cost of $322 million
♦	$98 million on continuing two major information technology projects — the Connected Classrooms initiative and the Learning Management and Business Reform project
♦	continue the provision of new schools under a public private partnership at a total estimated cost of $132 million, with a high school at Kariong to be completed for 2010 and
♦	$340 million on school minor works, including upgrades of student and teacher facilities, the Principals Priority Building program (security fencing, and upgrades to toilets, sewers and roofs), the 2007 Building Better Schools initiative (science laboratory upgrades, toilet upgrades and new halls and gyms), the School Sport initiative (providing sports equipment to schools) and new technology and computers for schools.

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National Partnership Agreements
Under the National Partnership Agreements, major investment in 2009-10 includes:
♦	$1.8 billion from the Economic Stimulus Plan Building the Education Revolution Program - for the Primary Schools for the 21st Century program, Secondary Schools’ Science and Language Centres for the 21st Century, and the National School Pride program. These three programs have an estimated total expenditure for NSW government schools of $3.2 billion (which includes about $260 million in recurrent expenditure)
♦	$83 million for improved access to information technology for all students in years 9 to 12 through the Digital Education Revolution and
♦	$50 million for Trade Training Centres, which will improve training facilities and increase the number of courses available for secondary students.
Major projects completed or due to be completed in 2008-09 include:
♦	21 school projects providing upgraded and refurbished teaching and learning facilities, new halls and gyms, and trade school facilities, including major upgrades at Caringbah High School, Ryde Public School and The Hills School (at a combined estimated total cost of $139 million).
TAFE Education Services
Investment in TAFE education services infrastructure by the Department of Education and Training in 2009-10 is estimated at $99 million, which is $14 million or 16 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$31 million for 13 major new TAFE building projects and two new information technology projects (at a combined estimated total cost of $87 million) including facilities at Macquarie Fields, North Sydney and Wagga Wagga and
♦	$48 million on continuing implementation of 27 major TAFE projects commenced in previous years (at a combined estimated total cost of around $155 million) including the TAFE On-line project and works at Blue Mountains (Katoomba), Randwick, Ryde and Temora TAFE colleges.

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Major projects completed or due to be completed in 2008-09 include:
♦	eight TAFE projects providing upgraded teaching and learning facilities at colleges, including major upgrades at Port Macquarie, Ultimo and Castle Hill TAFEs (at a combined estimated total cost of $47 million).
3.5 HOUSING
Infrastructure investment in the housing policy area in 2009-10 is estimated at $2.02 billion which is $1.43 billion or 241.9 per cent above the 2008-09 Budget. The housing policy area represents 11.2 per cent of the total state investment in infrastructure.
Excluding the capital component of the Australian Government’s Nation Building — Economic Stimulus Plan ($1.29 billion), the infrastructure investment in the housing policy area is estimated at $718 million, which is $128 million or 21.9 per cent above the 2008-09 Budget.
The Housing policy area includes infrastructure investment for agencies including Housing NSW, the Aboriginal Housing Office, City West Housing Pty Limited, the Redfern-Waterloo Authority, the Teacher Housing Authority and Landcom.
The Government’s significant investment in social and affordable housing supports the delivery of State Plan priority E6: Housing Affordability. Infrastructure investment in the housing sector contributes to the achievement of this priority by reducing homelessness, reducing the concentration of social disadvantage in public housing estates, providing increased housing for indigenous Australians and providing more appropriate social housing for older people.
Social housing investment is influenced by demographic changes to smaller households, the needs of the disabled and elderly, accommodation needs of indigenous Australians and population shifts to the metropolitan and coastal areas of the State.
The Nation Building — Economic Stimulus Plan has provided a significant increase in social housing and an acceleration in the maintenance program on existing dwellings.

Infrastructure Statement 2009-10	3 - 23

Priority areas for infrastructure investment in 2009-10 include:
♦	construction of new dwellings with an increased emphasise on environmental sustainability and better access for persons with mobility impairment and
♦	an acceleration of maintenance works on existing dwellings which had previously been scheduled to commence after 2009-10.
Social Housing
Investment in infrastructure by Housing NSW in 2009-10 is estimated at $1.96 billion, which is an increase of $1.41 billion or 254 per cent on the 2008-09 Budget.
Excluding the Australian Government’s Nation Building — Economic Stimulus Plan, the infrastructure investment is estimated at $662 million, which is $108 million or 20 per cent above the 2008-09 Budget.
The major investments in 2009-10 include:
♦	$351 million for the upgrading of existing public and community housing
♦	$292.6 million for the commencement of 871 new dwellings and completion of 1,051 dwellings under Housing NSW’s base public and community housing supply program
♦	$7 million for the commencement of 14 units under the Crisis Accommodation program and
♦	$1.5 million for the upgrading of crisis accommodation.
1,411 dwellings across New South Wales are expected to be completed in 2008-09 at an estimated total cost of $342 million.
National Partnership Agreements
Investment in social housing infrastructure includes the capital component of Australian Government’s Nation Building — Economic Stimulus Plan ($1.29 billion estimated total cost) announced in February 2009.

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Major investment in 2009-10 includes:
♦	$204.1 million for the commencement of 269 new dwellings and completion of 853 dwellings under the Nation Building — Economic Stimulus Plan Stage 1 and
♦	$1.06 billion for the commencement of 5,649 dwellings under the Nation Building — Economic Stimulus Plan Stage 2.
Other Housing Services
Infrastructure investment by other housing service providers in 2009-10 includes:
♦	$13.5 million by the Aboriginal Housing Office with $13 million for the commencement of 43 new dwellings and $500,000 for office plant and equipment
♦	$23.6 million by City West Housing Pty Limited as part of a program for the development and completion of 167 units of affordable housing in Green Square and the Ultimo/Pyrmont area
♦	$4.4 million by the Redfern-Waterloo Authority for public domain and preliminary works on the Channel 7 site and high voltage feeders for the Australian Technology Park site to meet future power needs and
♦	$3.3 million by the Teacher Housing Authority for the construction, acquisition or upgrading of 15 houses and units in rural and remote areas.
3.6 WATER
Infrastructure investment in the water policy area in 2009-10 (excluding wastewater) is estimated at $931 million, which is $651.5 million or 41.2 per cent less than the 2008-09 Budget. This decline is primarily due to the Sydney Desalination Plant nearing the end of its construction phase. The water policy area represents 5.2 per cent of the total state investment in infrastructure.

Infrastructure Statement 2009-10	3 - 25

State infrastructure investment in the water policy area is undertaken by four government businesses:
♦	Sydney Water Corporation — delivers essential and sustainable water services to 4.3 million people in Sydney, the Illawarra and the Blue Mountains.
♦	Sydney Catchment Authority — protects 16,000 square kilometres of drinking water catchments and manages a network of 11 dams, pipelines and other infrastructure to supply Sydney Water and some councils with raw water.
♦	Hunter Water Corporation — a vertically integrated bulk and retail water and wastewater business servicing the Lower Hunter region.
♦	State Water Corporation — captures, stores and releases bulk water for irrigation, town water supply and the environment along 7,000 kilometres of rivers in regional New South Wales.
Urban water and wastewater services in the rest of regional New South Wales (including the Central Coast) are the responsibility of local water utilities.
The State’s water investment activities are shaped by State Plan Priority E1: A secure and sustainable water supply for all users. Key investment initiatives associated with this priority include investment in new water infrastructure to service a growing population, renewal of existing water supply and storage assets and expenditure to meet modern day dam safety standards.
Sydney Water and Sydney Catchment Authority also operate within the context of the Metropolitan Water Plan 2006. This plan comprises four strategies to secure long-term water supplies for drinking and the environment in greater Sydney that have a significant influence on investment:
♦	Dams — includes completed works at Warragamba and Nepean dams that allows water at the bottom of dams to be used if required.
♦	Recycling — investment in projects that use recycled water for non-drinking purposes such as for industry, irrigation, gardens and environmental river flows.
♦	Desalination — up to 15 per cent of Sydney’s water needs will be provided through desalination from the summer of 2009-10.
♦	Water efficiency — initiatives such as pipeline leakage reduction projects aimed at improving the efficiency of water usage.

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Sydney, the Illawarra and the Blue Mountains
Investment in infrastructure by Sydney Water in 2009-10 is estimated at $715.6 million, which is $635.5 million or 47 per cent below the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$338.5 million on completing the Sydney desalination plant and pipeline from Kurnell to Erskineville to provide water security to Sydney
♦	$121.3 million on maintaining water distribution and treatment systems, including the renewal of water reticulation mains, installing flow meters and pressure management works, renewal of water pumping stations and water filtration plants and reliability upgrades of reservoirs
♦	$71.5 million on the Western Sydney Recycled Water Initiative which will release highly treated recycled water to the Hawkesbury-Nepean River, replacing up to 18 billion litres of water a year released from Warragamba Dam for environmental flows and
♦	$24.3 million on projects which recycle water for residential and industrial purposes, including the Illawarra wastewater strategy that provides highly treated recycled water to industrial customers and council facilities in Wollongong and Port Kembla.
In 2009-10, investment in water infrastructure by Sydney Catchment Authority is estimated at $63.5 million, which is $54 million or 46 per cent below the 2008-09 Budget. This decline in expenditure is partially due to the decision to defer further development of groundwater projects at Kangaloon, Leonay and Wallacia borefield sites.
Major investment in 2009-10 includes:
♦	$18.9 million on works to modify up to 13 weirs on the Upper Nepean River to allow for the passage of fish and new environmental flows under the 2006 Metropolitan Water Plan and
♦	$15.1 million on the Warragamba Dam Auxiliary Spillway project, including $14.1 million on upgrading the crest gates at Warragamba Dam for modern day dam safety requirements.

Infrastructure Statement 2009-10	3 - 27

Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	upgrades to Tallowa Dam on the Shoalhaven River to provide environmental flows and fish passage ($31 million) and
♦	upgrades to electrical systems at Warragamba Dam ($21 million).
The Hunter
Investment in water infrastructure by Hunter Water in 2009-10 is estimated at $75.8 million, which is $14.7 million or 16.2 per cent below the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$10.1 million to commence construction of Tillegra Dam to provide long-term water security to the Lower Hunter region and
♦	$3.9 million on the replacement of the gravity water main from Chichester Dam to Tomago, north of Newcastle.
Regional New South Wales
Investment in water infrastructure by State Water in 2009-10 is estimated at $75.9 million, which is $52.8 million above the 2008-09 Budget. This increase in investment is mainly for major safety upgrades to handle extreme floods and earthquakes.
Major investment in 2009-10 includes:
♦	$19.1 million on the upgrade of Blowering Dam on the Tumut River to meet modern day dam safety standards for extreme events and
♦	$26 million on the upgrade of Keepit Dam near Tamworth to meet modern day dam safety requirements.

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3.7 ENVIRONMENT AND NATURAL RESOURCES
Infrastructure investment in the environment and natural resources policy area in 2009-10 is estimated at $743.4 million, which is $180 million or 19.5 per cent below the 2008-09 Budget. This reduction is primarily due the completion of major projects, a change in the accounting treatment of some water licence purchases and the acceleration in 2008-09 of other environmental water recovery programs. The environment and natural resources policy area represents 4.1 per cent of the total state investment in infrastructure.
The greatest share of investment in this sector comprises wastewater projects, which are principally undertaken by Sydney Water Corporation and Hunter Water Corporation. Wastewater infrastructure protects the environment by ensuring waste water is treated to minimise impact on rivers, harbours and the ocean. This supports State Plan priority E4: Better environmental outcomes for native vegetation, biodiversity, land, rivers and coastal waterways.
Other significant areas of investment, primarily through the Department of Environment and Climate Change, are the purchase of water entitlements to secure water for the environment; the acquisition of land for inclusion in the national parks system; and capital maintenance and facilities upgrades in national parks. These investments support State Plan priorities E4 and E8: More people using parks, sporting and recreational facilities and participating in the arts and cultural activity.
Wastewater
Projects in this category focus on upgrades of wastewater transport systems and treatment plants by Sydney Water Corporation and Hunter Water Corporation to minimise environmental impacts on rivers, harbours and the ocean.
In 2009-10, total expenditure on wastewater projects is expected to be $551.8 million, which is $57.5 million less than the 2008-09 Budget. This decline is primarily due to the Blue Mountains sewerage scheme and the North Head Sewage Treatment Plant works nearing the completion of their construction phases.

Infrastructure Statement 2009-10	3 - 29

Major investment in 2009-10 includes:
♦	$92.3 million on wastewater system and sewerage treatment plant works to service new urban development in the north west and south west growth centres and to cater for infill growth
♦	$47 million on the construction of the Freemans Reach, Glossodia and Wilberforce sewerage scheme, which is part of the Government’s priority sewerage program
♦	$18 million on the construction of the Agnes Banks and Londonderry priority sewerage program scheme
♦	$16.6 million on upgrading the North Head Sewerage Treatment Plant near Manly to ensure reliable plant performance, ongoing protection of water quality and a safer work environment
♦	$14.3 million to upgrade to the Dora Creek Wastewater Treatment Works and Effluent Main in the Lower Hunter and
♦	$7.9 million to upgrade the Raymond Terrace Wastewater Treatment Plant in the Lower Hunter to meet population growth.
Environment and Climate Change
Investment in infrastructure by the Department of Environment and Climate Change in 2009-10 is estimated at $68.8 million, which is $133.3 million or 66 per cent below the 2008-09 Budget.
However, $98 million of the 2008-09 Budget amount was for purchase of water licences under The Living Murray initiative that was subsequently reclassified as a recurrent expense due to the specific arrangements applying to these licences. The remaining reduction is primarily due to the accelerated purchases of water licences in 2008-09 under other water recovery programs.
Major investment in 2009-10 includes:
♦	$13.7 million for the purchase of water entitlements within the Murrumbidgee, Lachlan, Macquarie and Gwydir Valleys for improved environmental outcomes
♦	$8.4 million for acquisition of high conservation value land across New South Wales for additions to the parks estate and reserve system

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♦	$8.1 million for the replacement of the Parks and Wildlife radio network to ensure effective and safe radio communication for park management and during bush fires
♦	$4.8 million for maintenance and upgrading of visitor infrastructure, fire trails, fencing, roads and tracks in Kosciuszko National Park in order to preserve conservation values and provide community access opportunities
♦	$3.5 million for improvements to the satellite imagery project to support native vegetation monitoring and
♦	$3.4 million for improved fire management in national parks and reserves.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	Works to secure natural and cultural heritage values in metropolitan icon national parks, metropolitan regional parks and other parks in the Sydney region ($29.5 million).
♦	$4.1 million towards the purchase of Toorale Station in order to return an average of 20 gigalitres per annum to the Murray-Darling Basin and to secure the high conservation values of the site.
In addition, water entitlement purchases totalling $52.8 million were made in a number of programs, notably the Rivers Environmental Restoration Program, which incorporates Riverbank. These purchases included environmental flows to halt or reverse wetland decline.
Agriculture, Forests and Fisheries
The Department of Primary Industries’ 2009-10 infrastructure investment is $45.4 million, of which $10.6 million is reinvestment of proceeds from the sale of assets. This is an increase in investment of $21.3 million or 88.6 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$17.7 million for a biosecurity upgrade at Elizabeth Macarthur Agricultural Institute that will enable the facility to continue to meet legislative requirements, Australian Quarantine and Inspection Service (AQIS) requirements and NSW contractual biosecurity obligations
♦	$8 million for the rationalisation and relocation of Gosford Horticultural Institute which will update and improve research facilities focusing on areas of importance to New South Wales and the Central Coast

Infrastructure Statement 2009-10	3 - 31

♦	$2.4 million for a Commercial Fisheries Management System that will deliver improvements in the quality, scale and accuracy of commercial fishing catch and effort reporting, enabling better management of NSW aquatic resources
♦	$1.8 million for a Mineral Resources Business and Technology System to comply with amendments to the Mining Amendments Act 2008 and simplify lodgement processes for the mining industry
♦	$1.4 million to construct a new laboratory at Wagga Wagga Agricultural Institute that will update and improve soil and plant research facilities
♦	$941,000 for the construction of offshore artificial reefs for recreational fishers near Newcastle that will increase fish habitat, boost fish numbers and provide additional locations for fishing
♦	$849,000 for a Biosecurity Information Management System that is part of the NSW Government’s commitment to a national biosecurity response agreement and
♦	$607,000 for a Scientific Research Project and Portfolio Management System that will enable strategic management of the research portfolio and increase the Department’s research competitiveness.
Forests NSW operates as a separate government business within the Department of Primary Industries.
In 2009-10, it is estimated that Forests NSW will spend $8.2 million on buildings, plant and equipment, and the construction of roads and bridges.
Forests NSW will also spend $43.3 million in 2009-10 on plantation establishment and related works, mainly to meet wood supply commitments and bushfire replanting. This amount is classified as inventory purchases but included in the project listing in Section 4.4.
3.8 HEALTH
Infrastructure investment in the health policy area in 2009-10 is estimated at $607.8 million. The Department of Health capital works program totals $693 million — comprised of capital investment of $603 million and $90 million in recurrent investment. The $607.8 million infrastructure investment in the health policy area includes: NSW Health ($603 million) the Cancer Institute NSW ($3 million), NSW Food Authority ($1.7 million) and Health Care Complaints Commission ($140,000). The health policy area represents 3.4 per cent of the total state investment in infrastructure.

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Investment by NSW Health in infrastructure provides hospitals, health facilities and services around the State to support and deliver key health-related objectives of the State Plan including S1: Improved access to quality health care, S2: Improved survival rates and quality of life for people with potentially fatal or chronic illness through improvements in health care, and F3: Improved outcomes in mental health.
The health policy area faces increasing demand pressures driven by an ageing and growing population, rising community expectations, and new health technologies. These pressures generate demand for funding for new infrastructure, facilities, information systems and health and medical technologies.
NSW Health
Investment in infrastructure by the Department of Health in 2009-10 is estimated at $603 million. In addition, the operating budget for the Department of Health in 2009-10 includes $90 million recurrent expenditure on capital works, bringing the Department’s total capital works program for 2009-10 to $693 million.
The 2009-10 investment is directed at major ongoing projects and at significant new priorities, reflecting the Government’s commitment to reshaping the delivery of health services through Caring Together: The Health Action Plan for NSW. This plan was released in March 2009 as the Government’s response to the Special Commission of Inquiry into Acute Care Services in NSW Public Hospitals (Garling Inquiry).
In particular, the Government has a significant priority over the next four years to deliver major information technology initiatives across New South Wales to further support and enhance patient services and provide the necessary information and systems to support staff delivering this care. This investment will support broad-based reform of quality patient care throughout the State.
In addition, the NSW Government will work with the Australian Government to deliver the Health and Hospitals Fund contribution of $141 million towards a number of NSW Health infrastructure projects, including the redevelopment of Nepean and Narrabri Hospitals and development of a proposed clinical school in Blacktown. New South Wales will also tender for a share of the $532 million available for up to 10 regional cancer centres to be funded by the Australian Government.

Infrastructure Statement 2009-10	3 - 33

Major new and in-progress investment in 2009-10 includes:
Information and Communication Technology
♦	New investment in Information and Communication Technology projects including the Community Health and Outpatients Information System, Corporate Systems Stage 2a and Infrastructure Strategy Phase 1. These new systems will:
•	address the growing demand of service delivery in mental health, aged and chronic care to reduce inpatient admissions in hospitals

•	reduce administrative duties currently performed by clinicians and

•	provide resources for more effective and efficient information sharing and management of health services by improving corporate processes.
♦	$63.1 million to continue development and upgrade works on business information, human resource, medical imaging, and patient and clinical systems. This will provide resources for more effective and efficient information sharing and management of health services, and improve corporate and clinical processes.
♦	$4.9 million to complete a new financial management information system to facilitate provision of shared corporate services and improve the efficiency of back-room functions within NSW Health. This will provide more effective financial, accounting, payroll, IT and recruitment services.
Metropolitan Sydney Hospital and Health Services
♦	Expansion and upgrade of the Nepean Hospital to provide new operating theatres and new medical, surgical, ICU and day-stay beds. The new facilities will provide enhanced clinical services to meet growing demand for acute and sub-acute care in the Nepean Hospital catchment population, as well as meet the needs of the ageing population in the community.
♦	Investment in the Westmead Millennium Institute (incorporating Western Sydney Comprehensive Cancer Centre) specialising in cancer and bio-medical research.
♦	$7 million to complete complementary works at the recently completed Auburn Hospital, on the site of the old hospital, to provide further services including car parking and community health facilities.

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♦	$135 million to continue the major redevelopment of Liverpool Hospital to provide:
•	a new clinical services block providing high-dependency, maternity, medical, non-acute, paediatric inpatient, and surgical services

•	reconfiguration of the existing clinical services block including the Psychiatric Emergency Care Centre and

•	extension and refurbishment of cancer services.
♦	$8 million to complete the upgrade of Royal Prince Alfred Hospital to provide enhanced hospital facilities in inner Sydney as part of the Central Sydney Resource Transition Program.
♦	$3.7 million to complete the replacement of the hyperbaric chamber at Prince of Wales Hospital, which is used for treating decompression illness and for advanced wound management.
♦	$3.5 million to complete the redevelopment of the Redfern/Waterloo Community Health Centre on the Redfern Police Station and Courthouse site.
♦	Replacement of a linear accelerator at St George Hospital to commence clinical services in 2010.
Rural and Regional Health Services
♦	Upgrade of Grafton Hospital to provide new surgical and Emergency Department (ED) facilities to meet expanding community needs.
♦	The redevelopment of Narrabri Hospital (a carry forward commitment from the 2008-09 Budget) as an integrated multifunctional campus that meets the health needs of the ageing community in Narrabri and the surrounding district.
♦	$8.3 million to complete the Newcastle Mater Hospital redevelopment retained works which include the existing hospital services as well as mental health services relocated from James Fletcher Hospital.
♦	$31.1 million to develop Multi Purpose Services (MPS) / HealthOne facilities at Balranald, Coonamble, Eugowra and Manilla.

Infrastructure Statement 2009-10	3 - 35

♦	$12.6 million for HealthOne facilities to address access and improve health services primarily in rural areas including Blayney, Cootamundra, Corowa, Quirindi (as well as at Rouse Hill in Western Sydney) to meet community needs for suitable health care in rural and regional communities.
♦	$16.8 million to complete the development of the Lismore Hospital Integrated Cancer Centre which will provide cancer diagnostics and treatments to northern rivers region patients locally so that residents do not need to travel out of the area for cancer treatments.
♦	$8.2 million for the upgrade of the Maitland Hospital Emergency Department.
♦	$4.5 million to progress new works and the completion of the Cardiac Catheterisation Unit at Lismore Hospital.
♦	$900,000 for the upgrade of Port Macquarie Base Hospital emergency department.
♦	Planning for infrastructure upgrades at Tamworth Hospital.
Medical Equipment
♦	$5 million for medical equipment. Projects include: a Digital Subtraction Angiography Unit at St George Hospital; sterilising equipment at Wagga Wagga Hospital; monitoring equipment in the Sydney West Area Health Service; operating theatre equipment at Concord Hospital; and a Cell and Molecular Therapy Unit at Royal Prince Alfred (RPA) Hospital.
Health Technology Program
♦	In 2009-10 under the Health Technology program two new magnetic resonance imaging (MRI) units are to be procured for Royal North Shore Hospital and the Children’s Hospital at Westmead. Investment in new MRI machines reduces waiting times for appointments and improves the quality of images to enhance diagnostic and treatment capability.
Local Initiatives
♦	$67.8 million for Local Initiatives, which are minor and major works that are developed and funded by Area Health Services (AHS) to meet locally identified infrastructure needs, such as minor refurbishments or equipment upgrades, based on local service delivery priorities. These priorities reflect the Government’s commitment to meet the needs in population growth areas, improve clinical services in rural areas and streamline corporate and clinical services. The source of funds for Local Initiatives includes revenue from fund raising activities and business initiatives and Special Purpose and Trust Funds.

3 - 36	Infrastructure Statement 2009-10

Mental Health Services
♦	$23.6 million to continue mental health projects including the 20 bed non-acute mental health unit at James Fletcher Hospital in Newcastle, Psychiatric Emergency Care Centres (PECCs) at Wollongong and Prince of Wales Hospitals, child and adolescent inpatient units at the Sydney Children’s and Shellharbour Hospitals, an interim mental health unit at Bega Hospital, and the Mandala mental health unit at Gosford Hospital. These works will assist the NSW Health to meet the growing demand for acute, in-patient and emergency treatment for mental health issues in the community.
Ambulance Services
♦	$15.6 million to redevelop ambulance stations at Batemans Bay, Byron Bay and Nelson Bay as well as ambulance fleet replacement, medical equipment, and electronic health record and maintenance for the NSW Ambulance Service. This will enable the ambulance service to meet community demands and expectations of fast, responsive and efficient ambulance service.
Health Public Private Partnerships
NSW Health will also continue its program of Public Private Partnerships (PPPs).
♦	The Royal North Shore Hospital Redevelopment PPP ($721.7 million) commenced in December 2008 and is due for completion in 2013-14. When complete, the complex will provide state of the art hospital facilities and services. The Royal North Shore Hospital PPP is part of a redevelopment project with a total value of $973 million, which includes $251 million for retained works including the community Health facility and the Research and Education Building — which is being jointly funded by the University of Sydney.
♦	Orange Base Hospital /Bloomfield PPP ($162.1 million) is continuing and is due for completion in 2011. The redevelopment of Orange and Bloomfield Hospitals has a total value of $250.5 million. The PPP component will redevelop Orange Hospital and deliver new Forensic and Tertiary Mental Health Units on the Bloomfield Hospital site. The retained works (with a total value of $88.4 million) includes provision of new dental and radiotherapy services.
♦	$5.6 million will be spent on cyclic maintenance of PPP hospitals — the Mater at Newcastle, Orange/Bloomfield, and Royal North Shore Hospital.

Infrastructure Statement 2009-10	3 - 37

Three major hospital projects were completed in 2008-09:
♦	The $145 million redevelopment of Auburn Hospital was completed, with patients moving from the old hospital into the new building in April 2009. Patients are benefiting from new high-grade facilities, equipment and medical technology which will facilitate a high standard of in-patient acute and sub-acute care, surgical services, emergency services and outpatient care.
♦	The $81.6 million Forensic Hospital PPP project at Long Bay Correctional Complex was completed for Justice Health.
♦	The $157.2 million PPP component of the Mater Hospital at Newcastle is expected to be completed in June 2009. Additional hospital works at a cost of $8.3 million will complete the project in 2009-10. The redeveloped hospital, at a total spend of $199.9 million, will provide state of the art hospital facilities and amenities for patients.
Other projects completed in 2008-09 include:
♦	Mona Vale Hospital satellite renal dialysis service, Singleton Hospital Emergency Department, St George Hospital prostate cancer facility, and Sutherland Hospital renal dialysis centre.
♦	Under the rural hospital and health service redevelopment program, a number of smaller rural hospital and health services, with a combined estimated total cost of $40.8 million were completed at Guyra, Tingha, Tottenham, Tullamore, Walcha, Bingara and Merriwa.
3.9 PUBLIC ORDER AND SAFETY
Infrastructure investment in the public order and safety policy area in 2009-10 is estimated at $449.9 million, which is $39 million or 9.5 per cent above the 2008-09 Budget. The public order and safety policy area represents 2.5 per cent of the total state investment in infrastructure.
This policy area covers capital investments for agencies in the criminal justice system, including the NSW Police Force, the Attorney General’s Department, the Department of Corrective Services and the Department of Juvenile Justice. The capital expenses of other emergency services agencies such as the NSW Fire Brigades and the Department of Rural Fire Service are also included in this policy sector.

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Infrastructure investment in this policy area contributes to the achievement of the following State Plan priorities — R1: Reducing rates of crime, particularly violent crime, R2: Reducing re-offending, and R3: Reducing levels of antisocial behaviour.
Capital building investment in the areas of policing, courts and fire services is aimed at providing secure, functional and cost effective accommodation for staff to meet service demands in both city and rural areas throughout the State. The supply and replacement of policing and fire fighting equipment is essential to enable officers to perform their roles effectively and safely.
Increasing demands for correctional accommodation is largely driven by the growing numbers of inmates in both adult and juvenile facilities. Appropriate accommodation is also required to deliver assessment, monitoring, intervention and rehabilitation programs for offenders in the community.
Ongoing major investments in information and communication technologies across the sector will continue to improve operational efficiencies and effectiveness, as well as client services.
The services provided by criminal justice agencies are often interdependent. The key results and infrastructure needs of one agency can be influenced by the performance of other agencies as a person moves through the criminal justice system until their matter is finalised.
Policing Services
Investment in policing services infrastructure by the NSW Police Force is estimated at $160.1 million in 2009-10, which is $1.9 million or 1.2 per cent more than the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$69.7 million to continue the planning and construction of new police stations at Bowral, Burwood, Camden, Coffs Harbour, Glendale, Granville, Kempsey, Lake Illawarra, Leichhardt, Liverpool, Manly, Moree, Parramatta, Raymond Terrace, Riverstone, Tweed Heads, Windsor and Wyong
♦	$47.4 million for various technology projects, including the upgrade of radio equipment and other communications infrastructure, the ongoing upgrade of Police’s Core Operational Policing System, the establishment of a Closed Circuit TV Database and the creation of an interface with the Attorney General’s Department’s JusticeLink on-line judicial network and

Infrastructure Statement 2009-10	3 - 39

♦	$43 million for a range of minor building and other works, including the roll out of Tasers to first response police and the upgrade of prisoner handling facilities at 14 locations throughout the State.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	five new police stations at Dubbo, Fairfield, Lismore, Orange and Wagga Wagga; station refurbishments at The Rocks and Mt Druitt; and other building works, including officer accommodation at Walgett, the upgrade of facilities at the Goulburn police training centre and the weapons training facility at Wetherill Park (at a combined estimated total cost of $83.5 million) and
♦	Information and Communications Technology works, including stage one of a radio communications upgrade and the purchase of a robotic DNA analysis platform ($33.5 million).
Custodial Services
Investment in custodial services infrastructure by the Departments of Corrective Services and Juvenile Justice is estimated at $153.1 million in 2009-10, which is $39.4 million or 34.7 per cent above the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$93.7 million to accommodate the growing adult inmate population across New South Wales, including the new correctional facility at Nowra, the 250 bed expansion of the Cessnock Correctional Centre and finalisation of stage two of the upgrade of the Silverwater Women’s Correctional Centre
♦	$12.9 million for the completion of the construction of an additional 15 bed custodial accommodation unit to ease overcrowding at the Acmena, Orana and Riverina Juvenile Justice Centres and the construction of a pre-release unit at the Reiby Juvenile Justice Centre
♦	$19.8 million for the upgrade of information management systems and technology and
♦	$26.7 million for a range of minor building and other works, including the ongoing replacement of inmate transport vehicles and the upgrade of Juvenile Justice’s front line office accommodation to address current service demands.

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The redevelopment of the Long Bay Prison Hospital as a Public Private Partnership was completed in 2008-09 at an estimated total cost of $86.2 million.
Court Services
Investment in court services infrastructure by the Attorney General’s Department is estimated at $42 million in 2009-10, which is $8.9 million or 17.4 per cent less than the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$12.6 million for the Court Upgrade Program to improve access, security and the efficiency of various courthouses across New South Wales
♦	$9.3 million for the development and implementation of the new Joined Up Justice and Legal eServices systems to improve the sharing of information between justice sector agencies and permit the electronic exchange of information with the legal profession and the general public and
♦	$20.1 million for a range of minor building and other works, including $6 million for the continuing roll-out of remote witness and closed circuit television facilities.
The Sydney West Trial Complex is due to be completed in 2008-09 at an estimated total cost of $103.6 million.
Fire Services
Investment in fire services infrastructure by the NSW Fire Brigades and the Department of Rural Fire Service is estimated at $52.4 million in 2009-10, which is $1.8 million or 3.2 per cent less than the 2008-09 Budget.
Major investment in 2009-10 includes:
♦	$25.4 million for the ongoing acquisition and replacement of fire fighting appliances, fire station renovations and community fire units, and the completion of renovation works at Batlow, Coffs Harbour, Huntingwood, Jerilderie and Scarborough
♦	$15.1 million for fire fighting and counter terrorism plant and equipment and
♦	$11.9 million for the acquisition of motor vehicles by the Department of Rural Fire Service and for information technology, station communications equipment and other minor plant and equipment.

Infrastructure Statement 2009-10	3 - 41

In addition, the Department of Rural Fire Service will be providing an estimated $64.3 million in recurrent grants to local brigades for new and refurbished tankers, general maintenance and the installation of water tanks from the Rural Fire Fighting Fund.
Major projects completed or due to be completed in 2008-09 include the acquisition of 15 replacement fire fighting appliances, the construction of new fire stations at Castle Hill and Lavington and the renovation of a further 12 stations at a combined estimated total cost of $15.8 million.
3.10 RECREATION AND CULTURE
Infrastructure investment in the recreation and culture policy area in 2009-10 is estimated at $232.5 million, which is $65.2 million or 21.9 per cent below the 2008-09 Budget. The decrease is mainly attributable to the completion in 2008-09 of construction of the Victor Trumper Stand by the Sydney Cricket and Sports Ground Trust. The recreation and culture policy area represents 1.3 per cent of the total state investment in infrastructure.
Infrastructure investment in this policy area contributes to the achievement of the State Plan priority E8: More people using parks, sporting and recreational facilities and participating in the arts and cultural activity. Infrastructure investment provides the community with a range of sporting, artistic, recreational and cultural venues and activities for use and to improve quality of life.
Sport and Recreation
Major investment in 2009-10 includes:
♦	$36.9 million by the Sydney Harbour Foreshore Authority, including improved venue facilities at the Sydney Convention and Exhibition Centre ($16.3 million), improvements to the Authority’s commercial property portfolio ($13.1 million) and public domain works including lighting upgrades, landscaping and pedestrian access at Darling Harbour and The Rocks to improve public safety and enhance amenities ($5.5 million)
♦	$29.8 million by the Hunter Region Sporting Venues Authority towards a new Western Grandstand and associated facilities at EnergyAustralia Stadium. This will improve venue facilities for spectators, players, venue hirers and media in the staging of events
♦	$28.6 million by the Zoological Parks Board, mainly to continue a comprehensive program of new exhibit construction and redevelopment of Taronga and Western Plains Zoos

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♦	$17.3 million by the Department of the Arts, Sport and Recreation for the continuation of information technology projects, including a new regulatory information system and an electronic document and records management system ($5.3 million), minor infrastructure and other works across various sport and recreation centres ($5 million) and the continuation of infrastructure upgrades at the Sydney Academy of Sport and the Milson Island and Broken Bay Sport and Recreation Centres ($3.7 million)
♦	$12.7 million by the Western Sydney Parklands Trust for works to enhance public amenity and safety, including the upgrade of Nurragingy Reserve ($3 million), improved signage and tracks ($3 million) and the upgrade of the Dairy Picnic Ground ($2 million) and
♦	$11.1 million by the Sydney Olympic Park Authority for improvements at Sydney Olympic Park, including $4.3 million in developer funded works to further develop the precinct’s significant public assets.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) include:
♦	construction by the Sydney Cricket and Sports Ground Trust of the Victor Trumper Stand ($80.1 million)
♦	upgrades by the Zoological Parks Board of Taronga Zoo. Improvements include additional car parking facilities, including improved bus-bay and bus drop-off areas, thereby reducing the street parking in the local area and improving accessibility to the Zoo ($19 million), and the construction of the Bull Elephant holding facility as part of the Australian breeding program for endangered Asian Elephants ($6.9 million) and
♦	completion by the Sydney Harbour Foreshore Authority of remediation and restoration works at Ballast Point Park ($12.4 million).
Arts and Culture
Major investment in 2009-10 includes:
♦	$28.6 million by the Sydney Opera House for works including infrastructure upgrades to improve and maintain the iconic building ($16.5 million) and the continuation of the Venue Improvement Program, including works such as the installation of the Concert Hall escalator to improve visitor accessibility ($9 million)

Infrastructure Statement 2009-10	3 - 43

♦	$22.8 million by the Art Gallery of New South Wales to continue the construction of a new fine arts collection facility to better secure the Gallery’s art collection ($16.9 million), for ongoing heritage building upgrades and building maintenance ($3.9 million) and for the acquisition of works of art to further build on the prestigious collection ($2 million)
♦	$16.4 million by the State Library of New South Wales for works including the acquisition of collection materials such as books, journals, pictures, maps and manuscripts ($6.7 million), upgrade of the air conditioning system ($3.4 million) and for an expanded electronic catalogue to improve community access to Library collections ($3.3 million)
♦	$4.1 million by the Museum of Applied Arts and Sciences for works, including major building repairs ($2.5 million) and
♦	$4 million by the Australian Museum for building maintenance and other minor works.
Major projects completed or due to be completed in 2008-09 (with estimated total cost) includes:
♦	Construction by the Australian Museum of a new Collections and Research Facility at the Museum’s College Street site and the refurbishment of exhibition spaces ($41.8 million).
3.11 OTHER (INCLUDING SOCIAL SECURITY AND WELFARE)
Infrastructure investment for this policy area in 2009-10 is estimated at $762.4 million, which is $132.5 million or 21 per cent above the 2008-09 Budget. This policy area represents 4.2 per cent of the total state investment in infrastructure.
Social Security and Welfare
The Government provides community and disability services to support those who are most disadvantaged in our community or who need support during times of crisis.
Investment in infrastructure by the Department of Ageing, Disability and Home Care in 2009-10 is $145.4 million, which is $30.1 million or 26.2 per cent above the 2008-09 Budget.

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This investment in infrastructure will assist in addressing the Government’s commitment to expand the range of accommodation and support models available to people with a disability, based on functional need.
In order to accelerate the Stronger Together program, $25 million in expenditure has been brought forward from 2010-11 to 2009-10. This will result in faster completion of projects allowing quicker placement of clients in suitable accommodation.
Major investment in 2009-10 includes:
♦	$60 million for accommodation facilities for clients under Stronger Together
♦	$3.7 million for the implementation of Stage 2 of the Client Information System
♦	$19.1 million for acquisition of supported accommodation places for new clients
♦	$10 million for acquisition of accommodation places to support older carers of adults and children who are unable to continue to live at home
♦	$25.3 million for the redevelopment of the Peat Island facility to a 100 bed village style accommodation for people with an intellectual disability who are ageing and a 20 bed cluster accommodation
♦	$6.2 million to reconfigure the Lachlan Centre as a specialist State-wide accommodation service for people with challenging behaviours
♦	$10.8 million for upgrades to existing accommodation facilities and
♦	$10.3 million for minor works and pre-planning.
Investment in infrastructure by the Department of Community Services in 2009-10 is $29 million and includes:
♦	$11.8 million for caseworker accommodation across New South Wales including sites in regional and remote areas

♦	$10.6 million for information and communications technology infrastructure, to support reforms to service delivery to accommodate the Keep Them Safe program and

♦	$2.7 million for the Safe Families Program for Aboriginal Communities in the Orana Far West region of New South Wales.

Infrastructure Statement 2009-10	3 - 45

Other Purposes
Major investment in 2009-10 includes:
♦	$327 million by the Department of Commerce including $303.3 million for purchase of StateFleet motor vehicles for use by agencies such as the Department of Health, the NSW Police Force and the Department of Education and Training; $10.4 million to upgrade the Government Radio Network and links projects; and $13.3 million for information system enhancement and computer and other equipment replacement programs

♦	$24.3 million by NSW Businesslink to enhance its shared technology infrastructure

♦	$16.3 million by the State Property Authority for government office building refurbishment works including $2.8 million for refurbishment of the McKell Building in Sydney; $2.1 million for refurbishment of government office buildings in Broken Hill and Grafton; and $11.4 million for other building refurbishments and miscellaneous minor works

♦	$11 million by the WorkCover Authority including: $3.1 million to improve the business technology platform on which the core business activities of WorkCover are based; $2.3 million for WorkCover Authority’s licensing system; and $1.9 million for the ongoing program to upgrade regional office accommodation

♦	$1.9 million by the Worker’s Compensation (Dust Diseases) Board for the replacement and upgrade of computer and scientific equipment

♦	$0.5 million by the Department of State and Regional Development for office fit out works and tourism signposting initiatives and

♦	$140 million will be allocated under the Treasurer’s Advance in 2009-10 as a contingency allowance to cover changes in the scope, timing or cost of planned projects or to fund new initiatives.

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CHAPTER 4: AGENCY INFRASTRUCTURE
4.1 INTRODUCTION
This chapter provides the value of agencies’ physical assets as at 30 June 2008 and details of their 2009-10 infrastructure investment projects. Information is presented on an accrual basis.
Section 4.2 provides the total value of each agency’s physical assets as at 30 June 2008. Total physical assets are defined as land, buildings, plant and equipment and infrastructure systems. Land under State roads is excluded from the Roads and Traffic Authority due to uncertainties associated with valuing these assets.
The State’s assets are recorded at fair value, in accordance with accounting policies and standards. Where practicable, an asset’s fair value is measured at its highest and best use. An asset with no feasible alternative use may be valued at fair value for its existing use.
A quoted market price for an asset in an active and liquid market is the best indication of fair value, but where this does not exist, market prices for similar assets can be used. Specialised assets are valued using the replacement cost of the remaining economic benefits. Importantly, the economic benefits of most assets in the general government sector do not depend on generating a net cash inflow.
Sections 4.3 and 4.4 provide the infrastructure investment projects being undertaken in 2009-10 by agencies in the general government and the public trading enterprise sectors respectively. Agencies are grouped by ministerial portfolio within each sector.
A sub-category within the public trading enterprise sector is the competitive government sector. This category includes WSN Environmental Solutions and the electricity sector agencies. In view of the competitive nature of these agencies, information on individual capital projects is regarded as commercial-in-confidence and is not provided. However, an aggregate total expenditure for those agencies is included under the competitive government sector in Section 4.4 and salient features of their program is given under the relevant policy area in Chapter 3.

Infrastructure Statement 2009-10	4 - 1

The State’s infrastructure investment program includes thousands of projects, ranging from the acquisition of minor plant and equipment, through to construction of roads, rail, ports, hospitals, schools, dams, and other facilities. The sheer volume of projects being undertaken precludes a detailed listing of all projects.
Information on agency infrastructure investment projects in 2009-10 is classified as either major works or minor works.
Major works are projects with an estimated total cost of $250,000 or more. Major works are subdivided into new works (projects which have been approved to commence in 2009-10) and works-in-progress (projects which commenced prior to 2009-10 and which have not yet been completed).
Information provided on major works includes location (town), estimated start and completion dates, estimated total cost, estimated expenditure to 30 June 2009 and expenditure in 2009-10.
Minor works is expenditure allocated for miscellaneous purposes such as the purchase of minor plant and equipment, and annual provisions for replacements. An aggregate allocation for minor works (those with an estimated total cost of less than $250,000) is shown for each agency.
As with any plan, the components of agency infrastructure investment plans may change in response to changing circumstances. Examples include construction schedule adjustments due to weather conditions, price variations from pre-tender estimates and revisions to project scopes.
Consequently, the allocations shown against individual projects in this chapter may alter during the course of the financial year.

4 - 2	Infrastructure Statement 2009-10

4.2 VALUE OF AGENCIES’ PHYSICAL ASSETS AS AT 30 JUNE 2008

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government
Aboriginal Housing Office	593,902	298,994	1,295	9,511	903,702
Art Gallery of New South Wales	17,250	143,355	796,524	—	957,129
Attorney General’s Department	182,599	602,675	120,145	—	905,419
Audit Office of New South Wales	—	1,427	479	—	1,906
Australian Museum	35,500	194,374	790,843	3,351	1,024,068
Building and Construction Industry Long Service Payments Corporation	—	—	141	—	141
Cancer Institute NSW	—	—	1,696	—	1,696
Casino, Liquor and Gaming Control Authority (a)	—	—	338	—	338
Catchment Management Authorities	3,341	1,780	2,018	—	7,139
Centennial Park and Moore Park Trust	401,044	54,130	1,149	276,737	733,060
Community Relations Commission	—	174	130	—	304
Crown Finance Entity	—	—	8,395	—	8,395
Crown Leaseholds Entity	6,300,734	—	—	—	6,300,734
Department of Aboriginal Affairs	—	—	705	—	705
Department of Ageing, Disability and Home Care	331,665	217,186	41,711	—	590,562
Department of Commerce	39,520	41,478	635,746	—	716,744
Department of Community Services	50,763	35,301	67,275	—	153,339
Department of Corrective Services	161,755	1,378,238	86,816	—	1,626,809
Department of Education and Training	6,427,188	10,005,772	232,792	—	16,665,752
Department of Environment and Climate Change	1,895,607	257,470	62,896	712,736	2,928,709
Department of Health	1,672,105	6,879,147	690,459	332,774	9,574,485
Department of Juvenile Justice	57,295	124,876	9,944	38,542	230,657
Department of Lands	11,792	14,954	2,118	28,133	56,997
Department of Local Government	—	—	365	—	365
Department of Planning	24,282	—	5,577	—	29,859
Department of Premier and Cabinet	—	—	11,661	—	11,661
Department of Primary Industries	65,282	124,052	38,221	27,318	254,873
Department of Rural Fire Service	—	—	14,832	—	14,832
Department of State and Regional Development	2,635	—	5,667	—	8,302
Department of the Arts, Sport and Recreation	109,912	341,731	10,634	—	462,277
Department of Water and Energy	13,059	9,115	4,357	22,930	49,461
Events New South Wales Pty Limited	—	—	827	—	827
Growth Centres Commission (b)	—	796	353	—	1,149
Health Care Complaints Commission	—	230	305	—	535
Historic Houses Trust of New South Wales	122,820	80,223	35,954	—	238,997
Home Care Service of New South Wales	105	267	4,625	—	4,997
Hunter Development Corporation	—	—	249	—	249
Independent Commission Against Corruption	—	164	710	—	874
Independent Pricing and Regulatory Tribunal	—	—	2,695	—	2,695
Independent Transport Safety and Reliability Regulator	—	187	243	—	430
Judicial Commission of New South Wales	—	—	300	—	300
Land and Property Information New South Wales	27,000	42,602	13,709	—	83,311
Legal Aid Commission of New South Wales	—	6,555	3,070	—	9,625
Luna Park Reserve Trust	10,895	7,967	—	6,952	25,814

Infrastructure Statement 2009-10	4 - 3

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

General Government (cont)
Maritime Authority of New South Wales	86,793	159,611	15,416	772,519	1,034,339
Minister Administering the Environmental Planning and Assessment Act	1,186,890	—	—	—	1,186,890
Ministry for Police	—	—	900	—	900
Ministry of Transport	—	181	264,016	25,710	289,907
Motor Accidents Authority	—	1,879	203	—	2,082
Museum of Applied Arts and Sciences	33,135	80,202	420,928	—	534,265
Natural Resources Commission	—	—	354	—	354
New South Wales Crime Commission	5,970	11,663	4,471	—	22,104
New South Wales Electoral Commission	—	—	2,029	—	2,029
New South Wales Film and Television Office	—	326	102	—	428
New South Wales Fire Brigades	114,002	154,063	162,838	—	430,903
New South Wales Rural Assistance Authority	—	—	142	—	142
NSW Food Authority	1,470	4,801	1,985	—	8,256
NSW Police Force	358,536	699,759	282,909	—	1,341,204
NSW Self Insurance Corporation	—	—	368	—	368
NSW Businesslink Pty Limited	—	2,337	11,109	—	13,446
Office for Children	—	—	673	—	673
Office of the Board of Studies	—	1,540	2,946	—	4,486
Office of the Director of Public Prosecutions	—	—	9,760	—	9,760
Office of Transport Safety Investigations	—	374	69	—	443
Ombudsman’s Office	—	—	850	—	850
Police Integrity Commission	—	843	3,501	—	4,344
Public Trustee NSW	9,579	10,978	3,915	—	24,472
Redfern-Waterloo Authority	—	213,200	11,756	—	224,956
Roads and Traffic Authority	140,139	2,750,640	140,279	41,819,567	44,850,625
Royal Botanic Gardens and Domain Trust	156,460	48,208	29,867	37,396	271,931
State Emergency Service	5,105	7,402	18,493	—	31,000
State Library of New South Wales	62,000	168,493	1,878,838	—	2,109,331
State Property Authority	645,433	451,791	2,126	—	1,099,350
State Records Authority	8,000	41,995	6,732	—	56,727
State Sports Centre Trust	—	687	1,228	22	1,937
Superannuation Administration Corporation	2,700	6,000	3,723	—	12,423
Sydney Olympic Park Authority	648,076	327,032	59,376	349,599	1,384,083
The Legislature	65,000	75,510	51,036	—	191,546
Treasury	—	—	24,287	—	24,287
Western Sydney Parklands Trust	334,497	349	—	3,746	338,592
WorkCover Authority	15,138	4,022	21,004	—	40,164
Workers’ Compensation (Dust Diseases) Board	—	5,712	718	—	6,430
World Youth Day Co-ordination Authority	—	—	266	—	266

TOTAL GENERAL GOVERNMENT	22,436,973	26,094,818	7,147,182	44,467,543	100,146,516

4 - 4	Infrastructure Statement 2009-10

			Plant and	Infrastructure
	Land	Buildings	Equipment	Systems	Total
Agency	$000	$000	$000	$000	$000

Public Trading Enterprises
City West Housing Pty Limited	86,109	124,452	27	—	210,588
Country Energy	45,033	87,774	161,110	3,368,928	3,662,845
Delta Electricity	49,216	35	—	2,402,739	2,451,990
Housing NSW	16,858,027	10,856,360	21,112	299,975	28,035,474
EnergyAustralia	198,112	139,677	186,255	6,182,174	6,706,218
Eraring Energy	31,714	11,471	12,268	2,184,558	2,240,011
Forests NSW	1,024,411	35,128	27,284	117,903	1,204,726
Hunter Water Corporation	123,534	33,369	12,134	1,935,241	2,104,278
Integral Energy	89,169	88,791	106,047	3,071,089	3,355,096
Land Development Working Account	—	—	8	—	8
Landcom	1,545	6,407	1,412	—	9,364
Macquarie Generation	25,250	2,345	12,387	3,547,366	3,587,348
New South Wales Lotteries Corporation	7,390	9,829	8,539	—	25,758
New castle Port Corporation	8,385	63,529	16,589	36,010	124,513
Parramatta Stadium Trust(c)	9,750	28,188	286	—	38,224
Port Kembla Port Corporation	6,019	107,086	60,237	72,121	245,463
Public Transport Ticketing Corporation	—	—	191	—	191
Rail Corporation New South Wales	3,676,017	3,001,812	2,757,944	6,933,199	16,368,972
Rail Infrastructure Corporation	137,846	20,060	732	1,978,811	2,137,449
Residual Business Management Corporation	—	—	28	—	28
State Transit Authority	125,872	56,451	226,045	56,497	464,865
State Water Corporation	14,038	3,286	14,972	368,649	400,945
Sydney Catchment Authority	62,609	590	9,662	1,084,128	1,156,989
Sydney Cricket and Sports Ground Trust (c)	34,000	471,263	4,562	—	509,825
Sydney Ferries	10,338	6,638	64,768	36,294	118,038
Sydney Harbour Foreshore Authority	584,287	842,959	63,979	34,277	1,525,502
Sydney Opera House	75,000	1,667,746	90,730	—	1,833,476
Sydney Ports Corporation	144,135	573,213	22,681	253,335	993,364
Sydney Water Corporation	949,574	11,701	78,643	11,315,486	12,355,404
Teacher Housing Authority	29,313	111,534	53	—	140,900
TransGrid	312,474	59,248	50,971	3,109,222	3,531,915
Transport Infrastructure Development Corporation	120,484	—	—	1,979,760	2,100,244
Wollongong Sportsground Trust	17,500	40,200	652	—	58,352
WSN Environmental Solutions	133,551	157,593	10,321	9,308	310,773
Zoological Parks Board	49,986	205,973	1,609	15,606	273,174

TOTAL PUBLIC TRADING ENTERPRISES	25,040,688	18,824,708	4,024,238	50,392,676	98,282,310

TOTAL GOVERNMENT(d)	47,477,661	44,919,526	11,171,420	94,860,219	198,428,826

Notes:	Unlike the value of physical assets shown in Table 1.2 in Chapter 1, Section 4.2 includes only the value of agencies’ land and buildings, plant and equipment, and infrastructure systems. It includes the value of assets classified as held for sale, investment properties and collection assets. It does not include the minor value of other physical assets such as inventories and software, which are included within Table 1.2 in Chapter 1. Due to public sector reporting policy, the above dissection may differ slightly to the classification in some agencies’ audited financial reports. The totals will remain consistent with agencies’ audited figures.

(a)	The Casino, Liquor and Gaming Control Authority took over the functions of the Casino Control Authority from 1 July 2008.

(b)	The Department of Planning took over the functions of the Growth Centres Commission from 10 December 2008.

(c)	The figures for the Parramatta Stadium Trust are as at 31 December 2007 and those for the Sydney Cricket and Sports Ground Trust are as at 29 February 2008, in accordance with the financial reporting periods used by these agencies.

(d)	Excludes the public financial enterprise sector.

Infrastructure Statement 2009-10	4 - 5

4.3 GENERAL GOVERNMENT SECTOR PROJECTS

The Legislature -

The Legislature	4-9

Premier, and Minister for the Arts -

Department of Premier and Cabinet	4-10
Independent Commission Against Corruption	4-10
New South Wales Electoral Commission	4-10
Natural Resources Commission	4-11
Department of the Arts, Sport and Recreation	4-11
State Library of New South Wales	4-12
Australian Museum	4-12
Museum of Applied Arts and Sciences	4-12
Historic Houses Trust of New South Wales	4-13
Art Gallery of New South Wales	4-13
Ombudsman’s Office	4-14
Independent Pricing and Regulatory Tribunal	4-14
Audit Office of New South Wales	4-14
Events New South Wales Pty Limited	4-14
New South Wales Film and Television Office	4-14

Deputy Premier, Minister for Climate Change and the Environment, and Minister for Commerce -

Department of Environment and Climate Change	4-15
Royal Botanic Gardens and Domain Trust	4-16
Department of Commerce	4-16
NSW Businesslink Pty Limited	4-17
Border Rivers-Gwydir Catchment Management Authority	4-17
Central West Catchment Management Authority	4-17
Hawkesbury-Nepean Catchment Management Authority	4-17
Hunter-Central Rivers Catchment Management Authority	4-17
Lachlan Catchment Management Authority	4-17
Lower Murray-Darling Catchment Management Authority	4-17
Murray Catchment Management Authority	4-17
Murrumbidgee Catchment Management Authority	4-17
Namoi Catchment Management Authority	4-17
Northern Rivers Catchment Management Authority	4-17
Southern Rivers Catchment Management Authority	4-17
Sydney Metropolitan Catchment Management Authority	4-17
Western Catchment Management Authority	4-17
State Records Authority	4-17

Minister for Ageing, Minister for Disability Services, and Minister for Aboriginal Affairs -

Department of Ageing, Disability and Home Care	4-18
Home Care Service of New South Wales	4-18
Department of Aboriginal Affairs	4-18

4 - 6	Infrastructure Statement 2009-10

Attorney General, and Minister for Industrial Relations -

Attorney General’s Department	4-19
Office of the Director of Public Prosecutions	4-20
Public Trustee NSW	4-20
Judicial Commission of New South Wales	4-20
Legal Aid Commission of New South Wales	4-20
Building and Construction Industry Long Service Payments Corporation	4-20

Minister for Community Services -

Department of Community Services	4-21

Minister for Corrective Services, Minister for Public Sector Reform, and Special Minister of State -

Department of Corrective Services	4-22

Minister for Education and Training, and Minister for Women -

Department of Education and Training	4-23
Office of the Board of Studies	4-30

Minister for Emergency Services, and Minister for Small Business -

New South Wales Fire Brigades	4-31
Department of Rural Fire Service	4-31
State Emergency Service	4-32

Minister for Fair Trading, Minister for Citizenship, and Minister Assisting the Premier on the Arts -

Community Relations Commission of New South Wales	4-33

Minister for Finance, Minister for Infrastructure, Minister for Regulatory Reform, and Minister for Ports and Waterways -

Motor Accidents Authority	4-34
WorkCover Authority	4-34
Superannuation Administration Corporation	4-35
State Property Authority	4-35
Maritime Authority of New South Wales	4-35
Workers’ Compensation (Dust Diseases) Board	4-36

Minister for Gaming and Racing, and Minister for Sport and Recreation -

Centennial Park and Moore Park Trust	4-37
Casino, Liquor and Gaming Control Authority	4-37

Minister for Health, and Minister for the Central Coast -

Department of Health	4-38
Cancer Institute NSW	4-43
Health Care Complaints Commission	4-43

Infrastructure Statement 2009-10	4 - 7

Minister for Housing, and Minister for Western Sydney -

Aboriginal Housing Office	4-44

Minister for Juvenile Justice, Minister for Volunteering, Minister for Youth and Minister Assisting the Premier on Veterans’ Affairs -

Department of Juvenile Justice	4-45
Office for Children	4-45

Minister for Local Government, and Minister Assisting the Minister for Health (Mental Health) -

Department of Local Government	4-46

Minister for Planning, and Minister for Redfern Waterloo -

Department of Planning	4-47
Sydney Olympic Park Authority	4-47
Minister Administering the Environmental Planning and Assessment Act	4-47
Barangaroo Delivery Authority	4-48
Western Sydney Parklands Trust	4-48
Redfern-Waterloo Authority	4-49
State Sports Centre Trust	4-49

Minister for Police, Minister for Lands, and Minister for Rural Affairs -

NSW Police Force	4-50
Land and Property Information New South Wales	4-51
Ministry for Police	4-52
New South Wales Crime Commission	4-52
Police Integrity Commission	4-52
Department of Lands	4-52

Minister for Primary Industries, Minister for Energy, Minister for Mineral Resources, and Minister for State Development -

Department of Primary Industries	4-53
Department of Water and Energy	4-54
Department of State and Regional Development	4-54
New South Wales Rural Assistance Authority	4-54
NSW Food Authority	4-54

Minister for Roads -

Roads and Traffic Authority of New South Wales	4-55

Minister for Transport, and Minister for the Illawarra -

Ministry of Transport	4-62
Independent Transport Safety and Reliability Regulator	4-62
Office of Transport Safety Investigations	4-62

Treasurer -

Treasury	4-63
NSW Self Insurance Corporation	4-63
Crown Finance Entity	4-63

4 - 8	Infrastructure Statement 2009-10

THE LEGISLATURE

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
THE LEGISLATURE

MAJOR WORKS

WORK-IN-PROGRESS

BUILDING WORKS AT PARLIAMENT HOUSE	Sydney	2007	2013	3,874	1,128	661

MEMBERS INFORMATION TECHNOLOGY REPLACEMENT STRATEGY	Various	2006	2013	1,982	1,017	320

PARLIAMENT’S COMMUNICATIONS AND INFRASTRUCTURE	Sydney	1994	2013	9,662	8,594	238

PARLIAMENT’S INFORMATION TECHNOLOGY REPLACEMENT	Sydney	2006	2013	992	392	100

SECURITY UPGRADE AT PARLIAMENT HOUSE	Sydney	2008	2010	3,000	1,600	1,400

						2,719

TOTAL, MAJOR WORKS						2,719

TOTAL, MINOR WORKS						1,117

TOTAL, THE LEGISLATURE						3,836

Infrastructure Statement 2009-10	4 - 9

PREMIER, AND MINISTER FOR THE ARTS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF PREMIER AND CABINET

MAJOR WORKS

WORK-IN-PROGRESS

UPGRADE OF INFORMATION TECHNOLOGY INFRASTRUCTURE	Sydney	2008	2012	6,194	115	2,627

						2,627

TOTAL, MAJOR WORKS						2,627

TOTAL, MINOR WORKS						925

TOTAL, DEPARTMENT OF PREMIER AND CABINET						3,552

INDEPENDENT COMMISSION AGAINST CORRUPTION

MAJOR WORKS

WORK-IN-PROGRESS

COMPLAINT HANDLING MANAGEMENT SYSTEM	Sydney	2007	2009	793	743	50

						50

TOTAL, MAJOR WORKS						50

TOTAL, MINOR WORKS						240

TOTAL, INDEPENDENT COMMISSION AGAINST CORRUPTION						290

NEW SOUTH WALES ELECTORAL COMMISSION

MAJOR WORKS

NEW WORKS
STATE ELECTION EVENT INFRASTRUCTURE	Sydney	2009	2011	3,600		2,200

						2,200

WORK-IN-PROGRESS
ELECTION FUNDING AUTHORITY — ELECTION FUNDING SYSTEM	Sydney	2008	2011	2,829	500	1,874

LEGISLATIVE COUNCIL/ LOCAL GOVERNMENT ELECTION SYSTEM UPGRADE	Sydney	2007	2011	5,900	3,800	1,800

						3,674

TOTAL, MAJOR WORKS						5,874

TOTAL, MINOR WORKS						100

TOTAL, NEW SOUTH WALES ELECTORAL COMMISSION						5,974

4 - 10	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NATURAL RESOURCES COMMISSION
MAJOR WORKS

NEW WORKS

UPGRADE OF INFORMATION AND COMMUNICATION TECHNOLOGY AND OFFICE EQUIPMENT	Sydney	2009	2010	309		309
						309

TOTAL, MAJOR WORKS						309

TOTAL, NATURAL RESOURCES COMMISSION						309

DEPARTMENT OF THE ARTS, SPORT AND RECREATION

MAJOR WORKS

WORK-IN-PROGRESS

ADMINISTRATION BUILDING - SYDNEY ACADEMY OF SPORT	Narrabeen	2007	2010	3,066	2,566	500

CLIENT ORIENTED REGULATORY INFORMATION SYSTEM	Sydney	2002	2011	13,648	7,233	4,515

DINING HALL — MILSON ISLAND	Brooklyn	2008	2010	2,140	1,046	1,094

ELECTRONIC DOCUMENT AND RECORDS MANAGEMENT SYSTEM	Sydney	2007	2010	2,265	1,515	750

RECREATIONAL HALL - MILSON ISLAND	Brooklyn	2007	2010	3,199	2,699	500

RECREATIONAL HALL - BROKEN BAY	Patonga	2008	2010	2,687	1,046	1,641

WHARF 4/5 - SUBSTRUCTURE AND OTHER WORKS	Dawes Point	2007	2010	5,108	3,166	1,942

						10,942

TOTAL, MAJOR WORKS						10,942

TOTAL, MINOR WORKS						6,339

TOTAL, DEPARTMENT OF THE ARTS, SPORT AND RECREATION						17,281

Infrastructure Statement 2009-10	4 - 11

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
STATE LIBRARY OF NEW SOUTH WALES

MAJOR WORKS
NEW WORKS

AIR CONDITIONING UPGRADE AND TREATMENT OF CONCRETE CANCER	Sydney	2009	2010	3,400		3,400

UPGRADE OF ICT INFRASTRUCTURE	Sydney	2009	2010	1,500		1,500

						4,900

WORK-IN-PROGRESS

EXPANDED ELECTRONIC CATALOGUE	Sydney	2008	2011	9,994	2,140	3,291

GENERAL BUILDING WORKS	Sydney	2006	2012	8,496	5,196	1,100

						4,391

TOTAL, MAJOR WORKS						9,291

TOTAL, MINOR WORKS						7,147

TOTAL, STATE LIBRARY OF NEW SOUTH WALES						16,438

AUSTRALIAN MUSEUM
MAJOR WORKS
WORK-IN-PROGRESS
REPLACE COPPER ROOF HERITAGE BUILDING	Darlinghurst	2007	2011	2,063	1,008	697

WATERPROOFING	Darlinghurst	2008	2010	3,073	1,879	1,194

						1,891

TOTAL, MAJOR WORKS						1,891

TOTAL, MINOR WORKS						2,145

TOTAL, AUSTRALIAN MUSEUM						4,036

MUSEUM OF APPLIED ARTS AND SCIENCES

MAJOR WORKS

NEW WORKS
MAJOR BUILDING REPAIRS - STONEWORK	Ultimo	2010	2012	3,965		2,500

						2,500

4 - 12	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
MUSEUM OF APPLIED ARTS AND SCIENCES (cont)

WORK-IN-PROGRESS

NETWORK SWITCHING	Ultimo	2008	2010	900	600	300

						300

TOTAL, MAJOR WORKS						2,800

TOTAL, MINOR WORKS						1,325

TOTAL, MUSEUM OF APPLIED ARTS AND SCIENCES						4,125

HISTORIC HOUSES TRUST OF NEW SOUTH WALES

MAJOR WORKS

WORK-IN-PROGRESS

MAINTENANCE WORKS AT GOVERNMENT HOUSE	Sydney	2006	2009	3,159	2,659	500

ROUSE HILL HOUSE AND FARM — EDUCATION FACILITY	Rouse Hill	2008	2010	3,516	2,200	1,316

						1,816

TOTAL, MAJOR WORKS						1,816

TOTAL, MINOR WORKS						435

TOTAL, HISTORIC HOUSES TRUST OF NEW SOUTH WALES						2,251

ART GALLERY OF NEW SOUTH WALES

MAJOR WORKS

NEW WORKS

REPLACEMENT LIGHTING AND SWITCHBOARDS	Sydney	2009	2010	255		255

						255

WORK-IN-PROGRESS

ACQUISITION OF WORKS OF ART — ONGOING	Sydney	1993	2013	77,952	69,952	2,000

BUILDING MAINTENANCE PROGRAM — ONGOING	Sydney	1999	2013	25,430	15,950	2,370

FINE ARTS COLLECTION STORAGE FACILITY	Lilyfield	2007	2011	27,622	8,820	16,880

REPLACEMENT OF AIR CONDITIONING PLANT	Sydney	2007	2011	485	6	234

Infrastructure Statement 2009-10	4 - 13

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ART GALLERY OF NEW SOUTH WALES (cont)

REPLACEMENT OF EARLY WARNING INDICATION SYSTEM	Sydney	2008	2009	610	412	198

SECURITY IMPROVEMENTS - DISPLAY CABINETS, CCTV CAMERAS, AND LIGHTING	Sydney	2007	2010	450	345	105

SECURITY TECHNOLOGY	Sydney	2008	2011	1,800	400	400

						22,187

TOTAL, MAJOR WORKS						22,442

TOTAL, MINOR WORKS						400

TOTAL, ART GALLERY OF NEW SOUTH WALES						22,842

The following agencies have a Minor Works Program only.

OMBUDSMAN’S OFFICE						785

INDEPENDENT PRICING AND REGULATORY TRIBUNAL						180

AUDIT OFFICE OF NEW SOUTH WALES						1,074

EVENTS NEW SOUTH WALES PTY LIMITED						200

NEW SOUTH WALES FILM AND TELEVISION OFFICE						44

4 - 14	Infrastructure Statement 2009-10

DEPUTY PREMIER, MINISTER FOR CLIMATE CHANGE AND THE ENVIRONMENT, AND MINISTER FOR COMMERCE

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF ENVIRONMENT AND CLIMATE CHANGE

MAJOR WORKS

NEW WORKS

GROWTH CENTRES - BIODIVERSITY CERTIFICATION	Various	2009	2032	397,500		815

REGULATORY MANAGEMENT SYSTEM	Hurstville	2009	2011	2,300		700

						1,515

WORK-IN-PROGRESS

ACQUISITION OF SATELLITE IMAGERY	Various	2007	2011	13,269	6,269	3,500

ACQUISITION OF SPATIAL DATA	Various	2005	2010	7,283	6,364	919

BRIGALOW/NANDEWAR ESTABLISHMENT	Various	2005	2013	22,005	19,005	1,500

FIRE MANAGEMENT	Various	2008	2013	16,135	3,415	3,415

LAND PURCHASES — FUNDED BY GRANTS AND DONATIONS	Various	2002	2013	50,172	36,972	7,200

LOWER HUNTER CONSERVATION AREA	Various	2007	2012	7,173	2,473	1,700

PERISHER RANGE REDEVELOPMENT	Perisher Valley	2005	2026	41,177	15,030	4,000

PURCHASE OF PERPETUAL CROWN LEASES FOR CONSERVATION	Various	2007	2011	12,904	6,404	3,250

RADIO NETWORK	Various	2008	2011	16,380	6,750	8,100

RIVERBANK	Various	2006	2011	90,323	59,503	12,875

RIVERS ENVIRONMENTAL RESTORATION	Various	2007	2010	46,945	46,145	800

						47,259

TOTAL, MAJOR WORKS						48,774

TOTAL, MINOR WORKS						20,053

TOTAL, DEPARTMENT OF ENVIRONMENT AND CLIMATE CHANGE						68,827

Infrastructure Statement 2009-10	4 - 15

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROYAL BOTANIC GARDENS AND DOMAIN TRUST

MAJOR WORKS

NEW WORKS

DOMAIN ROADS AND PATHWAYS UPGRADE	Sydney	2009	2012	4,283		806

ICT INFRASTRUCTURE	Sydney	2009	2011	370		166

NEW ROAD ENTRANCE FOR MOUNT ANNAN BOTANIC GARDEN	Camden	2009	2011	4,259		509

						1,481

TOTAL, MAJOR WORKS						1,481

TOTAL, MINOR WORKS						1,879

TOTAL, ROYAL BOTANIC GARDENS AND DOMAIN TRUST						3,360

DEPARTMENT OF COMMERCE

MAJOR WORKS

NEW WORKS

GOVERNMENT RADIO NETWORK LINKS UPGRADE	Various	2009	2010	1,092		1,092

						1,092

WORK-IN-PROGRESS

COMMERCE COMPUTER PROJECTS	Various	2004	2013	29,677	22,356	1,234

ELECTRONIC DOCUMENT RECORDS MANAGEMENT SYSTEM	Sydney	2008	2010	5,018	3,369	1,649

GOVERNMENT RADIO NETWORK DIGITAL UPGRADE	Various	2008	2011	33,400	19,400	9,300

INFORMATION SYSTEM ENHANCEMENTS	Sydney	2001	2013	106,567	57,462	14,475

OFFICE REFURBISHMENT AND RATIONALISATION	Various	2005	2013	51,597	32,685	5,886

RENTAL BOND BOARD SYSTEM UPGRADE	Sydney	2009	2010	5,089	931	4,158

STATEFLEET MOTOR VEHICLES	Various	2007	2013	2,827,663	1,538,652	303,275

						339,977

TOTAL, MAJOR WORKS						341,069

TOTAL, MINOR WORKS						2,130

TOTAL, DEPARTMENT OF COMMERCE						343,199

4 - 16	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NSW BUSINESSLINK PTY LIMITED

MAJOR WORKS

WORK-IN-PROGRESS

INFORMATION AND COMMUNICATION TECHNOLOGY - GROWTH REQUIREMENTS	Liverpool	2006	2013	43,699	12,503	12,013

INFORMATION AND COMMUNICATION TECHNOLOGY - REPLACEMENT	Liverpool	2006	2013	67,979	16,898	11,104

						23,117

TOTAL, MAJOR WORKS						23,117

TOTAL, MINOR WORKS						1,183

TOTAL, NSW BUSINESSLINK PTY LIMITED						24,300

The following agencies have a Minor Works Program only.

BORDER RIVERS-GWYDIR CATCHMENT MANAGEMENT AUTHORITY						23

CENTRAL WEST CATCHMENT MANAGEMENT AUTHORITY						23

HAWKESBURY-NEPEAN CATCHMENT MANAGEMENT AUTHORITY						23

HUNTER-CENTRAL RIVERS CATCHMENT MANAGEMENT AUTHORITY						23

LACHLAN CATCHMENT MANAGEMENT AUTHORITY						23

LOWER MURRAY-DARLING CATCHMENT MANAGEMENT AUTHORITY						23

MURRAY CATCHMENT MANAGEMENT AUTHORITY						23

MURRUMBIDGEE CATCHMENT MANAGEMENT AUTHORITY						23

NAMOI CATCHMENT MANAGEMENT AUTHORITY						23

NORTHERN RIVERS CATCHMENT MANAGEMENT AUTHORITY						23

SOUTHERN RIVERS CATCHMENT MANAGEMENT AUTHORITY						23

SYDNEY METROPOLITAN CATCHMENT MANAGEMENT AUTHORITY						23

WESTERN CATCHMENT MANAGEMENT AUTHORITY						23

STATE RECORDS AUTHORITY						345

Infrastructure Statement 2009-10	4 - 17

MINISTER FOR AGEING, MINISTER FOR DISABILITY SERVICES, AND MINISTER FOR ABORIGINAL AFFAIRS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF AGEING, DISABILITY AND HOME CARE

MAJOR WORKS

WORK-IN-PROGRESS

ACCOMMODATING YOUNG PEOPLE RELOCATED FROM NURSING HOMES	Various	2006	2010	9,905	5,107	4,798

ACCOMMODATION FACILITIES FOR NEW CLIENTS	Various	2005	2011	124,530	86,430	19,050

ASSET RATIONALISATION	Various	2006	2011	33,610	20,210	6,700

CLIENT INFORMATION SYSTEM — PHASE 2	Sydney	2008	2011	7,400	2,600	3,700

DISABILITY ASSISTANCE PACKAGE (DAP)	Various	2009	2011	33,680	50	9,950

MODIFICATION OF GROUP HOMES (SAFETY AND COMPLIANCE)	Various	2005	2012	23,195	13,295	3,300

REDEVELOPMENT OF PEAT ISLAND FACILITY	Peats Ridge	2007	2011	41,623	13,381	25,277

STRONGER TOGETHER ACCOMMODATION FACILITIES FOR CLIENTS	Various	2008	2010	89,090	33,840	55,250

UPGRADE OF RESPITE CENTRES	Various	2005	2010	6,940	6,140	800

UPGRADE/REFURBISH LACHLAN AND GROSVENOR RESIDENCES	Various	2006	2010	20,630	14,410	6,220

						135,045

TOTAL, MAJOR WORKS						135,045

TOTAL, MINOR WORKS						10,325

TOTAL, DEPARTMENT OF AGEING, DISABILITY AND HOME CARE						145,370

The following agencies have a Minor Works Program only.

HOME CARE SERVICE OF NEW SOUTH WALES						3,000

DEPARTMENT OF ABORIGINAL AFFAIRS						140

4 - 18	Infrastructure Statement 2009-10

ATTORNEY GENERAL, AND MINISTER FOR INDUSTRIAL RELATIONS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ATTORNEY GENERAL’S DEPARTMENT

MAJOR WORKS

NEW WORKS

JOINED UP JUSTICE	Various	2009	2012	9,897		3,684

LEGAL ESERVICES	Various	2009	2011	10,017		5,653

						9,337

WORK-IN-PROGRESS

COURT UPGRADES (INCLUDING JUSTICELINK PROJECT)	Various	2002	2015	270,963	93,328	12,585

FORUM SENTENCING FACILITIES	Various	2008	2013	1,070	223	179

REGISTRY OF BIRTHS DEATHS AND MARRIAGES - BUILDING UPGRADE	Chippendale	2002	2013	1,991	1,392	187

REGISTRY OF BIRTHS DEATHS AND MARRIAGES - CONVERSION OF REGISTRY RECORDS 1952 - 1994	Chippendale	1998	2012	1,558	1,201	120

REGISTRY OF BIRTHS DEATHS AND MARRIAGES - SOFTWARE ENHANCEMENT PROJECT	Chippendale	1998	2013	4,398	3,768	255

REGISTRY OF BIRTHS DEATHS AND MARRIAGES - TECHNOLOGY UPGRADE AND DEVELOPMENT	Chippendale	2000	2014	10,206	7,382	130
REMOTE WITNESS FACILITIES	Various	2007	2010	12,898	6,854	6,044

						19,500

TOTAL, MAJOR WORKS						28,837

TOTAL, MINOR WORKS						13,158

TOTAL, ATTORNEY GENERAL’S DEPARTMENT						41,995

Infrastructure Statement 2009-10	4 - 19

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
OFFICE OF THE DIRECTOR OF PUBLIC PROSECUTIONS

MAJOR WORKS

WORK-IN-PROGRESS

HEAD OFFICE ACCOMMODATION RELOCATION	Sydney	2009	2009	13,200	4,600	8,600

						8,600

TOTAL, MAJOR WORKS						8,600

TOTAL, MINOR WORKS						2,113

TOTAL, OFFICE OF THE DIRECTOR OF PUBLIC PROSECUTIONS

PUBLIC TRUSTEE NSW						10,713

MAJOR WORKS

NEW WORKS

NEW BATHURST OFFICE	Bathurst	2009	2010	325		325

O’CONNELL STREET OFFICE UPGRADE	Sydney	2009	2010	890		890

						1,215

TOTAL, MAJOR WORKS						1,215

TOTAL, MINOR WORKS						1,289

TOTAL, PUBLIC TRUSTEE NSW						2,504

The following agencies have a Minor Works Program only.

JUDICIAL COMMISSION OF NEW SOUTH WALES						150

LEGAL AID COMMISSION OF NEW SOUTH WALES						4,350

BUILDING AND CONSTRUCTION INDUSTRY LONG SERVICE PAYMENTS CORPORATION						900

4 - 20	Infrastructure Statement 2009-10

MINISTER FOR COMMUNITY SERVICES

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF COMMUNITY SERVICES

MAJOR WORKS

NEW WORKS

CHILDRENS’ SERVICES INTEGRATED LICENSING SYSTEM	Ashfield	2009	2011	1,571		703

ELECTRONIC DOCUMENT AND RECORDS MANAGEMENT SYSTEM ROADMAP	Ashfield	2009	2010	250		250

KEY INFORMATION DIRECTORY SYSTEM CORE REDESIGN	Ashfield	2009	2011	17,208		9,612

REGIONAL CASEWORKER ACCOMMODATION UPGRADE	Various	2009	2010	11,819		11,819

SAFE FAMILIES IN ORANA FAR WEST ACCOMMODATION	Various	2009	2010	2,660		2,660

						25,044

WORK-IN-PROGRESS

CASEWORKER ACCOMMODATION	Various	2002	2010	120,884	120,719	165

						165

TOTAL, MAJOR WORKS						25,209

TOTAL, MINOR WORKS						3,829

TOTAL, DEPARTMENT OF COMMUNITY SERVICES						29,038

Infrastructure Statement 2009-10	4 - 21

MINISTER FOR CORRECTIVE SERVICES, MINISTER FOR PUBLIC SECTOR REFORM, AND SPECIAL MINISTER OF STATE

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF CORRECTIVE SERVICES

MAJOR WORKS

NEW WORKS

INFORMATION TECHNOLOGY INFRASTRUCTURE STRATEGIC PLAN STAGE 1	Various	2009	2013	47,567		14,881

						14,881

WORK-IN-PROGRESS

1,000 INMATE BEDS	Various	2005	2014	296,355	77,743	90,798

ELECTRONIC CASE MANAGEMENT	Various	2002	2010	8,921	8,335	586

INMATE ESCORT VEHICLES	Silverwater	2005	2014	9,230	3,238	1,500

KARIONG JUVENILE CORRECTIONAL CENTRE	Kariong	2004	2010	5,329	4,979	350

SILVERWATER WOMEN’S CORRECTIONAL CENTRE STAGED DEVELOPMENT	Silverwater	2002	2010	52,751	49,849	2,902

						96,136

TOTAL, MAJOR WORKS						111,017

TOTAL, MINOR WORKS						18,663

TOTAL, DEPARTMENT OF CORRECTIVE SERVICES						129,680

4 - 22	Infrastructure Statement 2009-10

MINISTER FOR EDUCATION AND TRAINING, AND MINISTER FOR WOMEN

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING

SCHOOL EDUCATION SERVICES

MAJOR WORKS

NEW WORKS*

ASHFORD CENTRAL SCHOOL UPGRADE	Ashford	2009	2012	—		—

CABRAMATTA HIGH SCHOOL UPGRADE — STAGE 1	Cabramatta	2009	2012	—		—

CALLAGHAN COLLEGE WALLSEND CAMPUS UPGRADE	Wallsend	2009	2012	—		—

COOLAMON CENTRAL SCHOOL UPGRADE	Coolamon	2009	2012	—		—

ELECTRONIC DOCUMENT AND RECORD MANAGEMENT SYSTEM	Various	2009	2012	—		—

GULGONG HIGH SCHOOL UPGRADE	Gulgong	2009	2012	—		—

HILLTOP ROAD PUBLIC SCHOOL — NEW HALL	Merrylands	2009	2012	—		—

HOMEBUSH WEST PUBLIC SCHOOL UPGRADE	Strathfield	2009	2012	—		—

HURSTVILLE EDUCATION PRECINCT UPGRADE	Hurstville	2009	2012	—		—

JERRABOMBERRA PUBLIC SCHOOL UPGRADE	Jerrabomberra	2009	2012	—		—

LISAROW HIGH SCHOOL - LIBRARY UPGRADE	Lisarow	2009	2012	—		—

NEUTRAL BAY PUBLIC SCHOOL UPGRADE	Neutral Bay	2009	2012	—		—

NEWCASTLE SCHOOLS FOR SPECIAL PURPOSES - CONSOLIDATION	Various	2009	2012	—		—

PREMIER’S SPORTING CHALLENGE — UPGRADE SPORTS HIGH SCHOOLS	Various	2009	2012	—		—

ROSEVILLE PUBLIC SCHOOL UPGRADE	Roseville	2009	2012	—		—

STATE-WIDE COMPLIANCE PROGRAM 2009-10 VARIOUS SCHOOLS	Various	2009	2012	—		—

*	The estimated total cost and 2009-10 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2009-10	4 - 23

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

STATE-WIDE DEMOUNTABLE REPLACEMENT PROGRAM 2009-10	Various	2009	2012	—		—

WAUCHOPE HIGH SCHOOL UPGRADE	Wauchope	2009	2012	—		—

				135,000		19,126

WORK-IN-PROGRESS*

BEGA HIGH SCHOOL UPGRADE — STAGE 3	Bega	2007	2011	4,281	913	1,857

BINGARA GORGE PUBLIC SCHOOL — NEW SCHOOL	Wilton	2008	2011	—	50	—

BLETCHINGTON PUBLIC SCHOOL UPGRADE	Orange	2007	2010	4,886	2,629	2,257

BUILDING BETTER SCHOOLS — NEW HIGH SCHOOL GYMNASIUMS	Various	2007	2012	32,000	5,585	22,494

BUILDING BETTER SCHOOLS — NEW PRIMARY SCHOOL HALLS	Various	2007	2012	41,400	8,891	28,060

BULLIMBAL SCHOOL - NEW SCHOOL	Tamworth	2007	2010	7,680	1,273	6,407

CAIRNSFOOT SCHOOL - RELOCATION	Arncliffe	2008	2011	—	345	—

CARENNE SCHOOL UPGRADE	Bathurst	2008	2010	1,979	1,271	708

CARINGBAH HIGH SCHOOL UPGRADE — STAGE 3	Caringbah	2008	2010	6,882	1,224	5,658

CARLTON PUBLIC SCHOOL UPGRADE	Bexley	2007	2010	1,954	1,824	130

CASINO PUBLIC SCHOOL UPGRADE	Casino	2008	2011	—	396	—

CHATSWOOD HIGH SCHOOL UPGRADE — STAGE 2	Chatswood	2007	2009	2,529	1,709	820

CHATSWOOD HIGH SCHOOL UPGRADE — STAGE 3	Chatswood	2008	2011	—	622	—

COFFS HARBOUR HIGH SCHOOL UPGRADE	Coffs Harbour	2007	2010	7,098	1,947	5,151

CONNECTED CLASSROOMS	Various	2007	2011	119,000	53,233	35,684

DUNGOG HIGH SCHOOL UPGRADE	Dungog	2007	2010	8,450	5,826	2,624

EAST HILLS BOYS HIGH SCHOOL UPGRADE	Panania	2008	2011	—	79	—

*	The estimated total cost and 2009-10 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

4 - 24	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

EAST HILLS GIRLS HIGH SCHOOL UPGRADE	Panania	2008	2011	—	79	—

FLORAVILLE PUBLIC SCHOOL UPGRADE	Belmont	2007	2011	7,093	1,104	4,265

HAZELBROOK PUBLIC SCHOOL UPGRADE	Hazelbrook	2007	2010	2,513	1,256	1,257

KALINDA SCHOOL UPGRADE	Griffith	2008	2011	—	350	—

KEMPSEY HIGH SCHOOL UPGRADE	Kempsey	2008	2011	—	340	—

LACHLAN MACQUARIE COLLEGE FOR MATHS AND SCIENCE UPGRADE	North Parramatta	2008	2010	—	64	—

LEARN OR EARN - TRADE SCHOOLS	Various	2007	2011	14,700	3,192	5,593

LEARNING MANAGEMENT AND BUSINESS REFORM PROJECT	Various	2008	2011	167,838	57,654	62,051

MARSDEN ROAD PUBLIC SCHOOL UPGRADE	Liverpool	2007	2010	2,383	611	1,772

NEWPORT PUBLIC SCHOOL UPGRADE	Newport	2007	2010	3,154	1,167	1,987

OLD BAR PUBLIC SCHOOL UPGRADE	Old Bar	2007	2010	6,624	1,459	5,165

STATE-WIDE COMPLIANCE AND ADDITIONS 2008-09 — VARIOUS SCHOOLS	Various	2008	2011	7,750	4,443	2,708

STATE-WIDE DEMOUNTABLE REPLACEMENT PROGRAM 2007-08	Various	2007	2010	10,523	10,300	223

STATE-WIDE DEMOUNTABLE REPLACEMENT PROGRAM 2008-09	Various	2008	2011	10,000	7,038	2,325

STATE-WIDE GYMNASIUMS AND HALLS PROGRAM 2008-09	Various	2008	2011	14,600	3,377	10,507

STATE-WIDE HALLS/GYMNASIUMS PROGRAM 2007-08	Various	2007	2010	23,083	18,540	4,543

TUMUT PUBLIC SCHOOL - AMALGAMATION OF INFANTS AND PRIMARY SCHOOL SITES	Tumut	2007	2010	6,955	1,260	5,695

Infrastructure Statement 2009-10	4 - 25

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

TWEED RIVER HIGH SCHOOL UPGRADE	Tweed Heads South	2007	2010	4,461	2,100	2,361

ULLADULLA HIGH SCHOOL UPGRADE — STAGE 2	Ulladulla	2008	2011	6,650	589	3,655

VINCENTIA HIGH SCHOOL UPGRADE	Vincentia	2006	2010	—	183	—

WANIORA PUBLIC SCHOOL UPGRADE	Bulli	2007	2010	2,656	2,563	93

WOLLONGONG HIGH SCHOOL OF THE PERFORMING ARTS UPGRADE	Fairy Meadow	2008	2011	—	63	—

WOOLLAHRA PUBLIC SCHOOL UPGRADE	Woollahra	2007	2010	—	330	—

						250,417

PUBLIC PRIVATE PARTNERSHIP PROJECTS

MAJOR WORKS

NEW WORKS

KARIONG MOUNTAINS*	Kariong	2009	2010	25,988		25,988

HIGH SCHOOL — NEW SCHOOL						25,988

TOTAL, MAJOR WORKS						295,531

NATIONAL PARTNERSHIP PROGRAMS

BUILDING THE EDUCATION REVOLUTION - NATIONAL SCHOOL PRIDE PROGRAM	Various	2009	2010	72,550		72,550

BUILDING THE EDUCATION REVOLUTION - PRIMARY SCHOOLS FOR THE 21ST CENTURY	Various	2009	2011	2,683,246		1,506,791

BUILDING THE EDUCATION REVOLUTION - SCIENCE AND LANGUAGE CENTRES FOR THE 21ST CENTURY (SECONDARY SCHOOLS)	Various	2009	2010	220,000		220,000

DIGITAL EDUCATION REVOLUTION	Various	2009	2013	211,385		82,560

TRADE TRAINING CENTRES	Various	2009	2013	201,000		50,000

TOTAL, NATIONAL PARTNERSHIP PROGRAMS						1,931,901

*	Kariong Mountains High School will now be delivered under the Public Private Partnership arrangement.

4 - 26	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

MINOR WORKS

BUILDING BETTER SCHOOLS						65,700

TECHNOLOGY FOR LEARNING						22,059

PRINCIPALS PRIORITY BUILDING PROGRAM						75,000

SCHOOL INFRASTRUCTURE UPGRADES						136,998

OTHER MINOR WORKS						40,198

TOTAL, MINOR WORKS						339,955

TOTAL, SCHOOL EDUCATION SERVICES						2,567,387

TAFE SERVICES

NEW WORKS*

ARMIDALE TAFE - COMMUNITY SERVICES UPGRADE	Armidale	2009	2012	—		—

CAMPBELLTOWN TAFE - FIRE HYDRANT REPLACEMENT	Campbelltown	2009	2011	—		—

DUBBO TAFE - YARRADAMARRA CENTRE EXTENSION	Dubbo	2009	2011	—		—

DUBBO TAFE — HEAVY VEHICLES FACILITY	Dubbo	2009	2012	—		—

LEARN OR EARN - TRADE SCHOOLS	Various	2009	2012	—		—

MACQUARIE FIELDS TAFE — CONSTRUCTION AND MANUFACTURING FACILITIES	Macquarie Fields	2009	2012	—		—

NORTH SYDNEY TAFE - DUNBAR BUILDING REFURBISHMENT — STAGE 1	North Sydney	2009	2012	—		—

RANDWICK TAFE - SUSTAINABLE HYDRAULIC TRADE CENTRE	Randwick	2009	2012	—		—

SHELLHARBOUR TAFE - CHILDREN’S SERVICES TRAINING FACILITY	Shellharbour	2009	2012	—		—

TAFE E-LEARNING SYSTEMS 2009-10	Various	2009	2010	—		—

TAFE STUDENT ADMINISTRATION AND CLASS MANAGEMENT SYSTEM - STAGE 1	Various	2009	2011	—		—

*	The estimated total cost and 2009-10 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

Infrastructure Statement 2009-10	4 — 27

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

ULTIMO TAFE - INFRASTRUCTURE SUSTAINABILITY STAGE 2	Ultimo	2009	2012	—		—

WAGGA WAGGA TAFE - ENGINEERING AND DIGITAL MEDIA FACILITIES	Wagga Wagga	2009	2012	—		—

WOLLONGBAR TAFE - PLUMBING AND INFRASTRUCTURE UPGRADE	Wollongbar	2009	2011	—		—

WOLLONGONG TAFE - METAL FABRICATION UPGRADE	Wollongong	2009	2012	—		—

				86,829		31,284

WORK-IN-PROGRESS*

BALLINA TAFE - CAMPUS UPGRADE	Ballina	2008	2011	4,100	611	3,298

BATHURST TAFE - BUILDINGS A AND G REFURBISHMENT AND BUILDING F EXTENSION	Bathurst	2006	2009	5,014	4,992	22

BLUE MOUNTAINS TAFE (KATOOMBA) — MASSAGE, BEAUTY THERAPY, TOURISM, HEALTH AND AGED CARE	Katoomba	2007	2010	5,369	1,278	4,091

COFFS HARBOUR EDUCATION CAMPUS - AUTOMOTIVE, HEALTH AND SPORT AND RECREATION	Coffs Harbour	2006	2009	9,197	9,187	10

DUBBO TAFE - REFURBISHMENT	Dubbo	2007	2010	5,383	4,827	556

GRANVILLE TAFE - BLOCK K REFURBISHMENT	Granville	2008	2011	—	393	—

GRANVILLE TAFE - STUDENT AMENITIES AND SECURITY	Granville	2006	2009	2,831	2,815	16

GREAT LAKES TAFE - RELOCATION FROM TUNCURRY SITE	Myall Lake	2008	2011	—	285	—

HAMILTON TAFE - BLOCK A REFURBISHMENT STAGE 1	Hamilton	2008	2011	8,800	1,219	2,296

MACQUARIE FIELDS TAFE — SPORT AND RECREATION	Macquarie Fields	2007	2010	5,668	3,490	2,178

MACQUARIE FIELDS TAFE — UPGRADE STAGE 2	Macquarie Fields	2008	2011	—	358	—

*	The estimated total cost and 2009-10 expenditure for new works and works in progress (which are yet to be tendered) have not been included due to their commercially sensitive nature.

4 - 28	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

MUDGEE TAFE - TOURISM AND HOSPITALITY	Mudgee	2008	2011	4,494	1,434	3,033

MUSWELLBROOK TAFE - MINING INDUSTRY SKILL CENTRE STAGE 1	Muswellbrook	2008	2011	—	239	—

NEWCASTLE TAFE - BLOCK F REFURBISHMENT	Tighes Hill	2006	2009	5,666	5,658	8

NEWCASTLE TAFE - HAIRDRESSING AND BEAUTY THERAPY	Tighes Hill	2007	2010	5,346	4,192	1,154

NIRIMBA TAFE - CAMPUS REDEVELOPMENT	Schofields	2007	2010	6,493	6,060	433

NORTHERN BEACHES TAFE — HEALTH AND FITNESS ACCESS AND CUSTOMER SERVICES	Brookvale	2008	2011	—	223	—

NOWRA TAFE - FACILITIES UPGRADE	North Nowra	2008	2011	—	241	—

RANDWICK TAFE - UPGRADE FACILITIES	Randwick	2007	2010	7,600	3,127	4,473

RYDE TAFE - HOSPITALITY AND REPLACEMENT OF MAJOR OPERATING PLANT	Ryde	2006	2009	8,599	8,593	6

RYDE TAFE - MEADOWBANK TAFE - NORTHERN BEACHES TAFE - TRAINING KITCHEN UPGRADES	Various	2007	2010	7,050	3,047	4,003

TAFE INSTITUTES - WELDING BAYS UPGRADE	Various	2008	2009	4,500	3,732	768

TAFE ONLINE PROJECT STAGE 2	Various	2005	2010	8,292	7,869	423

TAMWORTH TAFE - METAL FABRICATION AND WELDING	Tamworth	2008	2011	—	487	—

TEMORA TAFE — CAMPUS UPGRADE	Temora	2008	2011	—	382	—

ULTIMO TAFE - BUILDING W UPGRADE - SAFETY REQUIREMENTS	Ultimo	2006	2009	8,000	7,988	12

Infrastructure Statement 2009-10	4 - 29

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF EDUCATION AND TRAINING (cont)

ULTIMO TAFE - INFRASTRUCTURE SUSTAINABILITY STAGE 1	Ultimo	2008	2010	2,300	979	1,321

						48,475

TOTAL, MAJOR WORKS						79,759

MINOR MISCELLANEOUS WORKS						18,949

TOTAL, TAFE EDUCATION SERVICES						98,708

TOTAL, DEPARTMENT OF EDUCATION AND TRAINING						2,666,095

OFFICE OF THE BOARD OF STUDIES

MAJOR WORKS

NEW WORKS

INFORMATION COMMUNICATION TECHNOLOGY REPLACEMENT PROGRAM	Sydney	2009	2013	2,724		431

						431

TOTAL, MAJOR WORKS						431

TOTAL, OFFICE OF THE BOARD OF STUDIES						431

4 - 30	Infrastructure Statement 2009-10

MINISTER FOR EMERGENCY SERVICES, AND MINISTER FOR SMALL BUSINESS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NEW SOUTH WALES FIRE BRIGADES

MAJOR WORKS

WORK-IN-PROGRESS

COMMUNITY-BASED MOBILE FIREFIGHTING TRAILER UNITS	Various	2005	2013	8,842	2,211	2,455

GREATER SYDNEY AREA STRATEGIC PROGRAM	Various	2002	2010	10,393	8,393	2,000

JERILDERIE FIRE STATION RENOVATIONS	Jerilderie	2007	2010	384	14	370

REPLACEMENT OF EXTENSION LADDER FIRE ENGINES	Sydney	1997	2013	35,725	28,613	1,778

REPLACEMENT OF SPECIALIST FIRE ENGINES AND RESCUE VEHICLES	Various	1997	2013	59,171	28,627	7,636

REPLACEMENT OF STATION FIRE ENGINES	Various	1997	2013	158,695	124,391	8,576

STATION COMMUNICATION EQUIPMENT MAINTENANCE AND REPLACEMENT	Various	2002	2013	31,020	16,764	3,564

						26,379

TOTAL, MAJOR WORKS						26,379

TOTAL, MINOR WORKS						17,766

TOTAL, NEW SOUTH WALES FIRE BRIGADES						44,145

DEPARTMENT OF RURAL FIRE SERVICE

MAJOR WORKS

WORK-IN-PROGRESS

PURCHASE OF COMPUTER AND OTHER SMALL EQUIPMENT	Homebush Bay	2000	2013	20,369	13,129	1,810

REPLACEMENT OF MOTOR VEHICLES FOR SERVICE FLEET	Homebush Bay	2000	2013	65,237	39,317	6,480

						8,290

TOTAL, MAJOR WORKS						8,290

TOTAL, DEPARTMENT OF RURAL FIRE SERVICE						8,290

Infrastructure Statement 2009-10	4 - 31

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
STATE EMERGENCY SERVICE

MAJOR WORKS

WORK-IN-PROGRESS

COMMUNICATIONS EQUIPMENT	Various	1993	2013	26,454	20,841	1,383

MOTORISED HYDRAULIC CUTTERS	Various	2006	2013	1,087	779	77

RESCUE EQUIPMENT	Various	2007	2013	8,490	2,830	1,415

						2,875

TOTAL, MAJOR WORKS						2,875

TOTAL, MINOR WORKS						50

TOTAL, STATE EMERGENCY SERVICE						2,925

4 - 32	Infrastructure Statement 2009-10

MINISTER FOR FAIR TRADING, MINISTER FOR CITIZENSHIP, AND MINISTER ASSISTING THE PREMIER ON THE ARTS
The following agency has a Minor Works Program only.

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
COMMUNITY RELATIONS COMMISSION OF NEW SOUTH WALES						50

Infrastructure Statement 2009-10	4 - 33

MINISTER FOR FINANCE, MINISTER FOR INFRASTRUCTURE, MINISTER FOR REGULATORY REFORM, AND MINISTER FOR PORTS AND WATERWAYS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
MOTOR ACCIDENTS AUTHORITY

MAJOR WORKS

NEW WORKS

CASE MANAGEMENT SYSTEM	Sydney	2009	2011	661		461

FINANCIAL MANAGEMENT INFORMATION SYSTEM	Sydney	2009	2011	500		400

PERSONAL INJURY REGISTER SYSTEM	Sydney	2009	2011	1,000		500

						1,361

TOTAL, MAJOR WORKS						1,361

TOTAL, MINOR WORKS						766

TOTAL, MOTOR ACCIDENTS AUTHORITY						2,127

WORKCOVER AUTHORITY

MAJOR WORKS

NEW WORKS

PROCESS IMPROVEMENT TOOLS FOR FRONTLINE STAFF	Gosford	2009	2013	6,030		1,030

						1,030

WORK-IN-PROGRESS

INFORMATION TECHNOLOGY HARDWARE UPGRADE	Gosford	2004	2013	11,147	8,175	872

REGIONAL AND DISTRICT OFFICE ACCOMMODATION	Various	2001	2010	23,015	21,065	1,950

UPGRADE BUSINESS SYSTEM TECHNOLOGY	Gosford	2005	2013	15,018	5,944	3,074

WORKCOVER AUTHORITY LICENSING SYSTEM	Gosford	2005	2013	9,996	3,647	2,349

						8,245

TOTAL, MAJOR WORKS						9,275

TOTAL, MINOR WORKS						1,725

TOTAL, WORKCOVER AUTHORITY						11,000

4 - 34	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SUPERANNUATION ADMINISTRATION CORPORATION

MAJOR WORKS

WORK-IN-PROGRESS

OFFICE FITOUTS AND INFORMATION TECHNOLOGY EQUIPMENT TO SERVICE NEW CLIENTS	Coniston	2004	2013	22,893	13,793	2,400

						2,400

TOTAL, MAJOR WORKS						2,400

TOTAL, SUPERANNUATION ADMINISTRATION CORPORATION						2,400

STATE PROPERTY AUTHORITY
MAJOR WORKS
NEW WORKS
BUILDING REFURBISHMENT PROGRAM — NEW WORKS	Various	2009	2013	7,878		1,852

						1,852

WORK-IN-PROGRESS

BUILDING REFURBISHMENT PROGRAM — WORK IN PROGRESS	Various	2001	2013	56,608	24,270	11,779

SYSTEMS AND EQUIPMENT UPGRADES	Sydney	2007	2013	3,324	1,241	1,158

						12,937

TOTAL, MAJOR WORKS						14,789

TOTAL, MINOR WORKS						1,513

TOTAL, STATE PROPERTY AUTHORITY						16,302

MARITIME AUTHORITY OF NEW SOUTH WALES
MAJOR WORKS

NEW WORKS
REDEVELOPMENT OF BALLS HEAD COAL LOADER	North Sydney	2009	2012	3,050		550

REDEVELOPMENT OF HOMEBUSH BAY WEST MARITIME FACILITIES	Auburn	2009	2013	4,035		250

REGIONAL SERVICE CENTRE - TAMWORTH	Tamworth	2009	2009	400		400

						1,200

Infrastructure Statement 2009-10	4 - 35

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
MARITIME AUTHORITY OF NEW SOUTH WALES (cont)

WORK-IN-PROGRESS

CHARTER VESSEL WHARVES - UPGRADE PROGRAM	Various	2008	2013	12,223	2,223	4,248

BLACKWATTLE BAY - PRECINCT DEVELOPMENT	Pyrmont	2008	2012	1,645	20	450

COMMUTER WHARVES - UPGRADE PROGRAM	Various	2006	2013	43,175	7,959	8,537

REPLACE ENVIRONMENTAL AND HARBOUR CLEANING SERVICES VESSEL	Sydney	2008	2011	1,401	1	700

ROZELLE BAY MARITIME PRECINCT DEVELOPMENT - COMMERCIAL BOAT RAMP AND ASSOCIATED WORKS	Rozelle	2006	2010	1,801	601	1,200

SEWAGE PUMPOUT AND DAY BERTHING FACILITIES	Sydney	2008	2012	1,169	79	1,050

UPGRADE OF MARITIME ASSET PROPERTY SYSTEM	Rozelle	2006	2010	1,560	1,160	400

						16,585

TOTAL, MAJOR WORKS						17,785

TOTAL, MINOR WORKS						6,975

TOTAL, MARITIME AUTHORITY OF NEW SOUTH WALES						24,760

The following agency has a Minor Works Program only.

WORKERS’ COMPENSATION (DUST DISEASES) BOARD						1,939

4 - 36	Infrastructure Statement 2009-10

MINISTER FOR GAMING AND RACING, AND MINISTER FOR SPORT AND RECREATION

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
CENTENNIAL PARK AND MOORE PARK TRUST

MAJOR WORKS

NEW WORKS

CENTENNIAL PARK PARADE GROUNDS EVENT INFRASTRUCTURE	Centennial Park	2009	2010	384		384

HERITAGE PALLISADE FENCE RESTORATION	Centennial Park	2009	2013	410		115

MOORE PARK CAR PARK REMEDIATION	Centennial Park	2009	2011	1,924		128

MOORE PARK GOLF CAR PARK UPGRADE	Centennial Park	2009	2010	575		575

MOORE PARK GOLF COURSE DRAINAGE RECTIFICATION	Centennial Park	2009	2013	641		256

MOORE PARK WEST/CLEVELAND SOUTH CYCLE PATH UPGRADE	Centennial Park	2009	2010	511		511

MUSGRAVE POND GROSS POLLUTANT TRAP AND VEHICLE ACCESS	Centennial Park	2009	2011	898		64

QUEENS PARK SPORT FIELDS RECTIFICATION	Centennial Park	2009	2010	320		320

						2,353

TOTAL, MAJOR WORKS						2,353

TOTAL, MINOR WORKS						1,534

TOTAL, CENTENNIAL PARK AND MOORE PARK TRUST
The following agency has a Minor Works Program only.

CASINO, LIQUOR AND GAMING CONTROL AUTHORITY						70

Infrastructure Statement 2009-10	4 - 37

MINISTER FOR HEALTH, AND MINISTER FOR THE CENTRAL COAST

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH

MAJOR WORKS

NEW WORKS*

INFORMATION COMMUNICATION AND TECHNOLOGY

COMMUNITY HEALTH AND OUTPATIENTS INFORMATION SYSTEM	Chatswood	2009	2016	—		—

CORPORATE SYSTEMS STAGE 2	Chatswood	2009	2015	—		—

INFRASTRUCTURE STRATEGY PHASE 1	Chatswood	2009	2012	—		—

BATHURST HOSPITAL AMBULATORY CARE (HERITAGE BUILDING)	Bathurst	2009	2011	—		—

BLACKTOWN CARDIAC CATHETERISATION	Blacktown	2009	2011	—		—

GRAFTON BASE HOSPITAL EMERGENCY DEPT/OPERATING THEATRE	Grafton	2009	2011	—		—

HEALTH TECHNOLOGY PROGRAM

HEALTH TECHNOLOGY OTHER WORKS	North Sydney	2009	2010	—		—

ROYAL NORTH SHORE HOSPITAL - 3T MAGNETIC RESONANCE IMAGER (MRI) REPLACEMENT	St Leonards	2009	2010	—		—

KOGARAH EARLY CHILDHOOD CENTRE	Kogarah	2009	2010	—		—

LOCAL INITIATIVES 2009-10	Various	2009	2010	67,839		67,839

NARRABRI HOSPITAL REDEVELOPMENT**	Narrabri	2009	2012	—		—

NEPEAN HOSPITAL REDEVELOPMENT STAGE 3	Penrith	2009	2013	—		—

*	The estimated total cost and 2009-10 expenditure for new works (which are yet to be tendered) have not been included due to their commercially sensitive nature.

**	These works were included in Budget Paper No 4 in 2008-09 but were deferred in the 2008-09 Mini-Budget and are now commencing in 2009-10.

4 - 38	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH (cont)

PLANNING FOR FUTURE NEW WORKS	North Sydney	2009	2010	8,968		8,968

ILLAWARRA RENAL SERVICE EXPANSION	Wollongong	2009	2010	—		—

ROYAL NORTH SHORE HOSPITAL — POSITRON EMISSION TOMOGRAPHY	St Leonards	2009	2010	—		—

RURAL HOSPITAL AND HEALTH SERVICE

COONAMBLE MULTI-PURPOSE SERVICE (MPS)/HEALTHONE**	Coonamble	2009	2011	13,900		10,350

MANILLA MULTI-PURPOSE SERVICE (MPS)/HEALTHONE**	Manilla	2009	2013	—		—

ST GEORGE LINEAR ACCELERATOR	Kogarah	2009	2010	—		—

EQUIPMENT SUPPLEMENTATION

CONCORD HOSPITAL UPGRADE OPERATING THEATRES	Concord	2009	2010	—		—

ROYAL PRINCE ALFRED HOSPITAL — CELL AND MOLECULAR THERAPY UNIT	Camperdown	2009	2010	—		—

ST GEORGE HOSPITAL DIGITAL SUBTRACTION ANGIOGRAPHY	Kogarah	2009	2010	—		—

SYDNEY WEST AREA HEALTH SERVICE - EQUIPMENT PROGRAM	Westmead	2009	2010	—		—

WAGGA WAGGA BASE HOSPITAL UPGRADE STERILISING EQUIPMENT	Wagga Wagga	2009	2010	—		—

				593,407		172,032

WORK-IN-PROGRESS

INFORMATION COMMUNICATION AND TECHNOLOGY

BUSINESS INFORMATION STRATEGY	Chatswood	2007	2011	35,930	14,021	12,165

HUMAN RESOURCE INFORMATION SYSTEM	Chatswood	2006	2012	50,728	31,649	14,751

*	The estimated total cost and 2009-10 expenditure for new works (which are yet to be tendered) have not been included due to their commercially sensitive nature.

**	These works were included in Budget Paper No 4 in 2008-09 but were deferred in the 2008-09 Mini-Budget and are now commencing in 2009-10.

Infrastructure Statement 2009-10	4 - 39

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH (cont)

MEDICAL IMAGING PICTURE ARCHIVING AND COMMUNICATIONS SYSTEM AND RADIOLOGY INFORMATION SYSTEM	Various	2007	2011	62,867	25,290	21,530

PATIENT ADMINISTRATION SYSTEM	Various	2001	2010	89,719	88,537	1,182

PATIENT AND CLINICAL SYSTEMS	Chatswood	2003	2012	39,903	34,948	1,500

PATIENT AND CLINICAL SYSTEMS PHASE 2	Chatswood	2004	2010	115,000	103,212	11,788

PATIENT BILLING SYSTEM	Chatswood	2007	2010	1,500	1,291	209

AMBULANCE INFRASTRUCTURE

AMBULANCE STATION UPGRADE — NELSON BAY	Nelson Bay	2007	2010	1,030	70	960

BATEMANS BAY AMBULANCE STATION	Batemans Bay	2008	2011	1,300	135	950

BYRON BAY AMBULANCE STATION	Byron Bay	2008	2011	1,400	90	920

ELECTRONIC HEALTH RECORD	Rozelle	2008	2012	12,910	1,432	3,456

FLEET REPLACEMENT	Rozelle	2006	2012	35,000	21,048	7,000

MEDICAL EQUIPMENT AND MAINTENANCE	Rozelle	2006	2011	10,000	6,192	2,000

RADIO NETWORK	Rozelle	2008	2012	1,400	350	350

AUBURN HEALTH SERVICES REDEVELOPMENT	Auburn	2006	2012	145,100	124,583	7,079

BREAST CANCER SCREENING	Alexandria	2007	2011	19,220	17,820	400

GOSFORD HOSPITAL - MANDALA MENTAL HEALTH UNIT	Gosford	2006	2010	12,126	5,495	6,631

HYPERBARIC CHAMBER PRINCE OF WALES HOSPITAL	Randwick	2006	2010	7,623	3,969	3,654

LISMORE INTEGRATED CANCER CARE	Lismore	2007	2010	27,000	10,165	16,835

LIVERPOOL HOSPITAL REDEVELOPMENT STAGE 2	Liverpool	2006	2012	394,459	108,720	135,034

MAITLAND HOSPITAL EMERGENCY DEPARTMENT	Maitland	2007	2010	10,000	1,783	8,217

MANNING BASE HOSPITAL EMERGENCY DEPARTMENT	Taree	2006	2010	13,279	13,072	207

4 - 40	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH (cont)

MENTAL HEALTH PROJECTS

BEGA INTERIM MENTAL HEALTH UNIT	Bega	2007	2010	2,200	394	1,806

JAMES FLETCHER HOSPITAL - 20 BED UNIT	Newcastle	2005	2011	8,918	1,299	6,868

PRINCE OF WALES PSYCHIATRIC EMERGENCY CARE CENTRE	Randwick	2008	2010	2,630	584	2,046

SHELLHARBOUR HOSPITAL CHILD AND ADOLESCENT INPATIENT	Shellharbour	2007	2010	4,400	2,692	1,708

SYDNEY CHILDREN’S HOSPITAL CHILD AND ADOLESCENT INPATIENT	Randwick	2007	2011	10,277	215	1,300

WOLLONGONG PSYCHIATRIC EMERGENCY CARE CENTRE	Wollongong	2007	2010	5,500	2,300	3,200

MERRIWA HOSPITAL	Merriwa	2004	2010	10,168	9,680	488

MULTI-PURPOSE SERVICES (MPS) AND HEALTH ONE NSW

BALRANALD MPS	Balranald	2007	2011	16,589	760	13,329

EUGOWRA MPS	Eugowra	2007	2010	7,722	842	6,880

OTHER MPS AND HEALTHONE NSW	Various	2006	2012	37,032	9,497	12,606

NORTHERN BEACHES SITE ACQUISITION	North Sydney	2007	2010	—	—	—

PORT MACQUARIE BASE HOSPITAL EMERGENCY DEPARTMENT INTERIM UPGRADE	Port Macquarie	2008	2010	1,300	400	900

PROVISION FOR HEALTH INFRASTRUCTURE TRANSITION COSTS	North Sydney	2008	2012	35,650	10,000	10,000

PUBLIC PRIVATE PARTNERSHIPS (PPP) — CYCLICAL MAINTENANCE

LONG BAY FORENSIC HOSPITAL CYCLICAL MAINTENANCE	Malabar	2008	2018	10,132	—	—

NEWCASTLE MATER HOSPITAL CYCLICAL MAINTENANCE	Newcastle	2008	2018	24,088	805	789

ORANGE BASE HOSPITAL CYCLICAL MAINTENANCE	Orange	2008	2018	47,502	2,013	3,317

Infrastructure Statement 2009-10	4 - 41

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH (cont)

ROYAL NORTH SHORE HOSPITAL CYCLICAL MAINTENANCE	St Leonards	2008	2018	55,505	509	1,486

QUEANBEYAN HOSPITAL RENAL SERVICES	Queanbeyan	2008	2010	900	200	700

REDFERN/WATERLOO COMMUNITY HEALTH CENTRE	Redfern	2006	2010	9,769	6,304	3,465

ROYAL PRINCE ALFRED HOSPITAL STAGE 2	Camperdown	1997	2010	47,651	39,693	7,958

RURAL CARDIAC CATHETERISATION LABORATORY STRATEGY	Various	2005	2010	10,100	5,613	4,487

RYDE HOSPITAL UPGRADE	Ryde	2007	2010	4,500	3,686	814

SHARED CORPORATE SERVICES	Chatswood	2006	2011	56,558	48,783	4,964

STATEWIDE PLANNING AND ASSET MAINTENANCE	North Sydney	1995	2013	53,971	48,174	2,186

EDMUND BLACKETT BUILDING	Randwick	2008	2010	1,300	500	800

NEWCASTLE MATER HOSPITAL REDEVELOPMENT

MATER HOSPITAL PPP	Newcastle	2007	2010	157,179	157,179	—

MATER HOSPITAL REDEVELOPMENT RETAINED WORKS	Newcastle	2003	2010	42,767	34,425	8,342

ORANGE / BLOOMFIELD REDEVELOPMENT

ORANGE / BLOOMFIELD REDEVELOPMENT PUBLIC PRIVATE PARTNERSHIP (PPP)	Orange	2008	2011	162,092	—	3,676

ORANGE BASE HOSPITAL DENTAL CLINIC	Orange	2007	2010	1,434	253	1,181

ORANGE BASE HOSPITAL RADIOTHERAPY	Orange	2007	2011	18,956	4,663	6,555

ORANGE BASE HOSPITAL/BLOOMFIELD REDEVELOPMENT RETAINED WORKS	Orange	2004	2012	68,053	30,822	17,412

4 - 42	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF HEALTH (cont)

ROYAL NORTH SHORE HOSPITAL (RNSH) REDEVELOPMENT*

RNSH COMMUNITY HEALTH SERVICES (RETAINED COSTS)	St Leonards	2002	2013	151,197	67,209	19,857

RNSH PUBLIC PRIVATE PARTNERSHIP (PPP)**	St Leonards	2008	2014	721,672	—	—

RNSH RESEARCH AND EDUCATION BUILDING	St Leonards	2005	2010	100,179	95,344	4,835

						411,076

TOTAL, MAJOR WORKS						583,108

TOTAL, MINOR WORKS						109,803

TOTAL, DEPARTMENT OF HEALTH (Capital Works Program)						692,911

Less Capital Expensing***						-90,000

TOTAL, DEPARTMENT OF HEALTH (Capital Expenditure)						602,911

CANCER INSTITUTE NSW MAJOR WORKS WORK-IN-PROGRESS

INFORMATION TECHNOLOGY ENHANCEMENTS FOR CANCER PROGRAMS	Redfern	2007	2011	5,838	1,764	3,000

						3,000

TOTAL, MAJOR WORKS						3,000

TOTAL, CANCER INSTITUTE NSW						3,000

The following agency has a Minor Works Program only.

HEALTH CARE COMPLAINTS COMMISSION						140

*	Total value of the Royal North Shore Hospital (RNSH) redevelopment is $973 million.

**	RNSH PPP was awarded in December 2008. PPPs are recognised once the project becomes operational, sometimes in stages. The ETC represents the expected total value of finance lease assets.

***	Capital Expensing represents one-off project expenditure that is subsequently treated as operating expenditure. It is shown separately to ensure valid comparison with prior years.

Infrastructure Statement 2009-10	4 - 43

MINISTER FOR HOUSING, AND MINISTER FOR WESTERN SYDNEY

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ABORIGINAL HOUSING OFFICE

MAJOR WORKS

NEW WORKS

ADDITIONAL HOUSING	Various	2009	2011	16,478		11,844

						11,844

WORK-IN-PROGRESS

ADDITIONAL HOUSING	Various	2005	2010	9,494	8,743	728

						728

TOTAL, MAJOR WORKS						12,572

TOTAL, MINOR WORKS						928

TOTAL, ABORIGINAL HOUSING OFFICE						13,500

4 - 44	Infrastructure Statement 2009-10

MINISTER FOR JUVENILE JUSTICE, MINISTER FOR VOLUNTEERING, MINISTER FOR YOUTH, AND MINISTER ASSISTING THE PREMIER ON VETERANS’ AFFAIRS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF JUVENILE JUSTICE

MAJOR WORKS

NEW WORKS

FRONT LINE OFFICES - REFURBISHMENT	Various	2009	2013	6,703		3,112

REIBY COTTAGE FIT OUT OF PRE-RELEASE FACILITY	Campbelltown	2009	2010	1,928		1,928

						5,040

WORK-IN-PROGRESS

ACMENA JUVENILE JUSTICE CENTRE — ADDITIONAL ACCOMMODATION UNIT	Grafton	2008	2010	8,225	780	7,445

CORPORATE INFORMATION SYSTEM	Haymarket	2006	2010	4,970	2,727	2,243

CORPORATE SERVICES MANAGEMENT INFORMATION SYSTEM UPGRADE	Haymarket	2007	2010	3,544	1,475	2,069

ORANA JUVENILE JUSTICE CENTRE- ADDITIONAL ACCOMMODATION UNIT	Dubbo	2007	2010	7,368	6,868	500

REDEVELOPMENT OF RIVERINA JUVENILE JUSTICE CENTRE	Wagga Wagga	2008	2013	56,410	500	3,000

						15,257

TOTAL, MAJOR WORKS						20,297

TOTAL, MINOR WORKS						3,100

TOTAL, DEPARTMENT OF JUVENILE JUSTICE						23,397

OFFICE FOR CHILDREN

MAJOR WORKS

NEW WORKS

REBUILD OF EMPLOYMENT SCREENING SYSTEM	Sydney	2009	2011	1,500		1,000

						1,000

TOTAL, MAJOR WORKS						1,000

TOTAL, MINOR WORKS						163

TOTAL, OFFICE FOR CHILDREN						1,163

Infrastructure Statement 2009-10	4 - 45

MINISTER FOR LOCAL GOVERNMENT, AND MINISTER ASSISTING THE MINISTER FOR HEALTH (MENTAL HEALTH)

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
The following agency has a Minor Works Program only.

DEPARTMENT OF LOCAL GOVERNMENT						150

4 - 46	Infrastructure Statement 2009-10

MINISTER FOR PLANNING, AND MINISTER FOR REDFERN WATERLOO

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF PLANNING

MAJOR WORKS

WORK-IN-PROGRESS

ACQUISITION OF COASTAL LAND	Various	1998	2013	41,326	29,326	3,000

						3,000

TOTAL, MAJOR WORKS						3,000

TOTAL, MINOR WORKS						812

TOTAL, DEPARTMENT OF PLANNING						3,812

SYDNEY OLYMPIC PARK AUTHORITY

MAJOR WORKS

WORK-IN-PROGRESS

DEVELOPER FUNDED PRECINCT IMPROVEMENTS	Homebush Bay	2006	2013	18,936	8,886	4,250

						4,250

TOTAL, MAJOR WORKS						4,250

TOTAL, MINOR WORKS						6,811

TOTAL, SYDNEY OLYMPIC PARK AUTHORITY						11,061

MINISTER ADMINISTERING THE ENVIRONMENTAL PLANNING AND ASSESSMENT ACT

MAJOR WORKS

WORK-IN-PROGRESS

GENERAL LAND ACQUISITION (FIVE YEAR ROLLING PROGRAM)	Various	2007	2013	224,112	67,668	30,361

LAND ACQUISITION FOR NORTH WEST RAIL CORRIDOR	Various	2006	2012	279,000	144,000	83,000

LAND ACQUISITION FOR SOUTH WEST RAIL CORRIDOR	Various	2005	2012	150,500	85,500	33,000

						146,361

TOTAL, MAJOR WORKS						146,361

TOTAL, MINISTER ADMINISTERING THE ENVIRONMENTAL PLANNING AND ASSESSMENT ACT						146,361

Infrastructure Statement 2009-10	4 - 47

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
BARANGAROO DELIVERY AUTHORITY

MAJOR WORKS

WORK-IN-PROGRESS

BARANGAROO LAND PAYMENTS	Millers Point	2009	2012	19,490	1,842	7,387

TEMPORARY PASSENGER TERMINAL CONSTRUCTION	Balmain	2009	2011	5,118	150	500

						7,887

TOTAL, MAJOR WORKS						7,887

TOTAL, BARANGAROO DELIVERY AUTHORITY						7,887

WESTERN SYDNEY PARKLANDS TRUST

MAJOR WORKS

NEW WORKS

SIGNAGE AND TRACK IMPROVEMENTS	Various	2009	2010	3,000		3,000

UPGRADE NURRAGINGY RESERVE AND NEARBY FIELDS	Doonside	2009	2010	3,000		3,000

UPGRADE OF DAIRY PICNIC GROUND	Horsley Park	2009	2010	2,000		2,000

WORK-IN-PROGRESS						8,000

BUNGARRIBEE PARK	Blacktown	2008	2013	7,100	1,300	900

CONSERVATION WORKS	Horsley Park	2008	2013	3,250	400	800

MULTIPURPOSE PATHWAY	Blacktown	2009	2013	6,000	800	500

						2,200

TOTAL, MAJOR WORKS						10,200

TOTAL, MINOR WORKS						2,480

TOTAL, WESTERN SYDNEY PARKLANDS TRUST						12,680

4 - 48	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
REDFERN-WATERLOO AUTHORITY

MAJOR WORKS

NEW WORKS

AUSTRALIAN TECHNOLOGY PARK — HIGH VOLTAGE FEEDERS	Redfern	2009	2010	2,340		2,340

AUSTRALIAN TECHNOLOGY PARK — PUBLIC DOMAIN PRELIMINARY WORKS	Redfern	2009	2010	1,500		1,500

						3,840

TOTAL, MAJOR WORKS						3,840

TOTAL, MINOR WORKS						550

TOTAL, REDFERN-WATERLOO AUTHORITY						4,390

The following agency has a Minor Works Program only.

STATE SPORTS CENTRE TRUST						84

Infrastructure Statement 2009-10	4 - 49

MINISTER FOR POLICE, MINISTER FOR LANDS, AND MINISTER FOR RURAL AFFAIRS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NSW POLICE FORCE

MAJOR WORKS

NEW WORKS

COFFS HARBOUR POLICE STATION	Coffs Harbour	2009	2015	18,937		200

HELICOPTER REPLACEMENT	Bankstown Aerodrome	2009	2011	10,696		2,112

LIVERPOOL POLICE STATION	Liverpool	2009	2013	18,000		200

MANLY POLICE STATION	Manly	2009	2013	14,785		200

MOREE POLICE STATION	Moree	2009	2013	17,790		200

POLICE EDUCATION CENTRE	Goulburn	2009	2010	750		750

PRISONER HANDLING UPGRADES AT 14 LOCATIONS	Various	2009	2013	18,882		4,400

PROVISION FOR FUTURE INFORMATION AND COMMUNICATION TECHNOLOGY WORKS	Parramatta	2009	2011	3,467		2,900

RADIO COMMUNICATION - PHASE 2	Various	2009	2010	13,118		13,118

ROLL OUT OF TASERS TO FIRST RESPONSE POLICE	Various	2009	2013	6,504		4,851

TWEED HEADS POLICE STATION	Tweed Heads	2009	2012	15,000		200

WATER POLICE SEAWALL REPLACEMENT	Balmain	2009	2010	550		550

						29,681

WORK-IN-PROGRESS

ASSET CONFISCATION SYSTEM	Parramatta	2006	2010	3,224	2,874	350

BOWRAL POLICE STATION	Bowral	2007	2014	12,677	99	100

BURWOOD POLICE STATION	Burwood	2005	2011	17,491	2,591	9,400

CAMDEN POLICE STATION	Narellan	2007	2011	16,929	678	8,954

CLOSED CIRCUIT TV DATABASE AND EVIDENCE ANALYSIS	Parramatta	2008	2010	8,869	5,819	3,050

FIT OUT OF VEHICLES FOR ADDITIONAL POLICE OFFICERS	Various	2008	2012	5,223	484	1,283

FORENSIC INFORMATION MANAGEMENT SYSTEM	Parramatta	2006	2010	5,283	3,283	2,000

4 - 50	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NSW POLICE FORCE (cont)

GLENDALE POLICE STATION	Glendale	2008	2012	17,343	125	1,300

GRANVILLE POLICE STATION	Granville	2005	2011	15,170	5,822	6,848

INTERFACE WITH JUSTICELINK ON-LINE JUDICIAL SYSTEM	Parramatta	2006	2010	6,635	4,736	1,899

KEMPSEY POLICE STATION	Kempsey	2005	2011	13,938	2,634	8,839

LAKE ILLAWARRA POLICE STATION	Lake Illawarra	2005	2011	17,039	5,889	7,692

LEICHHARDT POLICE STATION	Leichhardt	2007	2013	20,448	283	1,610

MOBILE DATA TERMINAL UPGRADE	Various	2007	2010	11,845	10,945	900

MOBILE FORENSIC LABORATORY	Pemulwuy (Sydney)	2008	2010	1,000	370	630

PARRAMATTA POLICE STATION	Parramatta	2007	2015	23,558	1,157	100

RAYMOND TERRACE POLICE STATION	Raymond Terrace	2006	2011	13,073	777	7,815

RIVERSTONE POLICE STATION	Riverstone	2008	2012	17,281	90	2,500

UPGRADE OF CORE OPERATING POLICING SYSTEM	Parramatta	2007	2013	74,166	17,795	19,250

UPGRADE OF INFORMATION COMMUNICATIONS TECHNOLOGY EQUIPMENT	Various	2007	2012	34,737	24,624	3,171

WINDSOR POLICE STATION	Windsor	2005	2010	11,247	6,596	4,651

WYONG POLICE STATION	Wyong	2005	2011	14,636	921	8,880

						101,222

TOTAL, MAJOR WORKS						130,903

TOTAL, MINOR WORKS						29,218

TOTAL, NSW POLICE FORCE						160,121

LAND AND PROPERTY INFORMATION NEW SOUTH WALES

MAJOR WORKS

NEW WORKS

CROWN LAND CONVERSION PROJECT	Sydney	2009	2012	6,530		2,800

DIGITISATION OF TITLING RECORDS — STAGE 1	Sydney	2009	2010	1,000		1,000

ELECTRONIC DATA PROCESSING EQUIPMENT	Various	2009	2013	16,553		4,250

						8,050

Infrastructure Statement 2009-10	4 - 51

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
LAND AND PROPERTY INFORMATION NEW SOUTH WALES (cont)

WORK-IN-PROGRESS

AERIAL DIGITAL CAMERA	Bathurst	2006	2010	3,233	3,053	180

BUILDING IMPROVEMENTS	Sydney	2006	2011	7,623	5,623	1,000

DIGITAL CONVERSION OF AERIAL PHOTOGRAPHY	Bathurst	2007	2011	1,163	663	250

DIGITISATION OF HISTORICAL PLANS	Sydney	2005	2011	3,683	2,883	500

ELECTRONIC PLAN LODGEMENT PROJECT	Sydney	2007	2011	2,750	1,492	1,000

GEOCODED URBAN AND RURAL ADDRESS PROJECT	Bathurst	2007	2012	1,417	448	250

GOVERNMENT PROPERTY INTERESTS INFORMATION TECHNOLOGY SYSTEM	Sydney	2007	2010	3,171	2,321	850

IMAGERY AND MAPPING ONLINE SERVICE	Bathurst	2007	2012	1,251	449	250

INFORMATION TECHNOLOGY HUMAN RESOURCES UPGRADE	Sydney	2008	2011	1,205	20	1,100

NATIONAL ELECTRONIC CONVEYANCING SYSTEM	Sydney	2006	2011	4,448	1,448	2,000

SURVEY INFRASTRUCTURE PROJECT	Bathurst	2007	2014	7,246	970	1,255

TOPOGRAPHIC SYSTEM IMPROVEMENT	Bathurst	2007	2012	1,550	280	450

UPGRADED MAPPING OF LAND OWNERSHIP DETAILS	Bathurst	2007	2011	1,734	934	400

						9,485

TOTAL, MAJOR WORKS						17,535

TOTAL, MINOR WORKS						1,465

TOTAL, LAND AND PROPERTY INFORMATION NEW SOUTH WALES						19,000

The following agencies have a Minor Works Program only.

MINISTRY FOR POLICE						69

NEW SOUTH WALES CRIME COMMISSION						1,561

POLICE INTEGRITY COMMISSION						1,790

DEPARTMENT OF LANDS						644

4 - 52	Infrastructure Statement 2009-10

MINISTER FOR PRIMARY INDUSTRIES, MINISTER FOR ENERGY, MINISTER FOR MINERAL RESOURCES, AND MINISTER FOR STATE DEVELOPMENT

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF PRIMARY INDUSTRIES

MAJOR WORKS

NEW WORKS

BIOSECURITY INFORMATION MANAGEMENT SYSTEM	Orange	2009	2011	1,253		849

COMMERCIAL FISHERIES MANAGEMENT SYSTEM	Cronulla	2009	2012	4,804		2,358

MINERAL RESOURCES BUSINESS AND TECHNOLOGY SYSTEM	Maitland	2009	2011	3,990		1,809

OFFICE AND CATTLE TICK FACILITIES UPGRADE	Tweed Heads	2009	2010	750		750

OFFICE UPGRADE	Eden	2009	2010	400		400

OFFSHORE ARTIFICIAL REEFS FOR RECREATIONAL FISHING	Newcastle	2009	2010	941		941

SCIENTIFIC RESEARCH PROJECT AND PORTFOLIO MANAGEMENT SYSTEM	Orange	2009	2011	1,042		607

						7,714

WORK-IN-PROGRESS

BIOSECURITY UPGRADE AT ELIZABETH MACARTHUR AGRICULTURAL INSTITUTE	Menangle	2008	2013	56,678	1,514	17,672

INFORMATION AND COMMUNICATION TECHNOLOGY ENHANCEMENT	Various	2006	2011	9,989	9,489	350

RELOCATION OF GOSFORD HORTICULTURAL INSTITUTE	Gosford	2005	2010	8,736	736	8,000

SOIL AND PLANT PROCESSING FACILITY AT WAGGA WAGGA AGRICULTURAL INSTITUTE	Wagga Wagga	2008	2010	2,819	1,400	1,419

						27,441

TOTAL, MAJOR WORKS						35,155

TOTAL, MINOR WORKS						10,215

TOTAL, DEPARTMENT OF PRIMARY INDUSTRIES						45,370

Infrastructure Statement 2009-10	4 - 53

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
DEPARTMENT OF WATER AND ENERGY

MAJOR WORKS

WORK-IN-PROGRESS

FLOOD WARNING PROGRAM	Various	1994	2010	1,410	1,285	125

WATER MANAGEMENT AND MONITORING INFORMATION SYSTEM	Various	2004	2011	19,975	13,877	3,484

						3,609

TOTAL, MAJOR WORKS						3,609

TOTAL, MINOR WORKS						9,440

TOTAL, DEPARTMENT OF WATER AND ENERGY						13,049

DEPARTMENT OF STATE AND REGIONAL DEVELOPMENT

MAJOR WORKS

WORK-IN-PROGRESS

INFORMATION TECHNOLOGY INFRASTRUCTURE	Various	2006	2010	1,981	1,915	66

REGIONAL TOURISM SIGNPOSTING STRATEGY	Various	2007	2011	1,200	600	300

						366

TOTAL, MAJOR WORKS						366

TOTAL, MINOR WORKS						113

TOTAL, DEPARTMENT OF STATE AND REGIONAL DEVELOPMENT						479

The following agencies have a Minor Works Program only.

NEW SOUTH WALES RURAL ASSISTANCE AUTHORITY						50

NSW FOOD AUTHORITY						1,700

4 - 54	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
MINISTER FOR ROADS

ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES

Start dates are not shown since each project is an amalgam of individual works. Estimated total cost and completion dates are not available (n.a.) at this stage for some projects as they are in the planning phase.

MAJOR WORKS*

SYDNEY

ALFORDS POINT BRIDGE NORTHERN APPROACH WIDEN TO 4 LANES	Padstow Heights	2011	53,000	6,500		20,000

BANGOR BYPASS STAGE 2, MARSDEN ROAD TO NEW ILLAWARRA ROAD	Barden Ridge	2010	41,000	6,000		20,000

BUS PRIORITY ON STRATEGIC CORRIDORS	Various	2012	295,000	185,000		40,000

CAMDEN VALLEY WAY, BERNERA ROAD TO COWPASTURE ROAD, WIDEN TO 4 LANES	Edmondson Park	2011	65,000	11,700		22,000

CAMDEN VALLEY WAY, COWPASTURE ROAD TO COBBITTY ROAD WIDEN TO 4 LANES (PLANNING)	Leppington - Harrington Park	n.a.	n.a.	3,100		2,000

CAMDEN VALLEY WAY, COBBITTY ROAD TO NARELLAN ROAD WIDEN TO 4 LANES	Harrington Park	2012	n.a.**	1,400		5,000

COWPASTURE ROAD, M7 MOTORWAY TO NORTH LIVERPOOL ROAD, WIDEN TO 4 LANES	Hinchinbrook	2011	72,000	14,400		28,000

COWPASTURE ROAD, CAMDEN VALLEY WAY TO MAIN STREET, WIDEN TO 4 LANES	Horningsea Park	2009	18,000	14,600		2,000

FALCON STREET PEDESTRIAN BRIDGE AND UNDERPASS AND RAMP	Cammeray	2009	15,000	12,300		2,700

F3 FREEWAY TO M2 MOTORWAY LINK (PLANNING, FEDERAL FUNDED)	Wahroonga - Carlingford	n.a.	n.a.	6,200		5,000

F3 SYDNEY TO NEWCASTLE FREEWAY, WIDENING TO 6 LANES BETWEEN MT COLAH AND COWAN (STATE AND FEDERAL FUNDED)	Mount Colah, Berowra, Cowan	2009	104,000	77,100		21,000

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

**	Estimated cost will be confirmed following award of the major contract.

Infrastructure Statement 2009-10	4 - 55

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

F5 WIDENING, BROOKS ROAD TO NARELLAN ROAD (STATE AND FEDERAL FUNDED)	Ingleburn - Campbelltown		2011	140,000	14,000	52,000

HOXTON PARK ROAD, BANKS ROAD TO COWPASTURE ROAD, WIDEN TO 4 LANES	Hoxton Park		2011	71,000	14,570	30,000

INNER WEST BUSWAY ALONG VICTORIA ROAD	Drummoyne, Rozelle		2011	175,000	39,500	60,000

M2 ENHANCEMENTS, WINDSOR ROAD TO LANE COVE ROAD (PLANNING)	Baulkham Hills - Macquarie Park		n.a.	n.a.	1,800	1,000

M4 EXTENSION (PLANNING, STATE AND FEDERAL FUNDED)	Strathfield		n.a.	n.a.	9,400	2,000

M5 CORRIDOR STUDY (STATE AND FEDERAL FUNDED)	Arncliffe		2011	15,000	2,300	6,000

M5 EAST TUNNEL FILTRATION	Bexley North		2009	65,000	40,200	22,000

M5 ENHANCEMENTS, KING GEORGES ROAD TO CAMDEN VALLEY WAY (PLANNING)	Beverly Hills - Prestons		n.a.	n.a.	1,600	1,000

NETWORK MANAGEMENT (PINCH POINT STRATEGY)	Various		2012	100,000	21,600	25,000

RIVERSTONE RAILWAY OVERPASS (PLANNING)	Riverstone		n.a.	n.a.	1,800	2,000

NORTH WESTERN SYDNEY ROADS PROGRAM	Various		2010	15,700	-	15,700

GREAT WESTERN HIGHWAY

WOODFORD TO HAZELBROOK, STATION STREET TO FERGUSON AVENUE, WIDEN TO 4 LANES (STATE AND FEDERAL FUNDED)	Woodford, Hazelbrook		2012	160,000	55,000	12,000

LAWSON, FERGUSON AVENUE TO RIDGE STREET, WIDEN TO 4 LANES	Lawson		2012	220,000	59,500	60,000

BULLABURRA, RIDGE STREET TO GENEVIEVE ROAD, WIDEN TO 4 LANES (PLANNING)	Bullaburra		n.a.	n.a.	1,300	1,000

BULLABURRA TO WENTWORTH FALLS, GENEVIEVE ROAD TO TABLELAND ROAD, WIDEN TO 4 LANES (PLANNING)	Bullaburra, Wentworth Falls		n.a.	n.a.	2,800	5,000

WENTWORTH FALLS EAST, TABLELAND ROAD TO STATION STREET, WIDEN TO 4 LANES (STATE AND FEDERAL FUNDED)	Wentworth Falls		2012	115,000	18,300	32,000

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

4 - 56	Infrastructure Statement 2009-10

				ESTIMATED		EST. EXPEND	ALLOCATION
				TOTAL COST		TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000		$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

MOUNT VICTORIA TO LITHGOW (PLANNING, STATE AND FEDERAL FUNDED)	Mt Victoria - Hartley		n.a.	n.a.		3,100	5,000

HUME HIGHWAY

COOLAC BYPASS (FEDERAL FUNDED)	Coolac		2009	179,000		166,100	8,800

DUPLICATION OF SHEAHAN BRIDGE, GUNDAGAI (FEDERAL FUNDED)	Gundagai		2009	78,000		67,300	10,700

SOUTHERN HUME DUPLICATION (FEDERAL FUNDED) (Estimated Total Cost includes an estimate of interest earned)	Sturt Highway - Albury		2009	924,000		762,000	162,000

TARCUTTA BYPASS (FEDERAL FUNDED)	Tarcutta		2011	n.a.	**	4,000	65,000

HOLBROOK BYPASS (PLANNING AND PRECONSTRUCTION, FEDERAL FUNDED)	Holbrook		n.a.	n.a.		1,900	11,000

WOOMARGAMA BYPASS (FEDERAL FUNDED)	Woomargama		2011	n.a.	**	11,000	80,000

PACIFIC HIGHWAY

KARUAH TO BULAHDELAH SECTIONS 2 AND 3, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Bulahdelah		2009	262,000		222,000	34,000

BULAHDELAH BYPASS, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Bulahdelah		2012	n.a.	**	61,300	60,000

FAILFORD ROAD TO TRITTON ROAD (PLANNING)	Failford		n.a.	n.a.		2,500	1,000

COOPERNOOK TO MOORLAND, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Moorland		2010	190,000		122,600	66,000

MOORLAND TO HERONS CREEK, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED) (Estimated Total Cost includes an estimate of interest earned)	Kew		2010	365,000		276,700	86,000

HERONS CREEK TO STILLS ROAD (STATE AND FEDERAL FUNDED)	Herons Creek		2011	n.a.	**	5,300	12,000

OXLEY HIGHWAY TO KEMPSEY (PLANNING)	Port Macquarie - Kempsey		n.a.	n.a.		13,500	3,000

KEMPSEY BYPASS (STATE AND FEDERAL FUNDED)	Kempsey		2014.	n.a.	**	24,800	20,000

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

**	Estimated cost will be confirmed following award of the major contract.

Infrastructure Statement 2009-10	4 - 57

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

WARRELL CREEK TO URUNGA (PLANNING AND PRECONSTRUCTION, STATE AND FEDERAL FUNDED)	Nambucca Heads		n.a.	n.a.	23,400	20,000

COFFS HARBOUR BYPASS (PLANNING, STATE AND FEDERAL FUNDED)	Coffs Harbour		n.a.	n.a.	30,200	5,000

COFFS HARBOUR (SAPPHIRE) TO WOOLGOOLGA DUPLICATION (STATE AND FEDERAL FUNDED)	Woolgoolga		2014	n.a. **	37,000	100,000

GLENUGIE UPGRADE (STATE AND FEDERAL FUNDED)	Glenugie		2012	60,000	800	10,000

WELLS CROSSING TO ILUKA ROAD (PLANNING)	Harwood		n.a.	n.a.	15,400	1,000

DEVILS PULPIT UPGRADE (PLANNING, FEDERAL FUNDED)	Tabbimoble		n.a.	n.a.		5,000

WOODBURN TO BALLINA (PLANNING)	Wardell		n.a.	n.a.	26,600	2,000

BALLINA BYPASS, DUAL CARRIAGEWAYS (STATE AND FEDERAL FUNDED)	Ballina		2012	640,000	289,100	170,000

TINTENBAR TO EWINGSDALE (PLANNING AND PRECONSTRUCTION, STATE AND FEDERAL FUNDED)	Bangalow		n.a.	n.a.	34,500	25,000

BANORA POINT UPGRADE, INCLUDING SEXTON HILL (STATE AND FEDERAL FUNDED)	Banora Point		2012	n.a. **	12,300	40,000

PRINCES HIGHWAY

LAWRENCE HARGRAVE DRIVE INTERSECTION UPGRADE	Bulli		2011	31,000	10,200	10,000

WOLLONGONG NORTHERN DISTRIBUTOR EXTENSION	Bellambi		2009	110,000	106,200	3,000

OAK FLATS TO DUNMORE, DUAL CARRIAGEWAYS	Dunmore		2009	120,000	98,900	12,000

GERRINGONG TO BOMADERRY (PLANNING)	Gerringong, Berry, Bomaderry		n.a.	n.a.	11,900	10,000

SOUTH NOWRA DUPLICATION KINGHORNE STREET TO FOREST ROAD (PLANNING)	Nowra		n.a.	n.a.	1,700	4,000

CONJOLA MOUNTAIN REALIGNMENT (STATE AND FEDERAL FUNDED)	Conjola		2010	58,000	29,500	23,000

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

**	Estimated cost will be confirmed following award of the major contract.

4 - 58	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

VICTORIA CREEK REALIGNMENT (PLANNING)	Central Tilba		n.a.	n.a.	1,500	3,000

DIGNAMS CREEK REALIGNMENT (PLANNING)	Dignams Creek		n.a.	n.a.	300	500

BEGA BYPASS (PLANNING, FEDERAL FUNDED)	Bega		n.a.	n.a.	600	1,500

ILLAWARRA AND SOUTH COAST

KINGS HIGHWAY IMPROVEMENTS BETWEEN QUEANBEYAN AND BUNGENDORE (STATE AND FEDERAL FUNDED)	Queanbeyan - Bungendore		2011	26,300	7,900	8,000

LANYON DRIVE, TOMPSITT DRIVE TO ACT BORDER DUPLICATION	Jerrabomberra		2011	8,000	500	4,000

NOWRA TO NERRIGA UPGRADE (STATE, FEDERAL AND LOCAL GOVT FUNDED)	Nowra		2010	95,000	64,100	24,000

CENTRAL COAST

AVOCA DRIVE, SUN VALLEY ROAD TO BAYSIDE DRIVE, WIDEN TO 4 LANES	Green Point		2011	40,000	8,000	13,000

CENTRAL COAST HIGHWAY, WOY WOY ROAD INTERSECTION UPGRADE	Kariong		2011	n.a.	1,400	6,000

CENTRAL COAST HIGHWAY, BRISBANE WATER DRIVE, MANNS ROAD INTERSECTION UPGRADE (PLANNING)	West Gosford		n.a.	n.a.	18,500	2,000

CENTRAL COAST HIGHWAY, CARLTON ROAD TO MATCHAM ROAD, WIDEN TO 4 LANES	Erina Heights		2011	n.a.	13,800	25,000

CENTRAL COAST HIGHWAY, MATCHAM ROAD TO OCEAN VIEW DRIVE, WIDEN TO 4 LANES (PLANNING AND PRECONSTRUCTION)	Wamberal		n.a.	n.a.	11,200	7,000

F3 INCIDENT MANAGEMENT SCHEME	Wahroonga - Ourimbah		2010	27,700	9,700	18,000

PACIFIC HIGHWAY, TUGGERAH TO WYONG, ANZAC ROAD TO JOHNSON ROAD, WIDEN TO 4 LANES	Tuggerah		2009	42,000	34,700	5,500

PACIFIC HIGHWAY, WYONG ROAD INTERSECTION UPGRADE (PLANNING)	Tuggerah		n.a.	n.a.	300	1,000

PACIFIC HIGHWAY, LISAROW TO F3 STAGE 2, GLEN ROAD TO BURNS ROAD, WIDEN TO 4 LANES	Ourimbah		2010	52,000	35,800	15,600

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

Infrastructure Statement 2009-10	4 - 59

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

PACIFIC HIGHWAY, LISAROW TO F3 STAGE 3, RAILWAY CRESCENT TO GLEN ROAD, WIDEN TO 4 LANES (PLANNING)	Lisarow		n.a.	n.a.	3,100	2,500

PACIFIC HIGHWAY, NARARA TO LISAROW UPGRADE, MANNS ROAD TO RAILWAY CRESCENT (PLANNING)	Narara - Lisarow		n.a.	n.a.	1,500	2,000

TERRIGAL DRIVE IMPROVEMENTS	Erina - Terrigal		n.a.	n.a.	2,500	5,000

HUNTER

F3 TO BRANXTON FREEWAY, (HUNTER EXPRESSWAY) (STATE AND FEDERAL FUNDS)	Seahampton - Branxton		2013	n.a.**	48,600	50,000

NELSON BAY ROAD, TOURLE STREET BRIDGE REPLACEMENT, (FINALISATION)	Mayfield		2009	44,000	37,200	4,800

NEWCASTLE INNER BYPASS, SHORTLAND TO SANDGATE (PLANNING AND PRECONSTRUCTION)	Sandgate		n.a.	n.a.	2,800	8,000

THIRD HUNTER RIVER CROSSING	Maitland		2011	65,000	15,700	25,000

NORTH COAST and NORTHERN NSW

NEW ENGLAND HIGHWAY, SUNNYSIDE REALIGNMENT (FEDERAL FUNDED)	Armidale		2010	13,500	4,100	6,500

BRUXNER HIGHWAY, ALSTONVILLE BYPASS (FEDERAL FUNDED)	Alstonville		2010	101,000	32,000	35,000

OXLEY HIGHWAY, UPGRADE FROM WRIGHTS ROAD TO THE PACIFIC HIGHWAY	Port Macquarie		2011	158,000	29,200	25,000

SOUTH WESTERN NSW

BARTON HIGHWAY SAFETY IMPROVEMENTS (FEDERAL FUNDED)	ACT - Yass		n.a.	n.a.	2,500	16,000

BARTON HIGHWAY, UPGRADE INCLUDING MURRUMBATEMAN BYPASS (PLANNING, FEDERAL FUNDED)	Murrumbateman		n.a.	n.a.	2,100	2,000

WESTERN NSW

NEWELL HIGHWAY, MOREE BYPASS (FEDERAL FUNDED)	Moree		n.a.	56,200	39,200	16,310

TOTAL MAJOR WORKS						1,891,110

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

**	Estimated cost will be confirmed following award of the major contract.

4 - 60	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ROADS AND TRAFFIC AUTHORITY OF NEW SOUTH WALES (cont)

MINOR WORKS

ROAD DEVELOPMENT						113,860
ROAD MANAGEMENT						404,141
ROAD USE						141,302

TOTAL CAPITAL EXPENDITURE PROGRAM						2,550,413

*	Completion date refers to when open to traffic. Subsequent minor costs may be incurred after the completion due.

Infrastructure Statement 2009-10	4 - 61

MINISTER FOR TRANSPORT, AND MINISTER FOR THE ILLAWARRA

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
MINISTRY OF TRANSPORT

MAJOR WORKS

NEW WORKS

114 REPLACEMENT BUSES FOR PRIVATE OPERATORS	Various	2009	2010	45,600		45,600

260 NEW BUSES FOR PASSENGER GROWTH FOR PRIVATE OPERATORS	Various	2009	2010	109,200		54,600

40 NEW BUSES FOR PASSENGER GROWTH FOR STATE TRANSIT AUTHORITY	Various	2009	2010	19,660		19,660

90 REPLACEMENT BUSES FOR STATE TRANSIT AUTHORITY	Various	2009	2010	49,809		49,809

TAXI TRANSPORT SUBSIDY SCHEME — ELECTRONIC PAYMENT SYSTEM	Various	2009	2010	2,392		2,392

						172,061

WORK-IN-PROGRESS

150 NEW BUSES FOR PASSENGER GROWTH FOR STATE TRANSIT AUTHORITY	Various	2008	2011	113,750	100	37,800

FREIGHT IMPROVEMENT PROJECTS	Various	1999	2016	221,800	100,686	10,736

						48,536

TOTAL, MAJOR WORKS						220,597

TOTAL, MINOR WORKS						1,595

TOTAL, MINISTRY OF TRANSPORT						222,192

The following agencies have a Minor Works Program only.

INDEPENDENT TRANSPORT SAFETY AND RELIABILITY REGULATOR	50
OFFICE OF TRANSPORT SAFETY INVESTIGATIONS	20

4 - 62	Infrastructure Statement 2009-10

TREASURER

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
TREASURY

MAJOR WORKS

NEW WORKS

BUSINESS INFORMATION SYSTEM	Sydney	2009	2010	415		415

CAPITAL PERFORMANCE MANAGEMENT SYSTEM	Sydney	2009	2011	2,188		1,425

HUNTER OFFICE ACCOMODATION — FITOUT AND INFORMATION TECHNOLOGY UPGRADE	Maitland	2009	2010	995		995

						2,835

WORK-IN-PROGRESS

UPGRADE OF TAX ADMINISTRATION SYSTEM	Parramatta	2008	2012	10,227	3,453	3,363

						3,363

TOTAL, MAJOR WORKS						6,198

TOTAL, MINOR WORKS						5,103

TOTAL, TREASURY						11,301

NSW SELF INSURANCE CORPORATION

MAJOR WORKS

WORK-IN-PROGRESS

WEBSITE IMPLEMENTATION	Sydney	2007	2013	942	404	220

						220

TOTAL, MAJOR WORKS						220

TOTAL, NSW SELF INSURANCE CORPOR	ATION					220

The following agency has a Minor Works Program only.

CROWN FINANCE ENTITY	500

Infrastructure Statement 2009-10	4-63

4.4 PUBLIC TRADING ENTERPRISE SECTOR PROJECTS

Premier, and Minister for the Arts -
Sydney Opera House	4-65

Deputy Premier, Minister for Climate Change and the Environment, and Minister for Commerce -
Zoological Parks Board	4-66

Minister for Education and Training, and Minister for Women -
Teacher Housing Authority	4-67

Minister for Finance, Minister for Infrastructure, Minister for Regulatory Reform, and Minister for Ports and Waterways -
Newcastle Port Corporation	4-68
Port Kembla Port Corporation	4-68
Sydney Ports Corporation	4-69

Minister for Gaming and Racing, and Minister for Sport and Recreation -
New South Wales Lotteries Corporation	4-71
Hunter Region Sporting Venues Authority	4-71
Parramatta Stadium Trust	4-72
Sydney Cricket and Sports Ground Trust	4-72
Wollongong Sportsground Trust	4-73

Minister for Housing, and Minister for Western Sydney -
City West Housing Pty Limited	4-74
Housing NSW	4-74

Minister for Planning, and Minister for Redfern Waterloo -
Sydney Harbour Foreshore Authority	4-76
Landcom	4-76

Minister for Primary Industries, Minister for Energy, Minister for Mineral Resources, and Minister for State Development -
Forests NSW	4-77

Minister for Transport, and Minister for the Illawarra -
Sydney Metro	4-78
Rail Corporation New South Wales	4-78
Rail Infrastructure Corporation	4-80
Transport Infrastructure Development Corporation	4-81
State Transit Authority	4-82
Sydney Ferries	4-83
Public Transport Ticketing Corporation	4-83

Minister for Water, and Minister for Regional Development -
Hunter Water Corporation	4-84
State Water Corporation	4-85
Sydney Catchment Authority	4-86
Sydney Water Corporation	4-87

Competitive Government Sector	4-89

4 - 64	Infrastructure Statement 2009-10

PREMIER, AND MINISTER FOR THE ARTS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY OPERA HOUSE

PROGRAM OVERVIEW

This program provides for the upgrade, refurbishment and maintenance of the Sydney Opera House.

MAJOR WORKS

WORK-IN-PROGRESS
PARAPET WALL, HAND RAIL AND ROADWAY WORKS	Sydney	2007	2011	18,500	1,658	6,165
UPGRADE OF FIRE SERVICES SYSTEMS	Sydney	2007	2010	9,300	6,224	3,076
VENUE IMPROVEMENT PROGRAM	Sydney	2001	2010	77,926	68,910	9,016

						18,257

TOTAL, MAJOR WORKS						18,257

TOTAL, MINOR WORKS						10,305

TOTAL, SYDNEY OPERA HOUSE						28,562

Infrastructure Statement 2009-10	4 - 65

DEPUTY PREMIER, MINISTER FOR CLIMATE CHANGE AND THE ENVIRONMENT, AND MINISTER FOR COMMERCE

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
ZOOLOGICAL PARKS BOARD

PROGRAM OVERVIEW

The capital program primarily comprises the construction of a new exhibit and the restoration of existing exhibits at Taronga and Western Plains Zoos.

MAJOR WORKS

WORK-IN-PROGRESS
MASTER PLAN IMPLEMENTATION — TARONGA ZOO	Mosman	2001	2013	214,620	159,602	22,407

MASTER PLAN IMPLEMENTATION — WESTERN PLAINS ZOO	Dubbo	2001	2010	18,725	13,038	5,687

						28,094

TOTAL, MAJOR WORKS						28,094

TOTAL, MINOR WORKS						500

TOTAL, ZOOLOGICAL PARKS BOARD						28,594

4 - 66	Infrastructure Statement 2009-10

MINISTER FOR EDUCATION AND TRAINING, AND MINISTER FOR WOMEN

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
TEACHER HOUSING AUTHORITY

PROGRAM OVERVIEW

The program provides for the construction, acquisition and upgrading of housing in remote areas of the State where private rental markets do not adequately meet teacher accommodation needs.

MAJOR WORKS

NEW WORKS

NEW HOUSES TO MEET DEMAND GROWTH	Various	2009	2010	3,185		3,185

						3,185

TOTAL, MAJOR WORKS						3,185

TOTAL, MINOR WORKS						75

TOTAL, TEACHER HOUSING AUTHORITY						3,260

Infrastructure Statement 2009-10	4 - 67

MINISTER FOR FINANCE, MINISTER FOR INFRASTRUCTURE, MINISTER FOR REGULATORY REFORM, AND MINISTER FOR PORTS AND WATERWAYS

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NEWCASTLE PORT CORPORATION

PROGRAM OVERVIEW

The program provides for port development works to meet growth in demand from general cargo trade.

MAJOR WORKS

NEW WORKS

INSTALLATION OF PROTECTIVE FENDERS AT BERTH NO 3	Kooragang	2009	2009	820		820

STRATEGIC DREDGING APPROVALS FOR WALSH POINT AND KOORAGANG (BERTHS 1, W1, W2 AND W3)	Newcastle	2009	2010	250		250

OIL SPILL CLEAN-UP EQUIPMENT UPGRADE	Newcastle	2009	2010	300		300

						1,370

WORK-IN-PROGRESS
MAYFIELD NO 4 BERTH	Newcastle	2007	2009	27,581	16,931	10,650
PILOT STATION PORT CENTRE	Newcastle	2008	2011	4,074	474	3,250
REPLACEMENT PILOT CUTTER	Newcastle	2008	2010	2,600	100	2,500

						16,400

TOTAL, MAJOR WORKS						17,770

TOTAL, MINOR WORKS						2,669

TOTAL, NEWCASTLE PORT CORPORATION						20,439

PORT KEMBLA PORT CORPORATION
PROGRAM OVERVIEW

The program provides for further development of port lands and provision of port infrastructure.

MAJOR WORKS
NEW WORKS
NEW TUG BERTH	Port Kembla	2009	2010	7,000		7,000
PORTABLE GPS NAVIGATION UNITS FOR PILOTS	Port Kembla	2009	2018	275		55
SMALL CRAFT BERTH UPGRADE	Port Kembla	2009	2010	330		330

						7,385

4 - 68	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
PORT KEMBLA PORT CORPORATION (cont)
WORK-IN-PROGRESS
GARUNGATY WATERWAY EMBANKMENT WORKS	Port Kembla	2009	2009	500	400	100
NEW MARITIME CENTRE	Port Kembla	2008	2009	6,127	5,627	500
OUTER HARBOUR STAGE 1A - NEW BULK GOODS BERTH	Port Kembla	2008	2013	97,450	450	5,000
RAIL IMPROVEMENTS	Port Kembla	2008	2010	400	200	200
RAIL SIGNALLING - SEPARATION OF PORT SIGNAL NETWORK FROM RAILCORP SIGNAL NETWORK	Port Kembla	2008	2011	1,000	100	600
RECORDS MANAGEMENT PROJECT	Port Kembla	2008	2010	350	80	270
REPLACEMENT PILOT VESSEL	Port Kembla	2009	2009	1,200	360	840
SHIPPING MANAGEMENT SYSTEM	Port Kembla	2006	2010	290	200	90
VESSEL TRAFFIC CENTRE RELOCATION	Port Kembla	2008	2010	270	160	110

						7,710

TOTAL, MAJOR WORKS						15,095

TOTAL, MINOR WORKS						610

TOTAL, PORT KEMBLA PORT CORPORATION						15,705

SYDNEY PORTS CORPORATION
PROGRAM OVERVIEW

The program provides for business growth of the commercial ports in Botany Bay and Sydney Harbour and fulfilment of renewal and operational requirements of the Corporation’s assets.

MAJOR WORKS
WORK-IN-PROGRESS
AEROBRIDGE GANGWAY FOR OVERSEAS PASSENGER TERMINAL	Sydney	2005	2009	3,189	967	2,222
INTERMODAL LOGISTICS CENTRE DEVELOPMENT ENFIELD	Enfield	2000	2011	192,147	64,979	72,072
OPERATIONS CENTRE PORT BOTANY	Port Botany	2005	2010	13,745	10,069	3,676
PORT BOTANY EXPANSION	Port Botany	2000	2012	725,546	297,403	262,627
PORT BOTANY LANDSIDE IMPROVEMENT STRATEGY - INFORMATION TECHNOLOGY REQUIREMENTS	Port Botany	2009	2011	8,211	1,000	5,105

Infrastructure Statement 2009-10	4 - 69

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY PORTS CORPORATION (cont)
PORT SECURITY - REPLACEMENT AND UPGRADES	Sydney	2003	2010	4,428	3,917	511
REPLACEMENT PASSENGER CRUISE TERMINAL	Balmain	2007	2011	43,226	2,413	25,377
SECOND BULK LIQUIDS BERTH	Port Botany	2004	2011	52,748	2,266	14,863
UPGRADE COOKS RIVER RAIL YARD	St Peters	2005	2011	3,098	568	1,673
VESSEL TRAFFIC MANAGEMENT AND COMMUNICATIONS SYSTEM	Port Botany	2009	2010	10,997	852	10,145

						398,271

TOTAL, MAJOR WORKS						398,271

TOTAL, MINOR WORKS						16,498

TOTAL, SYDNEY PORTS CORPORATION						414,769

4 - 70	Infrastructure Statement 2009-10

MINISTER FOR GAMING AND RACING, AND MINISTER FOR SPORT AND RECREATION

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
NEW SOUTH WALES LOTTERIES CORPORATION

PROGRAM OVERVIEW

The program provides for the upgrade of general office and information technology-related equipment.

MAJOR WORKS

NEW WORKS

GAMING SYSTEM UPGRADE	Homebush Bay	2009	2010	1,055		1,055

WEBSITE ENHANCEMENTS	Homebush Bay	2009	2010	655		655

						1,710

TOTAL, MAJOR WORKS						1,710

TOTAL, MINOR WORKS						2,337

TOTAL, NEW SOUTH WALES LOTTERIES CORPORATION						4,047

HUNTER REGION SPORTING VENUES AUTHORITY
PROGRAM OVERVIEW

The program provides upgraded facilities for spectators, players, hirers and media in the staging of events at EnergyAustralia Stadium.

MAJOR WORKS
WORK-IN-PROGRESS
WESTERN GRANDSTAND - ENERGYAUSTRALIA STADIUM	Broadmeadow	2007	2010	60,000	26,644	29,767

						29,767

TOTAL, MAJOR WORKS						29,767

TOTAL, HUNTER REGION SPORTING VENUES AUTHORITY						29,767

Infrastructure Statement 2009-10	4 - 71

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
PARRAMATTA STADIUM TRUST

PROGRAM OVERVIEW

The program comprises the provision of facilities for spectators, players, hirers and media and operational requirements in the staging of events at Parramatta Stadium.

MAJOR WORKS

WORK-IN-PROGRESS
EXPANSION OF CAR PARK	North Parramatta	2003	2009	1,450	460	990

						990

TOTAL, MAJOR WORKS						990

TOTAL, MINOR WORKS						656

TOTAL, PARRAMATTA STADIUM TRUST						1,646

SYDNEY CRICKET AND SPORTS GROUND TRUST

PROGRAM OVERVIEW

The program comprises the provision of facilities for spectators, players, hirers and media and operational requirements in the staging of events at the Sydney Cricket Ground and the Sydney Football Stadium.

MAJOR WORKS

NEW WORKS

SYDNEY CRICKET GROUND - VICTOR TRUMPER STAND POST COMPLETION WORKS	Moore Park	2009	2010	670		670

						670

WORK-IN-PROGRESS
SYDNEY CRICKET GROUND - AUSTRALIAN FOOTBALL LEAGUE MEDIA FACILITIES UPGRADE	Moore Park	2008	2009	558	58	500
SYDNEY CRICKET GROUND - DRIVER AVENUE TICKET OFFICE REFURBISHMENT	Moore Park	2008	2009	302	222	80
SYDNEY FOOTBALL STADIUM - NEW NORTHERN VIDEO SCREEN AND SCOREBOARD	Moore Park	2008	2009	1,741	1,716	25

						605

TOTAL, MAJOR WORKS						1,275

TOTAL, MINOR WORKS						2,030

TOTAL, SYDNEY CRICKET AND SPORTS GROUND TRUST						3,305

4 - 72	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
The following agency has a Minor Works Program only.

WOLLONGONG SPORTSGROUND TRUST						68

Infrastructure Statement 2009-10	4 - 73

MINISTER FOR HOUSING, AND MINISTER FOR WESTERN SYDNEY

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
CITY WEST HOUSING PTY LIMITED

PROGRAM OVERVIEW

The program provides for the development and completion of 167 units of affordable housing in Green Square and the Ultimo/Pyrmont area.

MAJOR WORKS

NEW WORKS

FUTURE SITE DEVELOPMENT - GREEN SQUARE	Waterloo	2009	2011	18,388		3,937

ULTIMO-PYRMONT RESIDENTIAL PROJECT	Pyrmont	2009	2011	22,918		8,090

						12,027

WORK-IN-PROGRESS

53 O’DEA AVENUE — GREEN SQUARE	Waterloo	2006	2011	19,693	6,616	11,108

						11,108

TOTAL, MAJOR WORKS						23,135

TOTAL, MINOR WORKS						451

TOTAL, CITY WEST HOUSING PTY LIMITED						23,586

HOUSING NSW

PROGRAM OVERVIEW

The program provides for affordable Social Housing in NSW. The program will enable the commencement of 6,789 new units of general public and community accommodation, including an estimated 5,918 commencements under the Nation Building Economic — Stimulus Plan Stage 1 and Stage 2. In addition, 14 new dwellings will be commenced under the Crisis Accommodation Program. The program also includes provision for the improvement of existing housing stock, renewal of public housing areas, modification and upgrade of older dwellings, health and safety upgrades as well as refurbishment of crisis accommodation.

MAJOR WORKS

NEW WORKS

ADMINISTRATIVE ASSETS - IT PROJECTS	Various	2009	2010	30,795		30,795

CRISIS ACCOMMODATION	Various	2009	2010	7,000		7,000

CRISIS ACCOMMODATION ASSET IMPROVEMENT	Various	2009	2010	1,540		1,540

NATION BUILDING — ECONOMIC STIMULUS PLAN STAGE 1 - NEW SUPPLY	Various	2009	2010	74,453		74,453

4 - 74	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
HOUSING NSW (cont)

NATION BUILDING — ECONOMIC STIMULUS PLAN STAGE 2 - NEW SUPPLY	Various	2009	2012	1,725,273		1,055,492

OFFICE ACCOMMODATION AND ADMINISTRATIVE ASSETS	Various	2009	2010	12,579		12,579

SOCIAL HOUSING — NEW SUPPLY	Various	2009	2012	272,464		191,221

SOCIAL HOUSING ASSET IMPROVEMENTS (INCLUDES NEW SUPPLY UNDER NATION BUILDING — ECONOMIC STIMULUS PLAN)	Various	2009	2010	351,413		351,413

						1,724,493

WORK-IN-PROGRESS

CRISIS ACCOMMODATION	Various	2009	2010	11,291	5,530	4,892

NATION BUILDING — ECONOMIC STIMULUS PLAN STAGE 1 — NEW SUPPLY	Various	2009	2010	151,727	22,099	129,628

SOCIAL HOUSING — NEW SUPPLY	Various	2006	2010	234,936	117,297	101,369

						235,889

TOTAL, MAJOR WORKS						1,960,382

TOTAL, MINOR WORKS						299

TOTAL, HOUSING NSW						1,960,681

Infrastructure Statement 2009-10	4 - 75

MINISTER FOR PLANNING, AND MINISTER FOR REDFERN WATERLOO

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY HARBOUR FORESHORE AUTHORITY

PROGRAM OVERVIEW

Capital works comprise enhancements to lift the profile and encourage greater use of Sydney Harbour Foreshore assets, including Darling Harbour and The Rocks.

MAJOR WORKS

NEW WORKS

AJAX BUILDING REDEVELOPMENT	Sydney	2009	2013	7,300		300

COMMERCIAL PROPERTY UPGRADE PROGRAM	Sydney	2009	2019	41,515		480

PUBLIC DOMAIN UPGRADE PROGRAM	Sydney	2009	2019	47,969		5,494

SYDNEY CONVENTION AND EXHIBITION CENTRE - BUILDING CONDITION AUDIT	Sydney	2009	2019	74,516		4,790

						11,064

WORK-IN-PROGRESS

70 GEORGE STREET REDEVELOPMENT	Sydney	2008	2011	7,220	200	6,520

ASSET DIVESTMENT STRATEGY	Sydney	2008	2011	1,889	556	1,041

DARLING WALK — MAJOR REDEVELOPMENT	Sydney	2007	2010	8,253	4,503	3,750

ROCKS HEAT EXCHANGE	Sydney	2008	2013	5,230	200	2,028
INSTALLATION PROGRAM

SOUTH DARLING HARBOUR	Sydney	2007	2010	460	160	300
LAND USE STUDY

SYDNEY CONVENTION AND EXHIBITION CENTRE - ANNUAL CAPITAL REPLACEMENT PROGRAM	Sydney	2004	2019	65,932	30,006	4,663

SYDNEY CONVENTION AND EXHIBITION CENTRE - PARKSIDE ROOMS REFURBISHMENT	Sydney	2007	2011	15,228	1,000	6,876

						25,178

TOTAL, MAJOR WORKS						36,242

TOTAL, MINOR WORKS						635

TOTAL, SYDNEY HARBOUR FORESHORE AUTHORITY						36,877

The following agency has a Minor Works Program only.

LANDCOM						340

4 - 76	Infrastructure Statement 2009-10

MINISTER FOR PRIMARY INDUSTRIES, MINISTER FOR ENERGY, MINISTER FOR MINERAL RESOURCES, AND MINISTER FOR STATE DEVELOPMENT

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
FORESTS NSW

PROGRAM OVERVIEW

The program provides for the establishment of softwood and hardwood plantations and associated infrastructure. It also includes purchases of plant and equipment.

MAJOR WORKS

NEW WORKS

BUILDINGS AND INSTALLATIONS	Tumut	2009	2010	250		250

COMPUTER EQUIPMENT	Castle Hill	2009	2010	375		375

CONSTRUCTION — ROADS AND BRIDGES	Various	2009	2010	1,946		1,946

						2,571

WORK-IN-PROGRESS

CONSTRUCTION — ROADS AND BRIDGES	Various	2007	2010	8,220	4,610	3,610

PLANTATION ESTABLISHMENT - HARDWOOD GROWING STOCK	Various	2006	2010	18,464	12,912	5,552

PLANTATION ESTABLISHMENT - SOFTWOODS GROWING STOCK	Various	2006	2010	91,741	55,324	36,417

CONSTRUCTION — OTHER ASSETS	Toronto	2006	2010	3,358	2,469	889

						46,468

TOTAL, MAJOR WORKS						49,039

TOTAL, MINOR WORKS						2,428

TOTAL, FORESTS NSW*						51,467

*	Of the total of $51.5 million, approximately $43.3 million will be spent on plantation establishment and related works which is classified as inventory purchases.

Infrastructure Statement 2009-10	4 - 77

MINISTER FOR TRANSPORT, AND MINISTER FOR THE ILLAWARRA

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY METRO

MAJOR WORKS

WORK-IN-PROGRESS

SYDNEY METRO — MAJOR INFRASTRUCTURE	Various	2009	2015	4,879,000	55,312	580,815

WESTERN METRO - FEASIBILITY STUDY AND PRECONSTRUCTION WORK	Various	2008	2010	121,000	13,273	108,727

						689,542

TOTAL, MAJOR WORKS						689,542

TOTAL, SYDNEY METRO						689,542

RAIL CORPORATION NEW SOUTH WALES

PROGRAM OVERVIEW

The program provides for additional and replacement rolling stock; enhancements to rail infrastructure for improved service reliability and safety; upgrades to stations to improve easy access, security and the provision of information to passengers.

MAJOR WORKS

NEW WORKS

EMU PLAINS STABLING*	Emu Plains	2009	2017			8,534

NEWTOWN STATION UPGRADE - PRECONSTRUCTION AND REMEDIATION*	Newtown	2009	2010			2,500

OUTER SUBURBAN CARS - TRANCHE 3*	Various	2009	2012			125,000

						136,034

WORK-IN-PROGRESS

ASSETS AND FACILITIES SAFETY AND SECURITY **	Various	2004	2013		44,547	29,378

AUTOMATIC TRAIN PROTECTION — CONCEPT DESIGN*	Various	2008	2020		2,991	10,600

BUSINESS SUPPORT SYSTEMS**	Various	2004	2013		73,910	28,887

CLEARWAYS	Various	2004	2015	1,887,000	869,451	350,000

CUSTOMER/STAFF SAFETY, SECURITY AND STATION FACILITIES**	Various	2004	2013		18,823	14,186

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior years expenditure on these programs reflects works in progress only.

4 - 78	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
RAIL CORPORATION NEW SOUTH WALES (cont)

DIGITAL TRAIN RADIO - IMPLEMENTATION*	Various	2008	2013		12,607	33,568

EASY ACCESS BURWOOD	Burwood	2008	2010	18,000	4,414	9,000

EASY ACCESS EMU PLAINS	Emu Plains	2008	2009	6,000	4,017	1,983

EASY ACCESS LINDFIELD	Lindfield	2008	2009	12,000	9,138	2,862

EASY ACCESS PROJECT DEVELOPMENT AND DESIGN**	Various	2004	2013		107,491	16,255

HAWKESBURY RIVER STATION STAIR REPLACEMENT	Hornsby	2008	2009	1,900	1,000	900

HOLSWORTHY STATION COMMUTER CAR PARK	Holsworthy	2008	2010	15,500	3,200	12,300

HURSTVILLE STATION UPGRADE	Hurstville	2007	2011	21,490	11,983	4,500

INFORMATION COMMUNICATIONS TECHNOLOGY SUPPORT SYSTEMS**	Various	2004	2013		24,166	12,400

LEVEL CROSSING UPGRADES**	Various	2004	2013		8,429	2,213

LIDCOMBE TO GRANVILLE - CORRIDOR UPGRADE - PRELIMINARY WORKS*	Various	2006	2019		6,192	14,497

MORISSET STATION COMMUTER CAR PARK	Morisset	2008	2010	4,500	900	3,600

NETWORK COMMUNICATIONS SYSTEMS**	Various	2004	2013		13,661	24,549

NEW AIRCONDITIONED RAIL CARRIAGES AND ENABLING WORKS - IMPLEMENTATION***	Various	2004	2013		245,247	117,329

OATLEY, SUTHERLAND CRONULLA RESIGNALLING AND OVERHEAD WIRING	Various	2005	2011	66,210	55,431	9,199

OUTER SUBURBAN CARS - TRANCHE 2	Various	2005	2010	267,900	251,675	6,000

PASSENGER INFORMATION**	Various	2004	2013		42,950	17,420

PASSENGER INITIATED EGRESS	Various	2006	2014	51,230	4,485	8,168

PLANT AND EQUIPMENT ACQUISITIONS**	Various	2004	2013		67,497	18,941

POWER SUPPLY**	Various	2004	2013		120,200	88,999

RAIL HERITAGE	Various	2007	2013	24,482	10,958	11,600

*	The estimated cost of the project has not been included due to the commercially sensitive nature of the project.

**	Represents a portfolio of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior years expenditure on these programs reflects works in progress only.

***	Total (operating and capital) whole of life project cost is $3.6 billion (net present cost).

Infrastructure Statement 2009-10	4 - 79

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
RAIL CORPORATION NEW SOUTH WALES (cont)

REDFERN STATION REDEVELOPMENT INVESTIGATION	Various	2006	2010	4,182	1,182	3,000

ROLLINGSTOCK UPGRADES**	Various	2004	2013		58,220	9,937

SIGNALLING IMPROVEMENTS**	Various	2004	2013		15,374	9,550

SOUTHERN SYDNEY FREIGHT LINE — ARTC INTERFACE	Various	2004	2011	82,300	13,643	15,000

STABLING MAJOR UPGRADES - PRELIMINARY WORKS**	Various	2004	2013		7,486	12,600

UNANDERRA STATION - UPGRADE INCLUDING EASY ACCESS	Wollongong	2007	2010	11,400	686	2,214

WAYSIDE PROTECTION SYSTEMS UPGRADE	Various	2006	2012	25,600	12,661	5,582

WINDSOR STATION COMMUTER CAR PARK	Windsor	2009	2010	8,200	1,000	7,200

XPT REFURBISHMENT (STAGES 1 AND 2)	Various	2003	2011	27,900	26,150	1,000

						915,417

TOTAL, MAJOR WORKS						1,051,451

MINOR WORKS

ASSET MAINTENANCE WORKS						160,000
OTHER MINOR WORKS						76,778

TOTAL, MINOR WORKS						236,778

PUBLIC PRIVATE PARTNERSHIPS

AUBURN MAINTENANCE FACILITY	Auburn	2009	2010	219,328		219,328

TOTAL, RAIL CORPORATION NEW SOUTH WALES						1,507,557

RAIL INFRASTRUCTURE CORPORATION

PROGRAM OVERVIEW

The capital works program aims to improve safety, reliability and efficiency of the country regional network.

MAJOR WORKS

NEW WORKS

BRIDGE RENEWALS	Various	2009	2010	12,864		12,864

CONVERSION TO CONTINUOUS WELDED TRACK	Various	2009	2010	7,675		7,675

**	Represents a program of projects (generally in excess of $100 million), some of which are still in the planning phase or subject to tender and the details of which are commercial in confidence. Prior years expenditure on these programs reflects works in progress only.

4 - 80	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
RAIL INFRASTRUCTURE CORPORATION (cont)

DRAINAGE IMPROVEMENT WORKS — MARRANGAROO TUNNEL	Marrangaroo	2009	2010	1,000		1,000

LEVEL CROSSING SURFACE UPGRADES	Various	2009	2010	2,335		2,335

STEEL RESLEEPERING	Various	2009	2010	45,888		45,888

						69,762

WORK-IN-PROGRESS

GAP — NARRABRI RAIL TRACK CAPACITY ENHANCEMENT	Various	2007	2009	59,357	56,138	3,219

SIGNALLING AND TRAIN CONTROL SYSTEMS	Various	2006	2009	25,311	20,211	5,100

						8,319

TOTAL, MAJOR WORKS						78,081

TOTAL, RAIL INFRASTRUCTURE CORPORATION						78,081

TRANSPORT INFRASTRUCTURE DEVELOPMENT CORPORATION

PROGRAM OVERVIEW

The program provides major new infrastructure for the CityRail network.

MAJOR WORKS

WORK-IN-PROGRESS

COMMUTER CAR PARKING PROGRAM	Various	2009	2011	238,568	39,513	115,927

EPPING TO CHATSWOOD RAIL LINE	Various	1999	2010	2,347,000	2,291,933	55,067

NORTHERN SYDNEY RAIL FREIGHT CORRIDOR FEASIBILITY STUDY	Various	2008	2010	15,000	6,000	9,000

SOUTH WEST RAIL EXTENSION AND ANCILLARY WORKS	Various	2007	2013	857,000	52,730	186,000

						365,994

TOTAL, MAJOR WORKS						365,994

TOTAL, TRANSPORT INFRASTRUCTURE DEVELOPMENT CORPORATION						365,994

Infrastructure Statement 2009-10	4 - 81

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
STATE TRANSIT AUTHORITY

PROGRAM OVERVIEW

The program provides for the development and maintenance of depots and the acquisition of bus related servicing equipment to meet corporate objectives of passenger growth and service delivery targets.

MAJOR WORKS

NEW WORKS

DEPOT FACILITIES	Various	2009	2011	2,961		2,808

NEW DEPOT IN WESTERN SYDNEY	Parramatta	2009	2011	20,420		10,210

RECOMMISSIONING OF TEMPE DEPOT	Tempe	2009	2010	10,210		10,210

SAFETY SYSTEMS ON BUSES	Various	2009	2011	919		306

VIDEO SURVEILLANCE SYSTEMS ON BUSES	Various	2009	2011	4,043		1,327

						24,861

WORK-IN-PROGRESS

BROOKVALE DEPOT REDEVELOPMENT	Brookvale	2006	2010	13,651	11,231	2,420

BUS RADIO REPLACEMENT PROGRAM	Various	2004	2010	3,976	3,226	750

BUS WASH EQUIPMENT	Various	2008	2010	1,730	934	796

DEPOT FACILITIES	Port Botany	2008	2010	813	200	613

DIESEL OXIDISATION CATALYST FOR BUSES	Various	2008	2010	808	400	408

ELECTRICAL WORKS	Various	2008	2010	1,413	596	817

GAS BUS BATTERY TRAY MODIFICATION	Various	2005	2011	861	350	255

RYDE DEPOT REDEVELOPMENT	North Ryde	2006	2010	12,122	7,732	4,390

SAFETY AND SECURITY CAMERA UPGRADE	Various	2005	2013	33,747	29,770	1,924

SECURITY SCREENS ON BUSES	Various	2006	2010	1,717	1,273	444

						12,817

TOTAL, MAJOR WORKS						37,678

TOTAL, MINOR WORKS						12,103

TOTAL, STATE TRANSIT AUTHORITY						49,781

4 - 82	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY FERRIES

PROGRAM OVERVIEW

This program provides for the upgrade and refurbishment of ferry infrastructure and equipment.

MAJOR WORKS

NEW WORKS

FIRST STAGE DATA WAREHOUSE	Various	2009	2009	250		250

VESSEL SIGNAGE	Various	2009	2011	744		308

						558

WORK-IN-PROGRESS

BALMAIN UNDER WHARF PIPING UPGRADE	Balmain	2008	2010	1,000	350	650

BALMAIN WESTERN CORNER STORAGE UPGRADE	Balmain	2007	2010	450	169	281

CIRCULAR QUAY JETTY NO 4 REDEVELOPMENT	Circular Quay	2008	2010	644	100	544

FERRY OPERATIONS AND CUSTOMER INFORMATION SYSTEM	Various	2007	2010	13,194	4,406	8,221

GANGWAY REPAIRS AND REPLACEMENT	Balmain	2008	2010	594	189	405

KING STREET WHARF AND TICKETING	Sydney	2008	2010	600	100	500

NAVIGATIONAL AIDS UPGRADE PROJECT	Various	2008	2010	3,864	1,410	2,454

SHIPYARD JETTY CONCRETING AND REFURBISHMENT	Balmain	2008	2011	3,450	368	2,425

UPGRADE OF CCTV WHARF INFRASTRUCTURE	Various	2008	2010	852	505	347

						15,827

TOTAL, MAJOR WORKS						16,385

TOTAL, MINOR WORKS						15,745

TOTAL, SYDNEY FERRIES						32,130

The following agencies have a Minor Works Program only.

PUBLIC TRANSPORT TICKETING CORPORATION						256

Infrastructure Statement 2009-10	4 - 83

MINISTER FOR WATER, AND MINISTER FOR REGIONAL DEVELOPMENT

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
HUNTER WATER CORPORATION

PROGRAM OVERVIEW

The program provides for water and wastewater works in the Hunter region.

WATER RELATED PROJECTS

MAJOR WORKS

NEW WORKS

ENHANCEMENT TO WATER INFRASTRUCTURE	Various	2009	2014	59,089		13,152

WORK-IN-PROGRESS

TILLEGRA DAM	Dungog	2006	2014	477,400	87,163	10,088

REPLACEMENT OF THE CHICHESTER TOMAGO GRAVITY WATER MAIN	Various	2004	2012	31,676	1,700	3,897

ADDITIONAL CLEAR WATER TANK AT DUNGOG WATER TREATMENT PLANT	Dungog	2008	2011	16,982	200	4,871

KOORAGANG ISLAND RECYCLED WATER PLANT SYSTEM	Kooragang	2008	2012	43,897	3,700	974

ENHANCEMENT TO WATER INFRASTRUCTURE	Various	2005	2016	298,808	15,900	16,952

TOTAL, MAJOR WORKS						49,934

TOTAL, MINOR WORKS						25,908

TOTAL, WATER RELATED PROJECTS						75,842

ENVIRONMENT PROTECTION RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS

UPGRADE OF BOULDER BAY WASTEWATER TREATMENT PLANT	Fingal Bay	2006	2011	21,577	1,100	3,897

UPGRADE OF BURWOOD BEACH WASTEWATER TREATMENT PLANT	Merewether	2007	2011	33,980	2,100	6,820

UPGRADE OF DORA CREEK WASTEWATER TREATMENT PLANT AND EFFLUENT MAIN	Dora Creek	2007	2010	28,969	6,289	14,293

CLARENCE TOWN WASTEWATER	Clarence Town	2008	2011	10,509	3,700	6,333

4 - 84	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
HUNTER WATER CORPORATION (cont)

UPGRADE OF RAYMOND TERRACE WASTEWATER TREATMENT PLANT	Raymond Terrace	2006	2010	12,473	2,200	7,891

ENHANCEMENT TO SEWERAGE INFRASTRUCTURE	Various	2001	2015	411,358	99,200	30,494

TOTAL, MAJOR WORKS						69,728

TOTAL, MINOR WORKS						36,177

TOTAL, ENVIRONMENT PROTECTION RELATED PROJECTS						105,905

TOTAL, HUNTER WATER CORPORATION						181,747

STATE WATER CORPORATION

PROGRAM OVERVIEW

The program provides for the maintenance and improvement of dams and other bulk water delivery infrastructure to meet safety, operational and environmental outcomes.

MAJOR WORKS

WORK-IN-PROGRESS

BLOWERING DAM UPGRADE - PHASE 1	Tumut	1998	2011	47,733	8,164	19,069

BURRENDONG DAM UPGRADE - PHASE 1	Lake Burrendong	1994	2012	33,291	4,600	1,233

CHAFFEY DAM UPGRADE - PHASE 1	Bowling Alley Point	1998	2012	19,089	9,171	2,733

COPETON DAM UPGRADE - PHASE 1	Copeton	1994	2013	53,842	6,099	5,087

FISH RIVER WATER SUPPLY FILTER REPLACEMENT	Lithgow	2008	2010	700	200	500

KEEPIT DAM UPGRADE - PHASE 1	Keepit	1994	2013	129,069	15,842	26,007

LAKE BREWSTER WATER EFFICIENCY PROJECT	Lake Brewster	2006	2010	3,150	1,950	1,200

LAKE CARGELLIGO FISH PASSAGE	Lake Cargelligo	2007	2011	2,500	143	400

SPLIT ROCK DAM UPGRADE - PHASE 1 AND PHASE 2	Manilla	2005	2020	10,600	1,060	459

Infrastructure Statement 2009-10	4 - 85

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
STATE WATER CORPORATION (cont)

WYANGALA DAM UPGRADE - PHASE 1	Wyangala	1998	2013	28,370	4,172	2,214

YALLAKOOL REGULATOR REFURBISHMENT AND FISH PASSAGE	Wakool	2007	2010	2,305	2,300	5

						58,907

TOTAL, MAJOR WORKS						58,907

TOTAL, MINOR WORKS						16,945

TOTAL, STATE WATER CORPORATION						75,852

SYDNEY CATCHMENT AUTHORITY

PROGRAM OVERVIEW

The program provides for the upgrading and renewal of dams, pipelines and other catchment infrastructure related to supply of bulk raw water to Sydney, Illawarra and Blue Mountains region.

MAJOR WORKS

WORK-IN-PROGRESS

BLUE MOUNTAINS SYSTEM UPGRADE	Katoomba	2002	2011	2,782	2,628	102

CATCHMENTS UPGRADE	Various	1998	2018	11,576	7,510	408

GENERAL UPGRADES	Various	1999	2018	92,397	35,189	3,496

METROPOLITAN DAMS UPGRADE	Various	1998	2013	14,208	7,406	286

METROPOLITAN WATER PLAN	Various	2004	2018	280,593	199,543	19,910

PROSPECT RESERVOIR UPGRADE	Prospect	1998	2013	82,073	59,296	4,007

SHOALHAVEN SYSTEM UPGRADE	Burrawang	1998	2013	27,153	10,082	3,619

UPPER CANAL UPGRADE	Various	1998	2018	383,982	15,581	4,084

WARRAGAMBA DAM AUXILIARY SPILLWAY	Warragamba	1996	2011	165,946	146,628	15,132

WARRAGAMBA DAM GENERAL UPGRADE	Warragamba	1997	2012	41,368	36,438	1,358

						52,402

TOTAL, MAJOR WORKS						52,402

TOTAL, MINOR WORKS						11,085

TOTAL, SYDNEY CATCHMENT AUTHORITY						63,487

4 - 86	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY WATER CORPORATION

PROGRAM OVERVIEW

The program is to meet operational standards and environmental regulations, to provide for urban growth and increase customer satisfaction, business efficiency and the value of the business.

WATER RELATED PROJECTS

MAJOR WORKS

WORK-IN-PROGRESS

CRITICAL WATERMAIN PROGRAM	Various	1998	2019	500,000	87,598	33,900

DESALINATION PROJECT	Various	2005	2010	1,896,387	1,557,887	338,500

INFORMATION TECHNOLOGY PROJECTS	Various	2001	2019	500,000	233,847	58,500

MAINTAIN WATER DISTRIBUTION SYSTEMS	Various	1995	2019	1,600,000	802,504	121,300

MAINTENANCE PLANT RENEWALS	Various	2001	2019	60,000	17,287	2,600

PROPERTY MANAGEMENT AND ACQUISITION	Various	2001	2019	350,000	207,299	42,600

RECYCLED WATER PROJECTS	Various	2004	2019	600,000	55,321	24,300

WATER METER REPLACEMENT PROGRAM	Various	1995	2019	170,000	81,414	11,000

WESTERN SYDNEY RECYCLED WATER INITIATIVE	Various	2006	2011	193,800	113,300	71,500

DEVELOPERS FUNDED PROJECTS	Various	2005	2014	114,420	88,620	11,400

TOTAL, WATER RELATED PROJECTS						715,600

ENVIRONMENT PROTECTION RELATED PROJECTS

MAJOR WORKS

NEW WORKS

STORMWATER ASSET RENEWALS	Various	2009	2019	80,000		3,200

						3,200

WORK-IN-PROGRESS

BLUE MOUNTAINS SEWERAGE	Various	1988	2011	182,337	168,637	11,400

BONDI SEWAGE TREATMENT PLANT RELIABILITY IMPROVEMENT AND MODERNISATION PROGRAM	Bondi	2001	2010	91,719	91,419	300

BROOKLYN DANGAR ISLAND SEWERAGE SCHEME	Brooklyn	2002	2010	56,137	54,337	1,800

Infrastructure Statement 2009-10	4 - 87

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
SYDNEY WATER CORPORATION (cont)

GROWTH WORKS TO SERVICE URBAN DEVELOPMENT	Various	1995	2019	1,600,000	291,857	92,300

NORTH HEAD SEWAGE TREATMENT PLANT PERFORMANCE AND RELIABILITY	Manly	2004	2010	143,740	127,140	16,600

PRIORITY SEWERAGE PROGRAM AGNES BANKS AND LONDONDERRY	Various	2008	2012	41,700	2,700	18,000

PRIORITY SEWERAGE PROGRAM APPIN	Appin	2008	2012	107,200	2,000	1,100

PRIORITY SEWERAGE PROGRAM FREEMANS REACH, GLOSSODIA AND WILBERFORCE	Various	2008	2013	137,800	14,000	47,000

PRIORITY SEWERAGE PROGRAM HAWKESBURY HEIGHTS AND YELLOW ROCK	Various	2008	2013	52,800	7,000	28,400

MT KU-RING-GAI SEWERAGE SCHEME	Mount Kuring-Gai	2002	2011	8,444	7,344	800

SEWAGE OVERFLOW ABATEMENT	Various	1995	2019	1,200,000	569,759	63,100

SEWER NETWORK RELIABILITY UPGRADES	Various	1995	2019	1,400,000	672,725	100,100

SOUTH WESTERN SYDNEY SEWERAGE SCHEME	Various	2001	2010	132,142	131,842	300

UPGRADE HAWKESBURY/NEPEAN AND SHELLHARBOUR SEWAGE TREATMENT PLANTS	Various	1995	2019	300,000	275,608	400

UPGRADE ILLAWARRA SEWAGE TREATMENT PLANTS	Various	1995	2012	271,119	243,019	11,300

UPGRADE RELIABILITY OF SEWAGE TREATMENT PLANTS	Various	1995	2019	600,000	272,261	42,200

DEVELOPERS FUNDED PROJECTS	Various	2005	2014	76,280	59,080	7,600

TOTAL, ENVIRONMENT PROTECTION RELATED PROJECTS						445,900

TOTAL, SYDNEY WATER CORPORATION						1,161,500

4 - 88	Infrastructure Statement 2009-10

				ESTIMATED	EST. EXPEND	ALLOCATION
				TOTAL COST	TO 30-06-09	2009-10
PROJECT DESCRIPTION	LOCATION	START	COMPLETE	$000	$000	$000
COMPETITIVE GOVERNMENT SECTOR

PROGRAM OVERVIEW

The program comprises works undertaken by the electricity generators and distributors, TransGrid and WSN Environmental Solutions. Given the competitive nature of works undertaken by these agencies, the capital expenditure program of these agencies is covered briefly in Chapter 3 of this Budget Paper. Individual project details are treated as commercial in confidence and are not disclosed below.

TOTAL, COMPETITIVE GOVERNMENT SECTOR						3,517,445

Infrastructure Statement 2009-10	4 - 89

APPENDIX A: AGENCY CONTACTS

A G E N C Y	CONTACT NAME AND POSITION	TELEPHONE NUMBER
THE LEGISLATURE

The Legislature	Greg McGill, Financial Controller	9230 2292

PREMIER, AND MINISTER FOR THE ARTS

Art Gallery of New South Wales	Vanessa White, Business Analyst, Director General’s Office	8233 1339
Audit Office of New South Wales	Vic Anderson, Finance Manager	9275 7119
Australian Museum	Henry Lugowski, Management Accountant	9320 6268
Department of Premier and Cabinet	Paul Pace, Manager, Corporate Finance	9228 4431
Department of the Arts, Sport and Recreation	John Gregor, Assistant Director, Strategic Finance and Administration	9995 0800
Events New South Wales Pty Limited	John Hopwood, Chief Financial Officer	8114 2420
Historic Houses Trust of New South Wales	Anne Hicking, Senior Finance Manager	8239 2340
Independent Commission Against Corruption	Andrew Koureas, Executive Director, Corporate Services	8281 5818
Independent Pricing and Regulatory Tribunal	Meryl McCracken, General Manager, Corporate Services	9290 8484
Museum of Applied Arts and Sciences	Keith Edwards, Associate Director, Corporate, and Chief Finance Officer	9217 0503
Natural Resources Commission	Daniel Hoenig, Manager, Corporate Services	8227 4300
New South Wales Electoral Commission	Trevor Follett, Director, Finance and Administration	9290 5937
New South Wales Film and Television Office	Lindsey Cox, Director, Operations	8267 6744
Ombudsman’s Office	Anita Whittaker, Manager, Corporate Support	9286 1037
State Library of New South Wales	Rhonda Wheatley, Manager, Financial Services	9273 1749
Sydney Opera House	Kim Bluett, Manager Financial Services	9250 7168

DEPUTY PREMIER, MINISTER FOR CLIMATE CHANGE AND THE ENVIRONMENT, AND MINISTER FOR COMMERCE

Department of Commerce	Sajeev George, Manager, Corporate Finance	9372 7180
Department of Environment and Climate Change	Neil Hayman, Director Finance	9585 6312
NSW Businesslink Pty Limited	Albert Olley, Chief Financial Officer	9765 3949
Royal Botanic Gardens and Domain Trust	Sharon Rumble, Management Accountant	9231 8195
State Records Authority	John Burke, Deputy Director	9673 1788
Zoological Parks Board	Hunter Rankin, General Manager, Corporate Services	9978 4621
All 13 Catchment Management Authorities	Renu Gangopadhyay, Manager, Financial Projects	9585 6565

Infrastructure Statement 2009-10	A - 1

A G E N C Y	CONTACT NAME AND POSITION	TELEPHONE NUMBER
MINISTER FOR AGEING, MINISTER FOR DISABILITY SERVICES, AND MINISTER FOR ABORIGINAL AFFAIRS

Department of Aboriginal Affairs	Dave Rawson, Manager, Corporate Services	9219 0768
Department of Ageing, Disability and Home Care	Stephen Mudge, Chief Finance Officer	8270 2250
Home Care Service of New South Wales	Stephen Mudge, Chief Finance Officer	8270 2250

ATTORNEY GENERAL, AND MINISTER FOR INDUSTRIAL RELATIONS

Attorney General’s Department	Ian Temblett, Assistant Director, Finance and Strategy	8688 6635
Building and Construction Industry Long Service Payments Corporation	Robert Walker, Finance Manager	4321 7401
Judicial Commission of New South Wales	Peter Reid, Manager, Corporate Services	9249 4404
Legal Aid Commission of New South Wales	Clare Hamilton, Director, Corporate Finance	9219 5712
Office of the Director of Public Prosecutions	Robert Saville, Management Accountant, Financial Services	9285 2574
Public Trustee NSW	Chris Rawlings, Finance Manager	9240 0770

MINISTER FOR COMMUNITY SERVICES

Department of Community Services	Steve Matthews, Chief Financial Officer	9716 2438

MINISTER FOR CORRECTIVE SERVICES, MINISTER FOR PUBLIC SECTOR REFORM, AND SPECIAL MINISTER OF STATE

Department of Corrective Services	Neil Daines, Executive Director, Asset Management	8346 1500

MINISTER FOR EDUCATION AND TRAINING, AND MINISTER FOR WOMEN

Department of Education and Training	Doug White, R/Director, Strategic Asset Planning and Procurement	9561 8074
	Geoff Picker, R/Director Capital and Infrastructure Finance	9561 1010
Office of the Board of Studies	David Murphy, Director, Corporate Services	9367 8171
Teacher Housing Authority	Praveen Swarup, Manager, Strategy and Finance	9260 2006

MINISTER FOR EMERGENCY SERVICES, AND MINISTER FOR SMALL BUSINESS

New South Wales Fire Brigades	Claydon Georges, Manager, Management Accounting	9265 2610
Department of Rural Fire Service	Peter Hennessy, Executive Director, Finance and Administration	8741 5523
State Emergency Service	Mark Pride, Manager, Finance and Administration	4251 6576

MINISTER FOR FAIR TRADING, MINISTER FOR CITIZENSHIP, AND MINISTER ASSISTING THE PREMIER ON THE ARTS

Community Relations Commission of New South Wales	Hakan Harman, Director, Financial and Corporate Services	8255 6728

A - 2	Infrastructure Statement 2009-10

A G E N C Y	CONTACT NAME AND POSITION	TELEPHONE NUMBER
MINISTER FOR FINANCE, MINISTER FOR INFRASTRUCTURE, MINISTER FOR REGULATORY REFORM, AND MINISTER FOR PORTS AND WATERWAYS

Maritime Authority of New South Wales	Brian Stanwell, General Manager Corporate Services	9563 8670
Motor Accidents Authority	Stephen Payne, Director, Corporate Services and Chief Financial Officer	8267 1940
Newcastle Port Corporation	Michael Dowzer, Secretary and General Counsel	4985 8215
Port Kembla Port Corporation	Simon Kaleski, Finance Manager	4275 0111
State Property Authority	Lesa Sheather, Manager, Portfolio Services	9338 7056
Superannuation Administration Corporation	Gary Day, Chief Financial Officer	9238 5882
Sydney Ports Corporation	Annette Woods, Executive General Manager, Development and Planning	9296 4685
WorkCover Authority	Roger Mathews, Management Accountant	4321 5119
Workers’ Compensation (Dust Diseases) Board	Tewari Dahanayake, Management Accountant	8223 6631

MINISTER FOR GAMING AND RACING, AND MINISTER FOR SPORT AND RECREATION

Casino, Liquor and Gaming Control Authority	Greg Chan, Manager, Administration and Finance	8234 8840
Centennial Park and Moore Park Trust	Bruce Cook, Director, Business Services	9339 6618
Hunter Region Sporting Venues Authority	Mark Zundans, Chief Executive Officer	4952 1133
New South Wales Lotteries Corporation	Brian McIntyre, Director, Finance	9752 5784
Parramatta Stadium Trust	Luke Coleman, Venue Manager	9683 5755
Sydney Cricket and Sports Ground Trust	Bernie Lamerton, General Manager, Corporate Services	9360 6601
Wollongong Sportsground Trust	Peter Lanyon, Manager, Corporate Services	4220 2800

MINISTER FOR HEALTH, AND MINISTER FOR THE CENTRAL COAST

Cancer Institute NSW	David Sabanayagam, Finance and Administration Manager	8374 5628
Department of Health	David Gates, Chief Procurement Officer	9391 9767
Health Care Complaints Commission	Andrew Koureas, Manager, Corporate Services	9219 7548

MINISTER FOR HOUSING, AND MINISTER FOR WESTERN SYDNEY

Aboriginal Housing Office	Mahalingam Yoganandha, Manager, Finance	8836 9437
City West Housing Pty Limited	Maria Tierney, Accountant	8584 7500
Housing NSW	Mark Craig, Chief Financial Officer	8753 8747

MINISTER FOR JUVENILE JUSTICE, MINISTER FOR VOLUNTEERING, MINISTER FOR YOUTH, AND MINISTER ASSISTING THE PREMIER ON VETERANS’ AFFAIRS

Department of Juvenile Justice	Terry Stratford, Chief Financial Officer	9219 9516
Office for Children	Liz McGee, Manager, Administration	9286 7275

MINISTER FOR LOCAL GOVERNMENT, AND MINISTER ASSISTING THE MINISTER FOR HEALTH (MENTAL HEALTH)

Department of Local Government	John Canadi, Acting Manager, Finance Management Branch	4428 4195

Infrastructure Statement 2009-10	A - 3

A G E N C Y	CONTACT NAME AND POSITION	TELEPHONE NUMBER
MINISTER FOR PLANNING, AND MINISTER FOR REDFERN WATERLOO

Barangaroo Delivery Authority	James Smart, Chief Financial Officer	9240 8563
Department of Planning	Peter Despinidic, Director, Finance and Business	9228 6218
Landcom	Martin Pittman, Senior Manager, Finance and IT	9841 8784
Minister Administering the Environmental Planning and Assessment Act	Deirdre Stewart, Acting Director, Office of Strategic Lands	9895 6210
Redfern-Waterloo Authority	Sanjeev Goyal, Executive Manager, Finance and Property	9209 4432
State Sports Centre Trust	John Elliott, Corporate Services Manager	9763 0108
Sydney Harbour Foreshore Authority	James Smart, Chief Financial Officer	9240 8563
Sydney Olympic Park Authority	Erol Tarpis, Financial Controller	9714 7100
Western Sydney Parklands Trust	Suellen Fitzgerald, Director	9895 7947

MINISTER FOR POLICE, MINISTER FOR LANDS, AND MINISTER FOR RURAL AFFAIRS

Department of Lands	Ian Holt, Manager, Budget	9228 6704
Land and Property Information New South Wales	Valdi Gravitis, Manager, Development Program Support	8236 7179
Ministry for Police	Sue Innes-Brown, Finance Manager	8263 6232
New South Wales Crime Commission	Katie Bourne, Chief Finance Officer	9269 3816
NSW Police Force	Kenneth Lowcock, Management Accountant	8835 9307
Police Integrity Commission	Christina Anderson, Finance Manager	9321 6756

MINISTER FOR PRIMARY INDUSTRIES, MINISTER FOR ENERGY, MINISTER FOR MINERAL RESOURCES, AND MINISTER FOR STATE DEVELOPMENT

Department of Primary Industries	Peter Lawrence, Manager, Asset Strategy	6391 3617
Department of State and Regional Development	John Grady, Acting Director, Finance and Administration	9338 6825
Department of Water and Energy	Bruce Morcombe, Director of Finance	8281 7727
Forests NSW	Lisa Duong, Management Accountant	9407 4245
New South Wales Rural Assistance Authority	Michael Pickett, Manager, Administration	6391 3020
NSW Food Authority	Sian Malyn, Financial Controller	9741 4722

MINISTER FOR ROADS

Roads and Traffic Authority of New South Wales	Ross Duncombe, Acting Manager, Management Accounting	8588 5255

MINISTER FOR TRANSPORT, AND MINISTER FOR THE ILLAWARRA

Independent Transport Safety and Reliability Regulator	Paul Harris, Director of Corporate Services and Planning	8263 7125
Ministry of Transport	Kevin Robinson, Program Manager, Capital Projects	8836 3106
Office of Transport Safety Investigations	Terrence Zachariah, Manager, Business Services	9322 9211
Public Transport Ticketing Corporation	Matthew Browne, Chief Operating Officer	9263 2502
Rail Corporation New South Wales	Rosaleen Bartlett, Project Portfolio Services	8922 1078
Rail Infrastructure Corporation	Stephen Buckett, General Manager, Commercial	4962 6430
State Transit Authority	Paul Schuman, Deputy Chief Financial Officer	9245 5722

A - 4	Infrastructure Statement 2009-10

A G E N C Y	CONTACT NAME AND POSITION	TELEPHONE NUMBER
MINISTER FOR TRANSPORT, AND MINISTER FOR THE ILLAWARRA (cont)

Sydney Ferries	Philip Dean, Acting Manager, Financial Services	9246 8371
Sydney Metro	Robert Hurst, General Manager, Finance and Corporate Services	8238 2747
Transport Infrastructure Development Corporation	Joseph Leung, Chief Financial Officer	9200 0218

MINISTER FOR WATER, AND MINISTER FOR REGIONAL DEVELOPMENT

Hunter Water Corporation	John O’Hearn, General Manager, Business Strategy and Communication	4979 9748
State Water Corporation	Glen Mackintosh, Asset Plans Manager	6760 2001
Sydney Catchment Authority	Kumar Rasiah, Principal Economist, Corporate Strategy and Governance	4724 2487
Sydney Water Corporation	Scott Easton, Manager, Corporate Budgeting and Reporting	8849 6369

TREASURER

Crown Finance Entity	Colin Broad, Director, Crown Asset and Liability Management	9228 4396
NSW Self Insurance Corporation	Steve Hunt, Director, NSW Self Insurance Corporation	9228 3833
Treasury	Robert Mielnik, Financial Controller, Management Services, Office of State Revenue	9689 6182

Infrastructure Statement 2009-10	A - 5